CONFORMED COPY
                                                  FACILITY A
                                                     364-DAY
============================================================

            COMPETITIVE ADVANCE, REVOLVING CREDIT
                    AND GUARANTY AGREEMENT


                         dated as of


                       October 23, 1997


                            among


         DENTSPLY INTERNATIONAL INC., as Borrower,

              THE GUARANTORS NAMED HEREIN,

                THE BANKS NAMED HEREIN,

     THE CHASE MANHATTAN BANK, as Administrative Agent,

                              and

         ABN AMRO BANK N.V., as Documentation Agent

============================================================
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


                      TABLE OF CONTENTS

                                                        Page
                                                        ----
                   INTRODUCTORY STATEMENT

                         ARTICLE I

Definitions. . . . . . . . . . . . . . . . . . . . . .     2

                         ARTICLE II

                           Loans
                           -----

SECTION 2.01.  Commitments . . . . . . . . . . . . . .    19
SECTION 2.02.  Loans . . . . . . . . . . . . . . . . .    19
SECTION 2.03.  Use of Proceeds . . . . . . . . . . . .    21
SECTION 2.04.  Competitive Bid Procedure . . . . . . .    21
SECTION 2.05.  Revolving Credit Borrowing
                    Procedure. . . . . . . . . . . . .    24
SECTION 2.06.  Refinancings. . . . . . . . . . . . . .    25
SECTION 2.07.  Fees. . . . . . . . . . . . . . . . . .    26
SECTION 2.08.  Notes; Repayment of Loans . . . . . . .    27
SECTION 2.09.  Interest on Loans . . . . . . . . . . .    28
SECTION 2.10.  Interest on Overdue Amounts . . . . . .    29
SECTION 2.11.  Alternate Rate of Interest. . . . . . .    29
SECTION 2.12.  Termination, Reduction, Increase and
                    Extension of Commitments . . . . .    30
SECTION 2.13.  Prepayment of Loans . . . . . . . . . .    33
SECTION 2.14.  Eurodollar Reserve Costs. . . . . . . .    34
SECTION 2.15.  Reserve Requirements; Change
                    in Circumstances . . . . . . . . .    34
SECTION 2.16.  Change in Legality. . . . . . . . . . .    36
SECTION 2.17.  Indemnity . . . . . . . . . . . . . . .    37
SECTION 2.18.  Pro Rata Treatment. . . . . . . . . . .    38
SECTION 2.19.  Right of Setoff . . . . . . . . . . . .    39
SECTION 2.20.  Sharing of Setoffs. . . . . . . . . . .    39
SECTION 2.21.  Payments. . . . . . . . . . . . . . . .    40
SECTION 2.22.  United States Withholding . . . . . . .    40
SECTION 2.23.  Participations; Assignments . . . . . .    42

                        ARTICLE III

               Representations and Warranties
               ------------------------------

SECTION 3.01.  Organization; Corporate Powers. . . . .    47
SECTION 3.02.  Authorization . . . . . . . . . . . . .    47
SECTION 3.03.  Enforceability. . . . . . . . . . . . .    48
SECTION 3.04.  Governmental Approvals. . . . . . . . .    48
SECTION 3.05.  Financial Statements and Condition. . .    48
SECTION 3.06.  No Material Adverse Change. . . . . . .    50

                                                                 82

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SECTION 3.07.  Title to Properties . . . . . . . . . .    50
SECTION 3.08.  Litigation. . . . . . . . . . . . . . .    50
SECTION 3.09.  Tax Returns . . . . . . . . . . . . . .    51
SECTION 3.10.  Agreements. . . . . . . . . . . . . . .    51
SECTION 3.11.  Employee Benefit Plans. . . . . . . . .    52
SECTION 3.12.  Investment Company Act; Public
                    Utility Holding Company Act;
                    Federal Power Act. . . . . . . . .    53
SECTION 3.13.  Federal Reserve Regulations . . . . . .    53
SECTION 3.14.  Defaults; Compliance with Laws. . . . .    53
SECTION 3.15.  Use of Proceeds . . . . . . . . . . . .    54
SECTION 3.16.  Affiliated Companies. . . . . . . . . .    54
SECTION 3.17.  Environmental Liabilities . . . . . . .    54
SECTION 3.18.  Disclosure. . . . . . . . . . . . . . .    55
SECTION 3.19.  Insurance . . . . . . . . . . . . . . .    56

                         ARTICLE IV

                   Conditions of Lending
                   ---------------------

SECTION 4.01.  All Borrowings. . . . . . . . . . . . .    56
SECTION 4.02.  Closing Date. . . . . . . . . . . . . .    57

                         ARTICLE V

                   Affirmative Covenants
                   ---------------------

SECTION 5.01.  Corporate Existence . . . . . . . . . .    59
SECTION 5.02.  Maintenance of Property . . . . . . . .    60
SECTION 5.03.  Insurance . . . . . . . . . . . . . . .    60
SECTION 5.04.  Obligations and Taxes . . . . . . . . .    60
SECTION 5.05.  Financial Statements; Reports, etc. . .    61
SECTION 5.06.  Defaults and Other Notices. . . . . . .    63
SECTION 5.07.  ERISA . . . . . . . . . . . . . . . . .    63
SECTION 5.08.  Access to Premises and Records. . . . .    64
SECTION 5.09.  Compliance with Laws, etc.. . . . . . .    64
SECTION 5.10.  Security Interests. . . . . . . . . . .    65
SECTION 5.11.  Subsidiary Guarantors . . . . . . . . .    65
SECTION 5.12.  Environmental Laws. . . . . . . . . . .    65
SECTION 5.13.  Existing Credit Agreements. . . . . . .    66

                         ARTICLE VI

                     Negative Covenants
                     ------------------

SECTION 6.01.  Liens . . . . . . . . . . . . . . . . .    67
SECTION 6.02.  Indebtedness. . . . . . . . . . . . . .    69
SECTION 6.03.  Mergers, Consolidations, Sales
                    of Assets and Acquisitions . . . .    69
SECTION 6.04.  Change of Business. . . . . . . . . . .    70

                                                                 83

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SECTION 6.05.  Transactions with Affiliates. . . . . .    71
SECTION 6.06.  Sale and Leaseback. . . . . . . . . . .    71
SECTION 6.07.  Dividends by Subsidiaries . . . . . . .    72
SECTION 6.08.  Amendments to Certain Documents . . . .    72
SECTION 6.09.  Minimum Consolidated Net Worth. . . . .    72
SECTION 6.10.  Interest Coverage . . . . . . . . . . .    72
SECTION 6.11.  Debt Ratio. . . . . . . . . . . . . . .    72
SECTION 6.12.  Fiscal Year . . . . . . . . . . . . . .    72

                        ARTICLE VII

                     Events of Default
                     -----------------

                        ARTICLE VIII

                         Guarantee
                         ---------

SECTION 8.01.  Guarantee . . . . . . . . . . . . . . .    77
SECTION 8.02.  No Impairment of Guaranty . . . . . . .    78
SECTION 8.03.  Continuation and
                    Reinstatement, etc.. . . . . . . .    78
SECTION 8.04.  Payment, etc. . . . . . . . . . . . . .    78
SECTION 8.05.  Benefit to Guarantors . . . . . . . . .    79

                         ARTICLE IX

                    Administrative Agent
                    --------------------

SECTION 9.01.  Appointment of Administrative
                    Agent. . . . . . . . . . . . . . .    79
SECTION 9.02.  Exculpation . . . . . . . . . . . . . .    80
SECTION 9.03.  Consultation with Counsel . . . . . . .    80
SECTION 9.04.  The Administrative Agent,
                    Individually . . . . . . . . . . .    81
SECTION 9.05.  Reimbursement and Indemnification . . .    81
SECTION 9.06.  Resignation . . . . . . . . . . . . . .    81

                         ARTICLE X

                       Miscellaneous
                       -------------

SECTION 10.01.  Notices. . . . . . . . . . . . . . . .    82
SECTION 10.02.  No Waivers; Amendments . . . . . . . .    82
SECTION 10.03.  Applicable Law; Submission
                    to Jurisdiction; Service
                    of Process; Waiver of
                    Jury Trial . . . . . . . . . . . .    83
SECTION 10.04.  Expenses; Documentary Taxes. . . . . .    84
SECTION 10.05.  Indemnity. . . . . . . . . . . . . . .    85

                                                                 84

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SECTION 10.06.  Successors and Assigns . . . . . . . .    85
SECTION 10.07.  Survival of Agreements,
                    Representations and
                    Warranties, etc. . . . . . . . . .    86
SECTION 10.08.  Severability . . . . . . . . . . . . .    86
SECTION 10.09.  Cover Page and Section Headings. . . .    86
SECTION 10.10.  Counterparts . . . . . . . . . . . . .    86
SECTION 10.11.  Confidentiality. . . . . . . . . . . .    86


                                                                 85

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                                              Contents, p. 5
Exhibits
--------

A-1     Form of Competitive Bid Request
A-2     Form of Notice of Competitive Bid Request
A-3     Form of Competitive Bid
A-4     Form of Competitive Bid Accept/Reject Letter
A-5     Form of Revolving Credit Borrowing Request

B-1     Form of Competitive Note
B-2     Form of Revolving Credit Note

C       Form of Contribution Agreement

D-1     Form of Opinion of Morgan, Lewis & Bockius
D-2     Form of Opinion of J. Patrick Clark, Esq.

E       Form of Assignment and Acceptance


Schedules
---------
1.01    Guarantors
2.01    Commitments
2.02    Scheduled Loans
3.16    Affiliates
3.17    Environmental Liabilities
4.02    Consents
6.01    Liens





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                    364-DAY COMPETITIVE ADVANCE, REVOLVING
               CREDIT AND GUARANTY AGREEMENT dated as of
               October 23, 1997, among DENTSPLY
               INTERNATIONAL INC., a Delaware corporation
               (the "Borrower"), the Guarantors named
               herein, the Banks named herein (individually a "Bank" and collectively the "Banks"), and THE CHASE MANHATTAN BANK, as Administrative
               Agent for the Banks (the "Administrative
               Agent"), and ABN AMRO BANK N.V., as
               Documentation Agent for the Banks (the
               "Documentation Agent").


                   INTRODUCTORY STATEMENT

          All terms not otherwise defined herein are as defined in Article I hereof.

          The Borrower has requested that the Banks extend credit to the Borrower in order to enable the Borrower to borrow on a standby revolving credit basis a principal amount not in excess of $125,000,000 at any time outstanding.

          The Borrower has also requested that the Banks provide a procedure pursuant to which the Borrower may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Borrower.

          The proceeds of all such borrowings are to be used (a) to refinance outstanding Indebtedness of the Borrower under the Borrower's Existing Credit Agreements and (b) for general working capital and corporate purposes, including acquisitions in the health care products industry.

          To provide assurance for the repayment of the Loans and all related interest, fees, charges, expenses, reimbursement obligations and other amounts payable with respect thereto, the Guarantors will guarantee the Obligations pursuant to Article VIII hereof.

          Accordingly, the Borrower, the Guarantors, the Banks and the Administrative Agent agree as follows:


                         ARTICLE I

                        Definitions
                        -----------

          As used in this Agreement, the following words and terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans. "ABR Loan" shall mean any Revolving Credit Loan bearing interest

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at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as agent for the Banks hereunder and not in its individual capacity as a Bank, or such successor Administrative Agent as may be appointed pursuant to Section 9.06.

          "Affiliate" shall mean, with respect to the person in question,
(a) any person (including any member of the immediate family of any such natural person) which (i) directly or indirectly beneficially owns or controls 10% or more of the total voting power of shares of capital stock having the right to vote for directors under ordinary circumstances (if such person is a corporation), (ii) is a general partner (if such person is a partnership) or (iii) is otherwise empowered, by contract, voting trust or otherwise, to direct the business or affairs of such person, (b) any person controlling, controlled by or under common control with any such person (within the meaning of Rule 405 under the Securities Act of 1933), and (c) any director, general partner or executive officer of any such person.

          "Agreement" shall mean the $125,000,000, 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 23, 1997, among DENTSPLY International Inc., as Borrower, the Guarantors named therein, the Banks named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN Amro Bank N.V., as Documentation Agent, as the same may be amended, modified or supplemented from time to time.

          "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in The City of New York; each change in the Prime Rate shall be effective on the date such change is announced as effective. "Base CD Rate" shall mean the sum of (x) the product of (i) the Average Weekly Three-Month Secondary CD Rate and (ii) Statutory Reserves plus (y) the Assessment Rate. "Average Weekly Three-Month Secondary CD Rate" shall mean the secondary market rate ("Secondary CD Rate") for three-month certificates of deposit (secondary market) of major United States money market banks for the most recent weekly period ending Friday reported in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" or any successor publication released during the week for which the Secondary CD Rate is being determined. The Secondary CD Rate so reported shall be in effect, for the purpose of this definition, for each day of the week during which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve Board for any week, such average rate shall be determined by the Administrative Agent on the first Business Day of the week succeeding such week for which such rate information is not published

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



on the basis of bids quoted to the Administrative Agent by three New York City negotiable certificate of deposit dealers of recognized standing for secondary market morning offerings of negotiable certificates of deposit of major United States money market banks with maturities of three months.
Any change in the Alternate Base Rate due to a change in the Average Weekly Three-Month Secondary CD Rate shall be effective on the effective date of such change in the Average Weekly Three-Month Secondary CD Rate. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain both the Base CD Rate and the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

          "Applicable Commitment Percentage" means, with respect to any Bank, the percentage of the total Commitments represented by such Bank's Commitment. If the Commitments have terminated or expired, the Applicable Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Percentage" shall mean .1700% per annum.

          "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation ("FDIC") (or any successor) for insurance by the FDIC (or such successor) of time deposits made in dollars at its domestic offices.

          "Assignment and Acceptance" shall mean an agreement in the form of Exhibit E hereto entered into pursuant to Section 2.23, executed by the assignor, assignee and other parties as contemplated thereby.

          "Bank" and "Banks" shall mean the financial institutions listed on Schedule 2.01 and any assignee of a Bank pursuant to Section 2.23(b) or
(c).

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

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          "Borrowing" shall mean a group of Loans of a single Interest Rate
Type made by the Banks (or in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.04) on a single date and as to which a single Interest Period is in effect.

          "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of New York or the Commonwealth of Pennsylvania on which banks and the Federal Reserve Bank of New York are open for business in New York City; provided, however, that when used in connection with a LIBOR Loan the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capitalized Lease Obligations" shall mean any obligation of a Person as lessee of any property (real, personal or mixed), which, in accordance with generally accepted accounting principles, is or should be accounted for as a capital lease on the balance sheet of such Person.

          "Closing Date" shall mean the date of the first Borrowing under the Facility B Credit Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

          "Commitment" shall mean, with respect to each Bank, the commitment of such Bank hereunder as initially set forth on Schedule 2.01 as such Bank's Commitment may be permanently terminated, reduced, increased or extended from time to time pursuant to Section 2.12. Subject to Section 2.12, the Commitments shall automatically and permanently terminate on the Termination Date.

          "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.04.

          "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.04(d) in the form of Exhibit A-4.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.04(b), (a) in the case of a LIBOR Loan, the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.04.

          "Competitive Loan" shall mean a Loan from a Bank to the Borrower

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pursuant to the bidding procedure described in Section 2.04.  Each
Competitive Loan shall be a LIBOR Competitive Loan or a Fixed Rate Loan.

          "Competitive Note" shall mean a promissory note of the Borrower in the form of Exhibit B-1 executed and delivered as provided in Section 2.08.

          "Consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with generally accepted accounting principles (except as otherwise required herein) for the Borrower and each Subsidiary which is a Consolidated Subsidiary of the Borrower.

          "Consolidated EBITDA" shall mean for any period "Income from operations" as set forth in the DENTSPLY International Inc. Consolidated Statements of Income, plus depreciation and amortization (to the extent previously deducted), determined in accordance with generally accepted accounting principles and in a manner consistent with the accounting principles used to prepare the audited DENTSPLY International Inc. Consolidated Statements of Income for the year ended December 31, 1996, and delivered to the Administrative Agent; provided that there shall be excluded:

          (a) the income (or loss) from operations of any person, accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the person whose income is being determined or a subsidiary of such person; and

          (b) the income (or loss) from operations of any person (other than a Subsidiary) in which the person whose operating income is being determined or any subsidiary of such person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of cash dividends or similar distributions.

          "Consolidated Interest Coverage Ratio" shall mean, in respect of any fiscal period of the Borrower, (a) Consolidated EBITDA divided by (b) Consolidated Interest Expense.

          "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, without duplication of expense among fiscal periods (a) the aggregate amount determined on a Consolidated basis of (i) all interest on Indebtedness of the Borrower and its Consolidated Subsidiaries accrued during such period, (ii) all rentals imputed as interest accrued under Capitalized Lease Obligations during such period by such person and (iii) all amortization of discount and expense relating to Indebtedness of the Borrower and its Consolidated Subsidiaries which amortization was accounted for during such period, (b) adjusted downward for capital gains and upward for capital losses on maturing U.S. Treasury obligations and (c) adjusted downward for interest income (to the extent not previously excluded), as determined in accordance with generally accepted accounting principles.

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



          "Consolidated Net Income" shall mean the net income (or net loss) of the Borrower and its Consolidated Subsidiaries for the period in question (taken as a whole), as determined in accordance with generally accepted accounting principles; provided that there shall be excluded:

          (a) the net income (or net loss) of any person, accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the person whose net income is being determined or a subsidiary of such person; and

          (b) the net income (or net loss) of any person (other than a Subsidiary) in which the person whose net income is being determined or any subsidiary of such person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of cash dividends or similar distributions.

          "Consolidated Net Worth" shall mean, as at any date of determination, the sum of the capital stock (less treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Consolidated Subsidiaries on a Consolidated basis.

          "Consolidated Subsidiary" means, in the case of the Borrower at any date, any Subsidiary or other entity the accounts of which are Consolidated with those of the Borrower in the Consolidated financial statements of the Borrower as of such date.

          "Consolidated Total Capitalization" shall mean the sum of (a) Consolidated Total Indebtedness and (b) Consolidated Net Worth.

          "Consolidated Total Indebtedness" shall mean the Consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries.

          "Contribution Agreement" shall mean a Contribution Agreement among the Borrower and the Guarantors substantially in the form of Exhibit C hereto.

          "Debt Ratio" shall mean the ratio of Consolidated Total
Indebtedness to Consolidated Total Capitalization.

          "Default" shall mean an Event of Default or any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Des Plaines Lease" shall mean the Amended and Restated Sale and Leaseback Agreement, dated as of August 1, 1991 between McDonough Partners I as Buyer and Midwest Dental Products Corporation, as Seller.

          "dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

          "Effective Date" shall mean the date on which the conditions to borrowing set forth in Sections 4.01 and 4.02 are first satisfied.

          "Environmental Laws" shall mean all statutes, ordinances, orders, rules and regulations relating to environmental matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials or in any manner applicable to the Borrower or any of the Subsidiaries or any of their respective properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean
Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, and any analogous current or future Federal, state or local statutes and regulations promulgated pursuant thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended.

          "ERISA Affiliate" shall mean with respect to the Borrower, any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code.

          "ESOP" shall mean the DENTSPLY Employee Stock Ownership Plan effective as of December 1, 1982 and restated as of January 1, 1991.

          "Event of Default" shall mean any of the events described in clauses (a) through (m) of Article VII.

          "Execution Date" shall mean the date of this Agreement.

          "Existing Credit Agreements" shall mean the Existing Revolving Credit Agreement and the Existing Term Loan Agreement.

          "Existing Revolving Credit Agreement" shall mean the $175,000,000 Competitive Advance, Revolving Credit and Guaranty Agreement dated as of November 15, 1993, as amended, among the Borrower, the guarantors and banks party thereto and The Chase Manhattan Bank, as Agent.

          "Existing Term Loan Agreement" shall mean the $60,000,000 Multicurrency Term Loan Agreement dated as of May 12, 1995 among the Borrower, the banks party hereto and ABN Amro Bank N.V., as Agent.

          "Facility B Credit Agreement" shall mean the $175,000,000, 5-Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of the date hereof among the Borrower, the guarantors, the banks party

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



thereto, ABN Amro Bank N.V. as documentation agent and The Chase Manhattan Bank as administrative agent, as amended, modified or supplemented from time to time.

          "Facility Fee" shall have the meaning given such term in Section
2.07 hereof.

          "Facility Fee Percentage" shall mean .0800% per annum.


          "Financial Officer" of any person shall mean its Senior Vice President-Chief Financial Officer, Treasurer or Controller.

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

          "Fundamental Documents" shall mean this Agreement, the Contribution Agreement, the Competitive Notes and the Revolving Credit Notes.

          "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

          "Guarantors" shall mean all Material Subsidiaries which are incorporated in the United States, all of which are listed on Schedule 1.01, and any other Subsidiaries of the Borrower which become Guarantors pursuant to Section 5.11.

          "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation shall mean and include (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in a manner, of any part (to the extent of such part) or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the intention or practical effect of which is to assure the payment or performance (or payment of damages or compensation in the event of nonperformance) of any part (to the extent of such part) or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages or compensation in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor or any other person with respect to or on account of such obligation, (iv) repayment of amounts drawn down by

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beneficiaries of letters of credit or arising out of the import of goods or
(v) the indemnifying or holding harmless, in any way, of a person against any part (to the extent of such part) or all of such person's obligation under a Guaranty except for hold harmless agreements with vendors with respect to product liability and warranties to customers.

          "Hazardous Materials" shall mean any hazardous substances or wastes as such terms are defined in any applicable Environmental Law, including (a) oil, petroleum and any by-product thereof and (b) asbestos and asbestos-containing material.

          "Indebtedness" shall mean, with respect to any person (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such person upon which interest charges are customarily paid, except for debt obligations related to foreign accounts receivable sold to certain banks, (d) all obligations of such person for the deferred purchase price of property or services (except (i) accounts payable to suppliers incurred in the ordinary course of business and paid within one year, (ii) non-interest-bearing notes payable to suppliers incurred in the ordinary course of business and having a maturity date not later than one year after the date of issuance thereof, and (iii) payroll and other accruals arising in the ordinary course of business), (e) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (f) all Capitalized Lease Obligations, including obligations arising from sale and leaseback transactions which are required to be accounted for as Capitalized Lease Obligations, (g) all Indebtedness of any third party which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) property or assets of the person in question (the amount of such Indebtedness taken into account for the purposes of this clause (g) not to exceed the book value of such property or assets), (h) all Guarantees of such person, and
(i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate hedging transactions (the amount of such Indebtedness for purposes of this clause (i) to be the termination value of such agreement or arrangement); provided, however, that there shall be excluded from this definition (x) Indebtedness between the Borrower and any Subsidiary and (y) Indebtedness between Subsidiaries; provided further, however, that any Indebtedness owed to a Subsidiary remaining outstanding after that Subsidiary ceases to be a Subsidiary shall be included as Indebtedness hereunder.

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan, and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Interest Rate Type.

          "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with Section 2.06 or prepaid in accordance with Section 2.13 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than 7 days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Interest Rate Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean LIBOR, the Alternate Base Rate or the Fixed Rate, as applicable.

          "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (a) in the case of a Revolving Credit Borrowing, the Administrative Agent's portion of such LIBOR Borrowing and (b) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR
Loans.

          "LIBOR Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article II.

          "LIBOR Loan" shall mean any LIBOR Competitive Loan or LIBOR Revolving Credit Loan.

          "LIBOR Revolving Credit Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article II.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction other than a financing statement filed or given as a precautionary measure in respect of a lease which is not required to be accounted for as a Capitalized Lease Obligation and which does not otherwise secure an obligation that constitutes Indebtedness).

          "Loan" shall mean a Competitive Loan or a Revolving Credit Loan, whether made as a LIBOR Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

          "Margin" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to four decimal places) to be added to or subtracted from LIBOR in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Material Subsidiary" shall mean any Subsidiary (i) the consolidated net income of which for the most recent fiscal year of the Borrower for which audited financial statements have been delivered pursuant to Section 5.05 were greater than or equal to 5% of Consolidated Net Income for such fiscal year, (ii) the consolidated tangible assets of which as of the last day of the Borrower's most recently ended fiscal year were greater than or equal to 5% of the Borrower's consolidated tangible assets as of such date or (iii) the net worth of which as of the last day of the Borrower's most recently ended fiscal year was greater than or equal to 5% of Consolidated Net Worth as of such date; provided that, if at any time the aggregate amount of the consolidated net income, consolidated tangible assets or consolidated net worth of all Subsidiaries incorporated in the United States that are not Material Subsidiaries exceeds 15% of consolidated net income for any such fiscal year, 15% of the Borrower's consolidated tangible assets as of the end of any such fiscal year or 15% of Consolidated Net Worth for any such fiscal year, the Borrower (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent) shall designate as "Material Subsidiaries" Subsidiaries incorporated in the United States sufficient to eliminate such excess, and such designated Subsidiaries incorporated in the United States shall for all purposes of this Agreement constitute Material Subsidiaries.

          "Maturity Date" shall mean the date that is one year after the Termination Date.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Notes" shall mean the Competitive Notes and the Revolving Credit
Notes.

          "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of and interest on the Loans, the Facility Fee and all other monetary obligations of the Borrower to the Administrative Agent or any Bank under this Agreement, the Notes or the Fundamental Documents.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "person" or "Person" shall mean any natural person, corporation, trust, association, company, partnership, joint venture or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee plan (other than a Multiemployer
Plan) which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "Pro Forma Basis" shall mean, in connection with an acquisition or disposition by or merger involving the Borrower or any Subsidiary, a computation of compliance with the requirements of this Agreement for the immediately preceding four full fiscal quarters or other relevant period assuming that such acquisition, disposition or merger had occurred at the beginning of such period. Such computation shall take into account the relevant financial information with respect to the acquired, disposed of, or merged entity for such period and shall assume that any Indebtedness incurred in connection with such acquisition, disposition or merger had been incurred at the beginning of such period; provided, however, in order to avoid double-counting, it is acknowledged that if the Borrower or any Subsidiary incurs Indebtedness in connection with such a transaction and repays Indebtedness of the acquired, disposed of or merged entity, the Indebtedness so repaid shall not be included as Indebtedness of such entity for such period.

          "Reduction Date" shall have the meaning given in Section 2.12(c) hereof.

          "Register" shall be as defined in Section 2.23(e).

          "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder.

          "Required Banks" shall mean at any time Banks holding (i) at least 51% of the Commitments and (ii) at least 51% of the principal amount of Loans then outstanding; provided that in order to terminate the Commitments or declare the Notes to be forthwith due and payable pursuant to Article VII hereof, "Required Banks" shall mean Banks holding at least 51% of the aggregate principal amount then outstanding of Loans.

          "Revolving Credit Borrowing" shall mean a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Banks.

          "Revolving Credit Borrowing Request" shall mean a request made pursuant to Section 2.05 in the form of Exhibit A-5.

          "Revolving Credit Loans" shall mean the revolving loans made by the Banks to the Borrower pursuant to Section 2.05. Each Revolving Credit Loan shall be a LIBOR Revolving Credit Loan or an ABR Loan.

          "Revolving Credit Note" shall mean a promissory note of the Borrower in the form of Exhibit B-2, executed and delivered as provided in
Section 2.08.

          "Senior Officer" shall mean the Chairman, Vice Chairman, President and Senior Vice Presidents of the Borrower.

          "Statutory Reserves" shall mean (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate rates expressed as a decimal of (A) basic and supplemental reserve requirements in effect on the date of effectiveness of the Average Weekly Three-Month Secondary CD Rate (as such term is defined in the definition of "Alternate Base Rate") under Regulation D of the Board applicable to three-month certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D), plus (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank" and (b) with respect to LIBOR, shall mean a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is one minus the aggregate of the maximum reserve requirements

(including any marginal, special, emergency or supplemental reserves) established by the Board or any other banking authority to which a Bank is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include those imposed under Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which more than 50% of the securities or other ownership interests having ordinary voting power is, at the time of which any determination is being made, owned or controlled by such person or one or more subsidiaries of such person.

          "Subsidiary" shall mean a subsidiary of the Borrower.

          "Termination Date" shall mean October 22, 1998 or such other Termination Date then in effect pursuant to Section 2.12(e).

          "Term-Out Applicable Percentage" shall mean on any date, with respect to (a) the Facility Fee or (b) any Loans comprising any LIBOR Revolving Credit Borrowing, the applicable percentage set forth in the table below based upon the Consolidated Interest Coverage Ratio of the Borrower for the four fiscal quarters immediately preceding such date treated as a single accounting period (determined in accordance with Section 2.09(e)):

  FACILITY FEE/LIBOR BORROWING APPLICABLE PERCENTAGE TABLE

  If the Applicable       Applicable         Applicable
Consolidated Interest     Percentage         Percentage
  Coverage Ratio is:     Facility Fee      LIBOR Borrowing
------------------------------------------------------------

Greater than or
equal to 12.0:1.0           .1000%            .1500%

Less than 12.0:1.0
but greater than
or equal to 7.5:1.0         .1250%            .1750%

Less than 7.5:1.0
but greater than
or equal to 5.5:1.0         .1500%             .2500%

Less than 5.5:1.0
but greater than
or equal to 4.0:1.0         .1750%             .3250%

Less than 4.0:1.0           .2000%             .4250%

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



          "Total Commitment" shall mean the aggregate amount of the Banks' Commitments, as in effect at such time.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and practices consistent in all material respects (except for changes with which the Borrower's independent auditors concur) with those applied in the preparation of the financial statements referred to in Section 3.05(a) (and references herein to generally accepted accounting principles shall mean generally accepted accounting principles as so applied) and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, except as otherwise expressed herein. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" as used in this Agreement and any Exhibit or Schedule hereto shall be deemed in each case to be followed by the phrase "without limitation".


                         ARTICLE II

                           Loans
                           -----

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Termination Date or the termination of the Commitment of such Bank, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment minus (i) the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to
Section 2.18, and (ii) the amount which is the product of (y) the aggregate principal amounts due under any loans outstanding under the Existing Credit Agreements and listed on Schedule 2.02 (the "Scheduled Loans") and (z) such Bank's Applicable Commitment Percentage, subject, however, to the conditions that (a) at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Banks plus (B) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (ii) the Total Commitment and (b) at all times (except as expressly contemplated by the last sentence of Section 2.12(d)) the outstanding aggregate principal amount of all Revolving Credit Loans made by each Bank shall equal the product of (i) such Bank's Applicable Commitment Percentage and (ii) the outstanding aggregate principal amount of all Revolving Credit Loans made pursuant to Section 2.05.

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



          (b) Within the foregoing limits, the Borrower may borrow, pay or repay and reborrow hereunder, on and after the Effective Date and prior to the Termination Date, upon the terms and subject to the conditions and limitations set forth herein.

          SECTION 2.02. Loans. (a) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The Revolving Credit Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Revolving Credit Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and, in the case of LIBOR Loans, not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

          (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans, and each Revolving Credit Borrowing shall be comprised entirely of LIBOR Revolving Credit Loans, or ABR Loans, as the Borrower may request pursuant to Section 2.04 or 2.05, as applicable. Each Bank may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than 12 separate Revolving Credit Loans of any one Bank being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.

          (c) Subject to Section 2.06, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section 2.04 in the amounts so accepted and Revolving Credit Loans shall be made by the Banks pro rata in accordance with Section 2.18. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION2.03. Use of Proceeds. The proceeds of the Loans shall be used to refinance outstanding Indebtedness of the Borrower under the Existing Credit Agreements and for general working capital and corporate purposes, including acquisitions in the health care products industry.

          SECTION 2.04. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1, to be received by the Administrative Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a LIBOR Borrowing or a Fixed Rate Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (iii) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2) the Banks to bid, on the terms and subject to the conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Bank is willing to make to the Borrower,
(ii) the Competitive
Bid Rate or Rates at which the Bank is prepared to make the Competitive Loan or Loans and (iii) the Interest Period and the last day thereof. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent via telecopier (i) in the case of LIBOR Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section2.04.

          (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (b) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (b) above, (i) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (b) above, (B) the

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Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted at lower Competitive Bid Rates with respect to such Competitive Bid Request (it being understood that acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid
Rate) and (E) except pursuant to clause (D) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (D) above, such Competitive Loan may be in a minimum principal amount of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (D) the amounts shall be rounded to integral multiples of $1,000,000 in a manner that shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Bank whether its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) A Competitive Bid Request shall not be made within four Business Days after the date of any previous Competitive Bid Request.

          (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

          (h) All notices required by this Section 2.04 shall be given in accordance with Section 10.01.

          (i) Notwithstanding any other provisions of this Agreement, the Borrower shall not be entitled to request any Competitive Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.05. Revolving Credit Borrowing Procedure. (a) In order to effect a Revolving Credit Borrowing, the Borrower shall hand

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deliver or telecopy to the Administrative Agent a Borrowing notice in the form of Exhibit A-5 (a) in the case of a LIBOR Revolving Credit Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Revolving Credit Borrowing Request. Such notice shall be irrevocable and shall in each case specify (a) whether the Borrowing then being requested is to be a LIBOR Revolving Credit Borrowing or an ABR Borrowing, (b) the date of such Revolving Credit Borrowing (which shall be a Business Day) and the amount thereof and (c) if such Borrowing is to be a LIBOR Revolving Credit Borrowing, the Interest Period with respect thereto (which may not end after the Maturity Date). If no election as to the Interest Rate Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any LIBOR Revolving Credit Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.05 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.05 and of each Bank's portion of the requested Borrowing.

          (b) In the event that any LIBOR Revolving Credit Borrowing remains outstanding which has an Interest Period ending on any date after the Termination Date, the Borrower shall elect a new Interest Period for each such Borrowing in accordance with the procedures set forth in Section 2.05(a) above as if such Borrowing were a new Borrowing; provided that (i) in no event may any Interest Period so selected end on a date after the Maturity Date, and (ii) if the Borrower shall fail to give notice of a new Interest Period for such a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing (unless such Borrowing is repaid at the end of such Interest Period).

          SECTION 2.06. Refinancings. The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Interest Rate Type made pursuant to Section 2.04 or Section 2.05, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Revolving Credit Borrowings and Revolving Credit Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.08 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.02(c); provided, however, that (a) if the principal amount extended by a Bank in a

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refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in clause
(b) below, (b) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to clause (a) above, (c) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to clause (a) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.08 and, to the extent of such failure, the Borrower shall pay such amount to the Administrative Agent as required by
Section 2.08, and (d) to the extent the Borrower fails to pay to the Administrative Agent any amounts due in accordance with Section 2.08 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in clause (c) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to clause (a) above to the full extent of such Bank's portion of such Loan.

          SECTION 2.07. Fees. (a) The Borrower agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date or any earlier date on which the Commitment of such Bank shall have been terminated and the outstanding Loans of such Bank repaid in full, a facility fee (a "Facility Fee") on the Commitment of such Bank, whether used or unused, and, after the Commitment of such Bank shall have been terminated, on the outstanding principal amount of such Bank's Loans, during the quarter ending on the date such payment is due (or shorter period commencing with the date hereof or ending with the Maturity Date or any earlier date on which the Commitments shall have been terminated and the outstanding Loans of such Bank repaid in full), at a rate per annum equal to (i) from the date hereof through the Termination Date, the Facility Fee Percentage, and (ii) thereafter, the Term-Out Applicable Percentage from time to time in effect (as determined in accordance with Section 2.09(e)). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the Closing Date and shall cease to accrue on the Maturity Date or any earlier date on which the Commitment of such Bank shall have been terminated and the outstanding Loans of such Bank repaid in full.

          (b) The Borrower agrees to pay the Administrative Agent, for its own account, the fees provided for in the letter agreement, dated September 17, 1997, between the Borrower and the Administrative Agent.

          (c) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the fees shall be refundable under any circumstances.

          SECTION 2.08. Notes; Repayment of Loans. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note duly

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executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Total Commitment. The Revolving Credit Loans made by each Bank shall be evidenced by a single Revolving Credit Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Commitment of such Bank. The outstanding principal balance of each Competitive Loan or Revolving Credit Loan, as evidenced by the relevant Note, shall be payable (a) in the case of a Competitive Loan, on the last day of the Interest Period applicable to such Competitive Loan and on the Maturity Date and (b) in the case of a Revolving Credit Loan, on the Maturity Date. Each Competitive Note and each Revolving Credit Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.09. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Competitive Loan or Revolving Credit Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Revolving Credit Loan, as applicable, and the other information provided on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Revolving Credit Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note.

          SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Sections 2.10 and 2.11, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each LIBOR Revolving Credit Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage and (ii) in the case of each LIBOR Competitive Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.04; provided, however, that subject to the provisions of Sections 2.10 and 2.11, all LIBOR Revolving Credit Loans which shall remain outstanding after the Termination Date shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at all times after the Termination Date at a rate per annum equal to LIBOR for the Interest Period in effect for such Borrowing plus the Term-Out Applicable Percentage.

          (b) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

          (c)  Subject to the provisions of Section 2.10, each Fixed Rate

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Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.04.

          (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan. The LIBOR or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          (e) The Term-Out Applicable Percentage shall be determined based on the Consolidated Interest Coverage Ratio at the end of the most recent fiscal quarter for which financial statements have been delivered under
Section 5.05 and based on the period of four fiscal quarters then ended treated as a single accounting period.

          SECTION 2.10. Interest on Overdue Amounts. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate (and a year of 360 days in all other cases) equal to (a) in the case of any Loan, the rate applicable to such Loan under Section 2.09 plus 2% per annum and (b) in the case of any other amount, the rate that would at the time be applicable to an ABR Loan under
Section 2.09 plus 2% per annum.

          SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Borrowing, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such LIBOR Borrowing are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Banks. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower for a LIBOR Competitive Borrowing pursuant to Section 2.04 shall be of no force and effect and shall be denied by the Administrative Agent and (b) any request by the Borrower for a LIBOR Revolving Credit Borrowing pursuant to Section 2.05 shall be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error; provided, however, that if a determination is made that dollar deposits in the amount of the requested principal amount of such LIBOR Borrowing are not generally available in the London interbank market, or that the rate at

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which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall promptly notify the Borrower of such determination in writing and the Borrower may, by notice to the Administrative Agent given within 24 hours of receipt of such notice, withdraw the request for the LIBOR Competitive Borrowing or the LIBOR Revolving Credit Borrowing, as applicable.

          SECTION 2.12. Termination, Reduction, Increase and Extension of Commitments. (a) The Commitments shall be automatically terminated on the earlier of (a) the Termination Date or (b) 30 days after the date hereof if the Closing Date has not occurred.

          (b) Subject to Section 2.13(b), upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

          (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Banks on the date of each termination or reduction (in the case of a reduction, the "Reduction Date"), the Facility Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

          (d) The Borrower may from time to time, and notwithstanding any prior reductions in the Total Commitment by the Borrower, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks), request that the Total Commitment be increased by an amount that is not less than $25,000,000 and will not result in the Total Commitment under this Agreement and the Facility B Credit Agreement exceeding $350,000,000 in the aggregate. Each such notice shall set forth the requested amount of the increase in the Total Commitment and the date on which such increase is to become effective (which shall be not fewer than 20 days after the date of such notice), and shall offer each Bank the opportunity to increase its Commitment by its ratable share, based on the amounts of the Banks' Commitments, of the requested increase in the Total Commitment. Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than 15 Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Bank that does not deliver such a notice within such period of 15 Business Days shall be deemed to have declined to increase its Commitment); provided, however, that no Bank may agree to increase its Commitment hereunder unless it shall have agreed to ratably increase its Commitment under the Facility B Credit Agreement

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(if the Facility B Credit Agreement is then in effect).  In the event that, on the 15th Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Banks shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Bank"), which may include any Bank, to extend Commitments or increase their existing Commitments in an aggregate amount equal to all or part of the unsubscribed amount; provided that each Augmenting Bank, if not already a Bank hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder. If (and only if) Banks (including Augmenting Banks) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $25,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph, and shall be deemed added to the Commitments set forth in Schedule 2.01 hereof. Notwithstanding the foregoing, no increase in the Total Commitment (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase,
(i) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative
Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (ii) on the effective date of such increase the Total Commitment under and as defined in the Facility B Credit Agreement shall be proportionately increased (if the Facility B Credit Agreement is then in effect) in accordance with the terms of such Agreement. Following any increase in the Commitment of any of the Banks pursuant to this paragraph, any Revolving Credit Loans outstanding prior to the effectiveness of such increase shall continue outstanding until the ends of the respective interest periods applicable thereto, and shall then be repaid or refinanced with new Revolving Credit Loans made pursuant to Sections 2.01 and 2.05.

          (e) (i) The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks) not less than 30 days and not more than 60 days prior to the Termination Date (the "Anniversary Date"), request that the Banks extend the Termination Date for an additional 364 days from the Termination Date then in effect hereunder (the "Existing Termination Date"). Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than 15 Business Days after the date of the Borrower's notice, advise the Borrower whether or not such Bank agrees to such extension (and any Bank that does not advise the Borrower on or before the 15th Business Day after the date of the Borrower's notice shall be deemed to have advised the Borrower that it will not agree to such extension).

          (ii) The Borrower shall have the right on or before the Anniversary Date to require any Bank which shall have advised or been

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deemed to advise the Borrower that it will not agree to an extension of the
Termination Date (each a "Non-Extending Bank") to transfer without recourse (in accordance with and subject to the restrictions contained in Section 2.23, except that the $3,500 processing fee set forth in Section 2.23(b)(iii) shall be paid by the Borrower) all its interests, rights and obligations under this Agreement to one or more other banks or other financial institutions (any such bank or other financial institution being called a "Substitute Bank"), which may include any Bank; provided that (a) such Substitute Bank, if not already a Bank hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder, (b) such assignment shall become effective as of the Anniversary Date and (c) the Borrower shall pay to such Non-Extending Bank in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

          (iii) If (and only if) Banks (including Substitute Banks) holding Commitments that represent at least 662/3% of the Total Commitment shall have agreed to extend the Existing Termination Date (the "Continuing Banks"), then, (a) the Termination Date shall be extended to the date that is 364 days after the Existing Termination Date, and (b) the Commitment of each Non-Extending Bank (subject to any transfer and assignment pursuant to paragraph (ii) above) shall terminate (but such Bank shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.22 and 9.05), and all Loans of such Non-Extending Bank shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Bank hereunder, on the Existing Termination Date.

          Notwithstanding the foregoing, no extension of the Termination Date shall be effective with respect to any Bank unless, on and as of the Anniversary Date, the conditions set forth in paragraphs (b) and (c) of
Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect, dated the Anniversary Date, and executed by a Financial Officer of the Borrower.

          SECTION 2.13. Prepayment of Loans. (a) Prior to the Maturity Date the Borrower shall have the right at any time to prepay any Revolving Credit Borrowing, or, with the consent of the particular Bank or Banks to receive the prepayment, any Competitive Borrowing (which consent may be withheld in such Bank's or Banks' sole discretion), in whole or in part, subject to the requirements of Section 2.17 and 2.18 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent before 12:00 noon, New York City time, at least one Business Day prior to such prepayment in the case of an ABR Loan and at least three Business Days prior to such prepayment in the case of a LIBOR Loan or Fixed Rate Loan; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000.

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          (b)  On the date of any termination or reduction of the Total
Commitment pursuant to Section 2.12, the Borrower shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the aggregate principal amount of the Competitive and Revolving Credit Loans outstanding will not exceed such Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this Section 2.13(b) shall be subject to Sections 2.17 and 2.18.

          (c) On any date when the aggregate outstanding Loans (after giving effect to any Borrowings effected on such date) exceed the Total Commitment minus any amounts due under any outstanding Scheduled Loans, the Borrower shall make a mandatory prepayment of the Revolving Credit Loans in such amount as may be necessary to eliminate such excess. Any prepayments required by this paragraph shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding LIBOR Revolving Credit Loans.
          (d) Each notice of prepayment shall specify the specific Borrowing, the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          SECTION 2.14. Eurodollar Reserve Costs. The Borrower shall pay to the Administrative Agent for the account of each Bank, so long as such Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Bank, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Bank for such Interest Period. Such additional interest shall be determined by such Bank and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower by any Bank shall be payable to the Administrative Agent for the account of such Bank on each Interest Payment Date for such Loan.

          SECTION 2.15.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall subject any Bank to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any LIBOR Loan or Fixed Rate Loan, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBOR Loan or Fixed Rate Loan made by such Bank or any

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other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (other than requirements as to which the Borrower is obligated to make payments pursuant to Section 2.14) against assets of, deposits with or for the account of, or credit extended by, such Bank, or (iii) shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any LIBOR Loan or Fixed Rate Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any LIBOR Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Borrower shall pay such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank.

          (b) If, after the date of this Agreement, any Bank shall have determined in good faith that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Bank (or holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then, from time to time, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction upon demand by such Bank.

          (c)  A certificate of a Bank setting forth in reasonable detail
(i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 2.23) as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (c)(i), shall be delivered to the Borrower and shall be conclusive absent manifest error.

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The Borrower shall pay such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same.

          (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.15 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

          SECTION 2.16. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any LIBOR Loan or to give effect to its obligations to make LIBOR Loans as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Bank may:

          (i) declare that LIBOR Loans will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for LIBOR Competitive Loans and the Borrower shall be prohibited from requesting LIBOR Revolving
     Credit Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

          (ii) require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.16(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such LIBOR Loans.

          (b) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to Section 2.16(a) shall be effective on the date of receipt thereof by the Borrower.

          (c) Notwithstanding the foregoing, if the affected Bank can continue to offer LIBOR Loans by transferring LIBOR Loans to another existing lending office of such Bank, such Bank agrees to so transfer the LIBOR Loans unless doing so would, in its good faith judgment, subject it to any expense or liability or be otherwise disadvantageous to it.
          SECTION 2.17. Indemnity. The Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (v) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article

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IV, (w) any failure by the Borrower to borrow hereunder after a notice of
Borrowing pursuant to Article II has been given, (x) any payment, prepayment or conversion of a LIBOR Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (y) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (z) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan or a Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on LIBOR or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in re-employing the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.17 shall be delivered to the Borrower and shall be conclusive, if made in good faith, absent manifest error. The Borrower shall pay each Bank the amount shown as due on any certificate containing no manifest error within 30 days after its receipt of the same.

          SECTION 2.18. Pro Rata Treatment. Except as permitted under Sections 2.14, 2.15(c), 2.16 and 2.17 with respect to interest, (I) each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Revolving Credit Borrowing of any Interest Rate Type shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amount of their outstanding Revolving Credit Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Banks at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Banks (including those Banks that shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Bank agrees that in

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computing such Bank's portion of any Borrowing to be made hereunder, the
Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

          SECTION 2.19. Right of Setoff. If any Event of Default shall have occurred and be continuing and any Bank shall have requested the Administrative Agent to declare the Notes immediately due and payable pursuant to Article VII, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 2.19 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

          SECTION 2.20. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Revolving Credit Note held by it (it being understood that each Bank shall be permitted to exercise any such right with respect to any obligation of the Borrower to it other than the Revolving Credit Notes prior to the exercise of such right with respect to any Revolving Credit
Note) as a result of which the unpaid principal portion of all the Revolving Credit Notes held by it shall be proportionately less than the unpaid principal portion of all the Revolving Credit Notes held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in each Revolving Credit Note held by such other Bank, so that the aggregate unpaid principal amount of each Revolving Credit Note and participations in each Revolving Credit Note held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all the Revolving Credit Notes then outstanding as the principal amount of all the Revolving Credit Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Revolving Credit Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.20 and the payment recovered by a Bank giving rise thereto shall thereafter be recovered from such Bank, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments paid by such Bank restored to such Bank without interest. The Borrower expressly consents to the foregoing arrangements

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and agrees that any Bank holding a participation in a Revolving Credit Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim to the extent of the participation so purchased in such Revolving Credit Note with respect to any and all moneys owing by the Borrower as fully as if such Bank had made a Loan directly to the Borrower in the amount of the participation.

          SECTION 2.21. Payments. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon, New York City time, on the day when due in lawful money of the United States (in freely transferable dollars) to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017, for the account of the Banks, in Federal or other immediately available funds. Any payment received after such time on any day shall be deemed to be received on the next Business Day. The Administrative Agent shall remit each Bank's portion of the Borrower's payment to such Bank promptly after receipt thereof. Except as set forth in the definition of "Interest Period" as applied to LIBOR Loans, if any payment to be made hereunder or under any Note becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

          SECTION 2.22. United States Withholding. (a) Prior to the date of the initial Loans hereunder, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Bank organized under the laws of a jurisdiction outside the United States shall provide, if legally able to do so and if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Bank's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Bank hereunder and under the Notes.

          (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Bank as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall timely pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld, (ii) shall promptly provide to the Banks written evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement

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setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Banks from whom the taxes were deducted or withheld, and (iii) shall forward to such Banks any payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

          (c) Each Bank agrees (i) that as between it and the Borrower or the Administrative Agent, it shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Bank may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to Section 2.23 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c).

          (d) Each assignee of a Bank's interest in this Agreement in conformity with Section 2.23 shall be bound by this Section 2.22, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.22.

          (e) In the event that any withholding or similar taxes shall become payable as a result of any change in any statute, treaty, ruling, judicial decision, determination or regulation, or other change in law (other than a change in the rate of taxes imposed on the overall net income of any Bank) occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Bank or the Administrative Agent or as a result of any payment being made by a Guarantor organized in or subject to any taxing jurisdiction outside the United States (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.22) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. For purposes of this
Section 2.22, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the date hereof, (ii) in the case of each Bank as of the date hereof, the date hereof and (iii) in the case of any other Bank,

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the date of the Assignment and Acceptance pursuant to which it became a
Bank.

          SECTION 2.23. Participations; Assignments. (a) Each Bank may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in
Section 2.15 and Section 2.17 but shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Bank granting such participation would have been entitled and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided further that each Bank shall retain the sole right and responsibility vis-a-vis the Borrower to enforce the obligations of the Borrower relating to the Loans and shall retain all voting rights, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to any Facility Fees, the amount of principal or the rate of interest payable on, or the maturity of, the Loans as applicable to the participating banks or other entities (as to which such participating banks or other entities shall be afforded the right to vote).

          (b) Each of the Banks may but only with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, and (unless the assignee is a bank or trust company with a combined capital and surplus of at least $100,000,000) with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Revolving Credit Loans at the time owing to it and the Revolving Credit Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement, and (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Bank) shall be either the entire Commitment of such Bank or a portion thereof in a principal amount of $10,000,000 or a larger integral multiple of $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be

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a party hereto and, to the extent provided in such Assignment and
Acceptance, have the rights and obligations of a Bank hereunder and under the other Fundamental Documents and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto). Notwithstanding the foregoing, any Bank assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) Notwithstanding the other provisions of this Section 2.23, each Bank may at any time assign all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at any time owing to it and the Notes held by it) to (i) any Affiliate of such Bank described in clause (b) of the definition of Affiliate or (ii) any other Bank hereunder.

          (d) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Subsidiaries or any other obligor under the Fundamental Documents or the performance or observance by the Borrower (on behalf of itself or the Subsidiaries) or any of the Guarantors or any other obligor under the Fundamental Documents of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05(a) and 5.05(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.05 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other person that has become a Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf as the

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



Administrative Agent deems appropriate and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 10.01 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Notes subject to such assignment and evidence of the Borrower's written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Bank, in exchange for the surrendered Notes, as applicable (x) a new Competitive Note to the order of such assignee in an amount equal to the Total Commitment and a new Revolving Credit Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, (y) a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such assumed Commitment and retained Commitment, such new Notes shall be dated the date of the surrendered Notes and shall otherwise be in substantially the forms of Exhibits B-1 and B-2 hereto, as the case may be. In addition, the Borrower will promptly, at its own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents and cause the Guarantors to execute amendments to the Fundamental Documents to which it is a party, and take such other actions as the Administrative Agent or the assignee Bank may reasonably request in order to confirm that such assignee Bank is entitled to the full benefit of the guarantees contemplated hereby to the extent of such assignment.

          (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 2.23, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Subsidiaries furnished to such Bank or the Administrative Agent by or on behalf of the Borrower; provided that prior

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to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower or any of their Subsidiaries received from such Bank on the terms of Section 10.11.

          (h) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank.


                        ARTICLE III

               Representations and Warranties
               ------------------------------

          The Borrower represents and warrants to the Banks that:

          SECTION 3.01. Organization; Corporate Powers. (a) Each of the Borrower and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) each of the Borrower, and the Subsidiaries (i) has the corporate power and authority to own its property and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure so to qualify would not have a materially adverse effect on the condition, financial or otherwise, of the Borrower or of the Borrower and its Consolidated Subsidiaries taken as a whole; (c) each of the Borrower and the Guarantors has the corporate power to execute, deliver and perform its obligations under the Fundamental Documents to which it is a party and the Borrower has the corporate power to borrow hereunder and to execute and deliver the Notes; and (d) each of the Guarantors has the corporate power and authority to guarantee the Obligations as contemplated by Article VIII hereof.

         SECTION 3.02. Authorization. The execution, delivery and performance of this Agreement and the other Fundamental Documents to which the Borrower or any of the Guarantors is or is to be a party, by each such party; in the case of the Borrower, the Borrowings hereunder and the execution and delivery of the Notes; and in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article VIII (a) have been duly authorized by all requisite corporate action on the part of the Borrower and each Guarantor; and (b) will not (i) violate (A) any law, rule or regulation of the United States or any state or political subdivision thereof, the certificate of incorporation or By-laws of the Borrower or any of the Consolidated Subsidiaries, (B) any applicable order of any court or other agency of government or (c) any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement or contract to which the Borrower or any of the Consolidated Subsidiaries is a party or by which the Borrower or any of the Consolidated Subsidiaries or any of their respective properties are bound, (ii) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement or contract or (iii) result in the

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creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower or any of the Consolidated Subsidiaries except that, in the case of all the above, for any such violations, conflicts, breaches, defaults, liens, charges or encumbrances which would not have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole or adversely affect the rights or interests of the Banks.

          SECTION 3.03. Enforceability. This Agreement and each other Fundamental Document to which the Borrower or any of the Guarantors is a party, is a legal, valid and binding obligation of each such party thereto, and is enforceable against each such party thereto in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 3.04. Governmental Approvals. No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority is required in connection with the execution, delivery and performance by the Borrower and any of the Guarantors of this Agreement or of any other Fundamental Document to which it is a party, the Borrowings hereunder, the guarantee by the Guarantors of the Obligations under Article VIII or the execution and delivery of the Notes.
          SECTION 3.05. Financial Statements and Condition. (a) The Borrower has heretofore furnished to each of the Banks audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and unaudited condensed Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related audited (or, in the case of the fiscal period ended June 30, 1997, unaudited condensed) Consolidated statements of income, Consolidated statements of stockholders' equity and Consolidated statements of cash flows for each of the fiscal periods then ended, together with related notes and supplemental information. The audited consolidated balance sheet, statement of income, statement of stockholders' equity and statement of cash flows are referred to herein as the "Audited Financial Statements." The unaudited condensed consolidated balance sheet, statement of income, statement of stockholders' equity and statement of cash flows are referred to herein as the "Unaudited Financial Statements." The Audited Financial Statements and the notes thereto were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the dates and for the periods indicated, and such balance sheets and related notes show all known direct liabilities and all known contingent liabilities of a material nature of the Borrower and its Consolidated Subsidiaries as of such dates which are required to be included in such financial statements and the notes thereto in accordance with generally accepted accounting principles. The Unaudited Financial Statements reflect all adjustments (consisting only of normal accounting adjustments) which in the opinion of management of the Borrower are necessary for a fair presentation of the financial position, results of operations and cash flows of the Borrower for the period presented.


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          (b)  The Borrower has delivered to each of the Banks pro forma consolidated financial forecasts for the years 1997-1999, consisting of an income statement, balance sheet, and statement of cash flows together with a statement of the underlying assumptions. Such pro forma financial statements are based on good faith estimates and assumptions believed to be reasonable by senior management of the Borrower as of the Execution Date.

          (c) None of the Borrower or any Guarantor (each, a "Credit Party") is entering into the arrangements contemplated hereby and by the other Fundamental Documents or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date of the initial Borrowing hereunder on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans hereunder and the Indebtedness incurred by each Credit Party in connection therewith) (w) each Credit Party expects the cash available to such Credit Party and its Subsidiaries on a Consolidated basis, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (y) of this Section 3.05(c)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party and such Subsidiaries or which such Credit Party believes may be rendered against such Credit Party and such Subsidiaries in any action in which such Credit Party is a defendant on the Closing Date (taking into account the reasonably anticipated maximum amount of any such judgment and such Credit Party's belief as to the earliest time at which such judgment might be entered); (x) the sum of the present fair saleable value of the assets of each Credit Party and its Subsidiaries on a Consolidated basis will exceed the probable liability of such Credit Party and such Subsidiaries on their debts (including their obligations under the Guaranty); (y) no Credit Party and its Subsidiaries on a Consolidated basis will have incurred or intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party and such Subsidiaries from any source, and amounts to be payable on or in respect of debts of such Credit Party and such Subsidiaries and the amounts referred to in clause (w)); and (z) each Credit Party and its Subsidiaries on a Consolidated basis have sufficient capital with which to conduct their present and proposed business and the property of such Credit Party and such Subsidiaries does not constitute unreasonably small capital with which to conduct their present or proposed business. For purposes of this Section 3.05, "debt" means any liability on a claim, and "claim" means
(i) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 3.05, "present fair saleable value" means the amount that may be realized if any person's assets are sold as an entirety with reasonable promptness in an arm's-length transaction under conditions for the sale of comparable business enterprises obtaining at the time of determination.

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          SECTION 3.06.  No Material Adverse Change.  There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole since December 31, 1996 except as previously disclosed in writing to the Banks prior to the Execution Date.
          SECTION 3.07. Title to Properties. All assets of the Borrower and the Subsidiaries are free and clear of Liens, except such as are permitted by Section 6.01.

          SECTION 3.08. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any of the Subsidiaries), pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated, or which have a reasonable likelihood of being determined adversely and if determined adversely to the Borrower or any of the Subsidiaries, would result in a material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole and neither the Borrower nor any of the Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have a materially adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole or have an adverse effect on the Borrower's or the Guarantors' ability to comply with this Agreement or any other Fundamental Document.

          SECTION 3.09. Tax Returns. The Borrower and each of the Subsidiaries have timely filed or caused to be filed all Federal, state and local tax returns which, to the knowledge of the Borrower or such Subsidiary after due inquiry, are required to be filed and have paid or caused to be paid all taxes required to be paid with respect to such returns or any assessment received by it or by any of them to the extent that such taxes have become due, except taxes the validity of which are being contested in good faith by appropriate actions or proceedings and with respect to which the Borrower or such Subsidiary, as the case may be, shall have made such reserve, or other adequate provision, if any, as shall be required by generally accepted accounting principles, and except for the filing of such returns as to which the failure to file will not, either individually or in the aggregate, have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole, or have an adverse effect on the Borrower's or the Guarantors' ability to comply with this Agreement or any other Fundamental Document.

          SECTION 3.10. Agreements. (a) None of the Borrower nor any of the Subsidiaries is subject to any charter or other corporate restriction materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise) or a party to any agreement or instrument materially and adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of the

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Borrower and its Consolidated Subsidiaries taken as a whole.  None of the
Borrower or any of the Subsidiaries is in default in the performance, observance or fulfillment of any agreement or instrument for borrowed money by which it is bound, or any other agreement or instrument by which it is bound which individually or in the aggregate materially and adversely affects the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole.

          (b) The Administrative Agent has been provided at or prior to the Execution Date (i) copies of all credit agreements, indentures and other agreements related to Indebtedness for borrowed money of the Borrower or any of the Subsidiaries in an amount greater than $10,000,000 and, to the extent requested by the Administrative Agent, copies of any other credit agreements, indentures and other agreements related to Indebtedness for borrowed money of the Borrower or any of the Subsidiaries and (ii) access to (and copies of, to the extent requested) any other contracts or purchase agreements (including collective bargaining agreements) which are material to the Borrower or the Subsidiaries.

          SECTION 3.11. Employee Benefit Plans. (a) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan (other than Plans which have been terminated and as to which the Borrower and its ERISA Affiliates do not have any significant remaining obligations or liabilities in connection therewith) as to which the Borrower or any of its ERISA Affiliates was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan maintained by the Borrower or any of its ERISA Affiliates (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. No plan has incurred an "accumulated funding deficiency" within the meaning of Section 412(a) or sought or obtained a waiver under Section 412(d)(1) or an extension of time under Section 412(e) of the Code. No suit, action or other litigation or investigation or a claim (excluding claims for benefits incurred in the ordinary course of Plan activities) has been threatened or brought against or with respect to any Plan. To the best of the knowledge of the Borrower and each of its ERISA Affiliates (i) no payment required to be made under any Plan would be nondeductible under Section 280G of the Code, and (ii) in the case of each Plan intended to qualify under Section 401(a) of the Code, all amendments required by the Tax Reform Act of 1986 and subsequent legislation for the continuing qualification of such Plan have been approved and adopted.

          (b) None of the Borrower or any of its ERISA Affiliates has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole. None of the Borrower or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be

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



terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole.

          SECTION 3.12. Investment Company Act; Public Utility Holding Company Act; Federal Power Act. None of the Borrower or the Subsidiaries is or will during the term of this Agreement be (i) an "investment company" as the term is defined in the Investment Company Act of 1940, as amended,
(ii) subject to regulation under the Investment Company Act of 1940, as amended, (iii) a "holding company" as that term is defined in the Public Utility Holding Company Act of 1935 or (iv) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, Federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby.

          SECTION 3.13. Federal Reserve Regulations. Subject to Section 4.01(d), none of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U). No part of the proceeds of the Loans hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U or X. If requested by any Bank, the Borrower will furnish to such Bank a statement, in conformity with the regulations, on Federal Reserve Form U-1 referred to in said Regulation U.

          SECTION 3.14. Defaults; Compliance with Laws. None of the Borrower or any of the Subsidiaries is in default under this Agreement or otherwise in default under any other agreements with respect to borrowed money in an aggregate outstanding principal amount of $10,000,000 or more. The Borrower and each of the Subsidiaries has conducted its business and affairs so as to comply in all respects material to the Borrower and its Consolidated Subsidiaries taken as a whole with all applicable Federal, state and local laws and regulations.

          SECTION 3.15. Use of Proceeds. Proceeds of the Loans will be used for the purposes referred to in Section 2.03.

          SECTION 3.16. Affiliated Companies. Set forth on Schedule 3.16 hereto is a complete and accurate list of all of the Subsidiaries of the Borrower and other persons in which the Borrower or a Subsidiary holds voting stock or a similar interest (other than companies as to which the Borrower or a Subsidiary, as applicable, owns, directly or indirectly, less than 5% of the outstanding voting stock), showing as of the Closing Date as to Subsidiaries (i) the jurisdiction of its incorporation, (ii) the number of shares of each class of capital stock authorized, (iii) the number of such shares outstanding, (iv) the percentage of such shares held directly or indirectly by the Borrower or a Subsidiary, as applicable, and (v) the number of such shares covered by outstanding options, warrants, or rights

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held directly or indirectly by the Borrower or a Subsidiary, as applicable.
Except as set forth on Schedule 3.16, all of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and nonassessable and is owned as set forth in Schedule 3.16 (directly or indirectly) by the Borrower or a Subsidiary, except for shares required to be owned by other persons under applicable foreign law (which shares do not exceed, for any such Subsidiary, 5% of the total outstanding shares of such Subsidiary), free and clear of all Liens and any options, warrants and other similar rights except as contemplated by the Existing Credit Agreements.

          SECTION 3.17. Environmental Liabilities. (a) Except as set forth on Schedule 3.17 hereof, the Borrower and the Consolidated Subsidiaries have not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of their properties or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Borrower's knowledge, but without independent inquiry, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, except in each instance such violations as in the aggregate would not have a material adverse effect upon the Borrower and the Consolidated Subsidiaries taken as a whole.
          (b) Except as set forth on Schedule 3.17, the Borrower and its Consolidated Subsidiaries do not have any obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which such would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole and, except as set forth in Schedule 3.17, no claims have been made against the Borrower or any of its Consolidated Subsidiaries during the past five years and no presently outstanding citations or notices have been issued against the Borrower or its Consolidated Subsidiaries, where such would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials by the Borrower or the Consolidated Subsidiaries, in their respective capacities as such, or any of their respective employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Borrower, the Consolidated Subsidiaries or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal,

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transport or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by the Borrower, the Consolidated Subsidiaries or any other location where such would have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as whole.

          SECTION 3.18. Disclosure. Neither this Agreement nor any agreement, document, certificate or written statement furnished to any Bank or to the Administrative Agent for the benefit of the Banks by or on behalf of the Borrower or any of the Subsidiaries in connection with the transactions contemplated hereby, at the time it was furnished contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading provided that no representation or warranty other than that set forth in Section 3.05(b) is made with respect to the pro forma consolidated financial forecasts of the Borrower for the years 1997-1999. At the date hereof, there is no fact known to the Borrower which materially and adversely affects, or in the future is reasonably expected to materially and adversely affect, the business, assets or financial condition, of the Borrower and its Consolidated Subsidiaries taken as a whole (other than facts or conditions affecting the economy generally).

          SECTION 3.19.  Insurance.   As of the date of this Agreement, all
insurance maintained by the Borrower and its Subsidiaries on their insurable properties and all other insurance maintained by them is in full force and effect and all premiums required to have been paid have been duly paid.


                         ARTICLE IV

                    Conditions of Lending
                    ---------------------

          SECTION 4.01. All Borrowings. The obligations of each of the Banks to make Loans hereunder on the date of each Borrowing hereunder, including each refinancing of any Loan with a new Loan as contemplated by
Section 2.06, shall be subject to the following conditions precedent:

          (a) Notice. The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.04 or 2.05, as applicable.

          (b) Representations and Warranties. The representations and warranties set forth in Article III (except, in the case of a refinancing of a Borrowing with another Borrowing that does not increase the aggregate principal amount of the Loans of any Bank outstanding, the representations contained in Sections 3.06 and 3.08) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.


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



          (c) No Default. The Borrower and each of the Guarantors shall be and the Borrower shall have caused each of the Subsidiaries to be in compliance with all of the terms and provisions set forth herein or in any other Fundamental Document on its part to be observed or performed, and immediately after such Borrowing no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (d) Margin Requirements. If the proceeds of any Loans are to be used, directly or indirectly, to purchase or carry any margin stock or to extend credit or refund indebtedness incurred for such purpose, the Borrower shall furnish to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent to the effect set forth in paragraph 7 of Exhibit D-1 to this Agreement.

          (e) Additional Documents. The Banks shall have received from the Borrower on the date of each Borrowing such documents and information as they may reasonably request relating to the satisfaction of such conditions.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02. Closing Date. The obligations of the Banks to make Loans hereunder are subject to the following additional conditions precedent:

          (a) Closing Date. The Closing Date shall have occurred on or before the 30th day following the Execution Date.

          (b) Notes. On the Closing Date, each Bank shall have received a duly executed Competitive Note and Revolving Credit Note complying with the provisions of Section 2.08.

          (c) Opinions of Counsel. On the Closing Date each Bank shall have received the favorable written opinions of Morgan, Lewis & Bockius LLP, special counsel for the Borrower and the Guarantors and of J. Patrick Clark, Esq., Secretary and General Counsel of the Borrower, dated the Closing Date, addressed to each Bank and satisfactory to Cravath, Swaine & Moore, counsel to the Administrative Agent, substantially in the forms of Exhibits D-1 and D-2, respectively.

          (d) Corporate Documents. On or before the Closing Date, each Bank shall have received (I) a copy of the Certificate of Incorporation, as amended, of each of the Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the state of incorporation of such person; (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of, and payment of taxes by, the Borrower and each Guarantor, as applicable, and as to the charter documents of the Borrower and each Guarantor, as applicable, on file in the office of each such Secretary of State; (iii) a certificate of the Secretary of each of the Borrower and each Guarantor, each dated the Closing Date and certifying

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



(A) that attached thereto is a true and complete copy of the By-laws of the Borrower or such Guarantor, as applicable, as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower or such Guarantor, authorizing the execution, delivery and performance of the Fundamental Documents to which it is a party, (c) that the Certificate of Incorporation of the Borrower or such Guarantor, as applicable, has not been amended since the date of the last amendment thereto indicated on the applicable certificate of the Secretary of State furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer of the Borrower or such Guarantor, as applicable, executing the Fundamental Documents to which it is a party, or any other document delivered in connection herewith or therewith, as the case may be, (each such certificate to contain a certification by another officer of the Borrower or such Guarantor, as applicable, as to the incumbency and signature of the officer signing the certificate referred to in this clause
(iii)); and (iv) such other documents as any Bank or counsel for the Administrative Agent may reasonably request.

          (e)  Required Consents and Approvals.  Except as noted on
Schedule 4.02, all required consents and approvals shall have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of the Borrower and the Subsidiaries.

          (f) Federal Reserve Regulations. The Administrative Agent shall be satisfied that the provisions of Regulations G, T, U and X of the Board will not be violated by the transactions contemplated hereby.

          (g) Contribution Agreement. The Administrative Agent shall have received the Contribution Agreement, duly executed by the Borrower and each Guarantor.

          (h) Fees and Expenses. All accrued but unpaid Facility Fees and fees due to the Administrative Agent, all as contemplated by Section 2.07, and all amounts referred to in Section 10.04 then due, shall have been or shall be simultaneously paid in full.

          (i) Existing Indebtedness. Concurrently with the transactions contemplated hereby, on the Closing Date the Existing Revolving Credit Agreement shall have been modified to provide for the reduction of the Commitments of the Banks thereunder (as defined therein) to an amount not greater than the amount of the Scheduled Loans outstanding thereunder at such time and further reduction thereof by the amount of any payment or prepayment of principal of such Scheduled Loans.

          (j) Officer's Certificate. The Banks shall have received a certificate of a Financial Officer dated the Closing Date certifying compliance with Section 4.01(b) and (c) hereof.

          (k) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require.

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                         ARTICLE V

                   Affirmative Covenants
                   ---------------------

          The Borrower covenants and agrees with each Bank that, so long as this Agreement shall remain in effect or the principal of or interest on any Note or any other expenses or amounts payable hereunder shall be unpaid or the Commitments are in effect, unless the Required Banks otherwise consent in writing, it will, and it will cause each of its Subsidiaries to:

          SECTION 5.01. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises; provided that nothing in this Section 5.01 shall prevent the abandonment or termination of the corporate existence, rights or franchises of any Subsidiary or the Borrower if such abandonment or termination would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder or under any other Fundamental Document.

          SECTION 5.02. Maintenance of Property. At all times maintain and preserve all property used or useful in working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document.

         SECTION 5.03. Insurance. (a) Keep its insurable properties adequately insured at all times; (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amount as the Borrower or such Subsidiary, as the case may be, shall reasonably deem necessary; and (d) maintain such other insurance as may be required by law. The Borrower and the Subsidiaries may self-insure to the extent customary with companies in the same or similar businesses.

          SECTION 5.04. Obligations and Taxes. Pay all its indebtedness and obligations promptly and in accordance with their terms except to the

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extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property (and use its best efforts to do so), prior to the time penalties would attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that none of the Borrower or any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate actions or proceedings and the Borrower or such Subsidiary, as the case may be, shall have made such reserve, or other adequate provision, if any, as shall be required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

          SECTION 5.05. Financial Statements; Reports, etc. Furnish to the Banks:

          (a) As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the Consolidated balance sheet as of the end of such fiscal year of the Borrower and its Consolidated Subsidiaries, the related Consolidated statements of income and the Consolidated statements of cash flows for the year then ended of the Borrower and its Consolidated Subsidiaries, the foregoing Consolidated financial statements to be (x) examined by, and to carry the report reasonably acceptable to the Banks of KPMG Peat Marwick or other independent public accountants of similar nationally recognized standing reasonably acceptable to the Banks, and to be in the form of the financial statements included in the Borrower's annual report on Form 10K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, and (y) accompanied by a certificate of said accountants stating that in making the examination necessary for expressing their opinion on such statements they have obtained no knowledge, of a financial or accounting nature, of any violation of any of the terms or provisions of this Agreement or any other Fundamental Document, or of the occurrence of any condition or event which, with notice or lapse of time or both, would constitute an Event of Default, or, if such accountants shall have obtained knowledge of any such violation, condition or event, they shall specify in such certificate all such violations, conditions and events, and the nature thereof, it being understood that said accountants shall not be liable to anyone for failure to obtain such knowledge. All such Consolidated financial statements shall be compiled in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein, except as stated therein, and fairly present the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries for the respective periods indicated.


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          (b)  As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited Consolidated condensed balance sheet, and the related unaudited Consolidated condensed statements of income for such quarter and for the then elapsed portion of the fiscal year, and the Consolidated condensed statements of cash flows of the Borrower and its Consolidated Subsidiaries for the then-elapsed portion of the fiscal year, the foregoing Consolidated condensed financial statements to be in reasonable detail (comparable to the Consolidated condensed financial statements for the quarter ended June 30, 1997 heretofore delivered to the Banks) and stating (with respect to the unaudited Consolidated condensed statements of income and cash flows) in comparative form the figures as at the end of and for the comparable periods of the preceding fiscal year and to be certified by a Financial Officer of the Borrower in his capacity as such as being to the best of his knowledge and belief correct and complete and as presenting fairly the consolidated financial position and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles (other than the omission of the notes to the financial statements required by generally accepted accounting principles) applied on a basis consistent with previous fiscal years, in each case subject to normal year-end adjustments.

          (c) Concurrently with (a) and (b) above, a certificate of a Financial Officer of the Borrower, certifying in his capacity as such (i) that to the best of his knowledge and belief no Event of Default, or event which with notice or lapse of time or both would constitute such an Event of Default or event has occurred, and, if so, specifying the nature and extent thereof and specifying any corrective action taken or proposed to be taken with respect thereto, (ii) that to the best of his knowledge and belief the Borrower is in compliance with the covenants set forth in Sections 6.09, 6.10 and 6.11, (iii) setting forth in reasonable detail calculations demonstrating compliance with Sections 6.01(x), 6.02, 6.04(iii), and 6.06(c), and (iv) setting forth the calculation in reasonable detail of the Consolidated Interest Coverage Ratio as at the end of such fiscal quarter and for the period of four fiscal quarters then ended treated as a single accounting period, and any change in pricing anticipated to become effective pursuant to such notice.

          (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission, or any comparable foreign bodies, and of all press releases and other statements made available generally by any of them to the public concerning material developments in the business of the Borrower.

          (e) Promptly, from time to time, such other information regarding the financial condition and business operations of the Borrower and its Consolidated Subsidiaries as any Bank may reasonably request (with a copy of any such written information provided to the Administrative Agent).

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          SECTION 5.06.  Defaults and Other Notices.  Give the
Administrative Agent prompt (but in any event not later than five Business Days after an officer of the Borrower shall become aware of the occurrence of such event) written notice of the following:

          (a) any Event of Default and any event which with notice or lapse of time or both would constitute an Event of Default; and

          (b) any development (other than those specified above as to which the Administrative Agent has received due notice) which has resulted in, or which the Borrower reasonably believes will result in, a material adverse change in the business, assets, liabilities or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder.

          SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (I) as soon as possible, and in any event within 30 days after any officer of the Borrower or any of its ERISA Affiliates knows or has reason to know that any Reportable Event with respect to any Plan has occurred that alone or together with any other Reportable Event with respect to the same or another Plan could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any such Plan, (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of such notice given to the PBGC and
(iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate of the Borrower concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding $5,000,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of the Borrower or any of its ERISA Affiliates to such Multiemployer Plan in an amount exceeding $5,000,000.

          SECTION 5.08. Access to Premises and Records. Maintain the financial records of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles and permit

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representatives of the Banks to have access, at all reasonable times upon reasonable notice, to the Borrower and any of its Subsidiaries and their properties and to make such excerpts from such financial books and records as such representatives reasonably request and to discuss the business, operations, properties and financial and other condition of the Borrower and such Subsidiaries with officers and employees of the Borrower and such Subsidiaries and the independent certified public accountants of the Borrower; provided that no Bank shall purchase, sell or otherwise acquire or dispose of any interest in a security of the Borrower in the public markets on the basis of any material nonpublic information so obtained.

          SECTION 5.09. Compliance with Laws, etc. The Borrower and its Subsidiaries shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document. If any authorization or approval or other action by, or notice to or filing with, any Governmental Authority is required for the performance by the Borrower of this Agreement or any other Fundamental Document, the Borrower will promptly obtain such approval or make such notice or filing and shall provide satisfactory evidence thereof to the Administrative Agent.

          SECTION 5.10. Security Interests. If any property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, is subjected to any Lien not permitted by Section 6.01, the Borrower will make, or will cause to be made, effective provision whereby the Obligations shall be secured equally and ratably with all other obligations secured by such Lien, and, if such provision is not made, an equitable lien, so equally and ratably securing the Obligations, shall exist on such property to the full extent permitted under applicable law; it being understood that the Borrower's compliance with the provisions of this Section 5.10 shall not, in any way, constitute a cure by the Borrower or a waiver by the Banks of the Borrower's failure to perform or observe any of the covenants or agreements in Section 6.01.

          SECTION 5.11. Subsidiary Guarantors. Promptly upon any person incorporated in the United States becoming a Subsidiary that is a Material Subsidiary, or upon any Subsidiary incorporated in the United States becoming a Material Subsidiary, the Borrower agrees that it or the other direct owner of such Subsidiary shall cause such Subsidiary to sign such an instrument substantially in the form of Exhibit C hereto, under which such Subsidiary shall become a party to the Contribution Agreement as a Guarantor and assume all obligations of a Guarantor under the Credit Agreement, all in a manner satisfactory to the Administrative Agent and its counsel; provided, however, the Borrower shall be permitted at any time to cause any of its Subsidiaries not then subject to this Section 5.11 to become a party to this Agreement and the Contribution Agreement in accordance with the requirements hereof.


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         SECTION 5.12.  Environmental Laws.  (a)  Promptly notify the
Administrative Agent upon any Senior Officer of the Borrower becoming aware of any violation or noncompliance with, or liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to be materially adverse to the Borrower and the Consolidated Subsidiaries taken as a whole, and promptly furnish to the Administrative Agent all notices of any nature which the Borrower or any Consolidated Subsidiaries may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or noncompliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, would reasonably be expected to have a material adverse effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

          (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

          (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities.

          (d) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or noncompliance with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or wilful misconduct of such indemnified party or (ii) any acts or omissions of any indemnified party occurring after such indemnified party is in possession of, or controls the operation of, any property or asset.

          SECTION 5.13. Existing Credit Agreements. Repay each Scheduled Loan in full at the end of the Interest Period applicable thereto, and terminate the Existing Revolving Credit Agreement at such time as all Scheduled Loans outstanding thereunder have been paid.


                         ARTICLE VI

                     Negative Covenants
                     ------------------


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          The Borrower covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Note or any other expenses or amount payable hereunder shall be unpaid or the Commitments are in effect, unless the Required Banks otherwise consent in writing, it will not, and it will not cause or permit any of its Subsidiaries, directly or indirectly, to:

          SECTION 6.01. Liens. Incur, create or permit to exist any Lien on (or sale and leaseback transaction with respect to) any property, assets or stock owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than:

          (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or thereafter payable without penalty for nonpayment or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) being contested in good faith and by appropriate actions or proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          (ii) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate actions or proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          (iii) Liens incurred or deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance and other social security, or to secure the performance of bids, tenders, leases, contracts (other than the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds;

          (iv) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions,\ waivers, restrictions on the use of real property or minor irregularities of title to real property (and with respect to leasehold encumbrances or interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of real property material to the operation of the business of the owner thereof

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



     or the value of such property for the purpose of such business;

          (v) Liens securing purchase money Indebtedness of the Borrower and its Subsidiaries; provided that (A) such Liens shall not encumber any property other than the property acquired, (B) the Indebtedness secured thereby does not exceed the purchase price of such property, and (C) such transaction does not otherwise violate this Agreement;

          (vi) Liens upon assets of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Subsidiary or at the time of its acquisition by the Borrower or a Subsidiary or its becoming a Subsidiary; provided that such Lien does not spread to any other asset at any time owned by the Borrower or any Subsidiary;

          (vii) Liens in existence on the date hereof which are listed in Schedule 6.01 (which Schedule includes all such Liens (other than Liens of the types described in paragraphs (i) through (v) above) securing obligations in excess of $500,000);

          (viii) Liens arising out of the renewal or refunding of any Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted by the foregoing; provided that the aggregate principal amount of such Indebtedness is not increased and is not secured by additional assets and the Indebtedness secured by the Lien is permitted under this Agreement;

          (ix) Liens in connection with attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced and diligently pursued in good faith (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)); and

          (x) other Liens on assets with an aggregate book value for all such assets subject to Liens, which when added to the aggregate book value of assets subject to Sale and Leaseback Transactions permitted under
     Section 6.06(c), do not at the time in effect exceed the lesser of (a) $40,000,000 and (b) 10% of Consolidated Net Worth.

          SECTION 6.02.  Indebtedness.  Permit any of the foreign
Subsidiaries or any domestic Subsidiaries which are not Guarantors hereunder to incur, create, assume, become or be liable in any manner with respect to, or permit any of such Subsidiaries to permit or suffer to

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exist, any Indebtedness, unless after giving effect to such Indebtedness the total Indebtedness of all such Subsidiaries is no greater than the lesser of (a) $60,000,000 and (b) 15% of Consolidated Net Worth; provided, however, this Section 6.02 shall not apply to any Subsidiary which becomes a Guarantor hereunder in accordance with Section 5.11 hereof.

          SECTION 6.03. Mergers, Consolidations, Sales of Assets and Acquisitions. Neither the Borrower nor any Subsidiary (in one transaction or series of transactions) will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets, except:

          (a) mergers between the Borrower and a Subsidiary or between Subsidiaries;

          (b) sales of inventory, marketable securities, receivables owed to a foreign subsidiary and receivables of the Borrower or any Subsidiary from export sales, in each case in the ordinary course of business;

          (c) sales permitted pursuant to Section 6.06;

          (d) subject to Section 6.03(e) below, any merger (other than as described in (a) above), consolidation, dissolution or liquidation; provided, however, that (I) immediately prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred or is continuing, (ii) if such transaction involves a Person other than the Borrower and its Subsidiaries, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section and (iii) if such transaction involves the Borrower, the Borrower is the surviving entity;

          (e) a disposition of less than substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, (i) for consideration which represents fair market value (as reasonably determined in good faith by the Borrower's Board of Directors) or, at a price determined by the Board of Directors of the Borrower to be in the best interests of the Borrower under circumstances where the Board deems a sale on terms other than fair market value to be in the best interest of the Borrower, (ii) immediately prior to and on a Pro Forma Basis after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (iii) if the transaction involves consideration of $20,000,000 or more, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower

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



     confirming that such transaction complies with the requirements set forth in this section; and

          (f) acquisitions of an interest in any business from any Person (whether pursuant to a merger, an acquisition of stock, assets, a business unit or otherwise); provided that (i) immediately prior to and on a Pro Forma Basis after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (ii) if the transaction involves consideration equal to or in excess of $10,000,000, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section.

          SECTION 6.04. Change of Business. Engage in any business activities other than those related or incidental to its present business activities, namely, the manufacture and wholesale distribution of (i) dental supplies and equipment, (ii) medical/industrial supplies and equipment and (iii) other healthcare products; provided that (x) the business activities, described in clause (iii) shall not at any time represent more than 20% of the Consolidated Net Income of the Borrower and the Subsidiaries as of the end of the then most recently completed fiscal year of the Borrower, and (y) the assets of the business activities described in clause (iii) shall not at any time represent more than 20% of the Consolidated assets of the Borrower and the Subsidiaries.

          SECTION 6.05. Transactions with Affiliates. Enter into any transactions with or provide any employee benefits to any Affiliate of the Borrower or any Subsidiary except (a) in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower or the Subsidiary concerned could, in the good faith judgment of senior management of the Borrower, obtain or could become entitled to in an arm's-length transaction with a person or entity which was not an Affiliate of the Borrower or such Subsidiary, (b) transactions involving the Borrower and one or more Subsidiaries exclusively, (c) transactions involving two or more Subsidiaries exclusively, (d) transactions with the ESOP or other similar foreign employee stock ownership plans of Subsidiaries of the Borrower which do not materially and adversely affect the interests of the Administrative Agent or the Banks under the Fundamental Documents, and (e) transactions otherwise expressly permitted hereunder.

          SECTION 6.06. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, whether real or personal, and used or useful in its business, whether now owned or hereafter acquired, if the Borrower or any of its Subsidiaries at the time of such sale or disposition intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose (a "Sale and Leaseback Transaction") except:

          (a) the Des Plaines Lease;

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



          (b) for any such Sale and Leaseback Transaction in which the property is sold by the Borrower to a Subsidiary or by a Subsidiary to the Borrower or another Subsidiary; or

          (c) the Borrower or any Subsidiary may enter into any Sale and Leaseback Transaction if (i) at the time of such Sale and Leaseback Transaction no Default or Event of Default shall have occurred and be continuing,
     (ii) the proceeds from the sale of the subject property shall be equal to not less than 80% of its fair market value (as reasonably determined by the Borrower's Board of Directors) and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate book value of all assets of the Borrower and the Subsidiaries subject to Sale and Leaseback Transactions when added to the aggregate book value of assets subject to Liens permitted under Section 6.01(a) and excluding those described in paragraphs (a) and (b) above, shall not at any time exceed the lesser of
     (a) $40,000,000 and (b) 10% of Consolidated Net Worth.

          SECTION 6.07. Dividends by Subsidiaries. Create, incur, assume or permit to exist any agreement or instrument which has the effect of restricting or prohibiting the power, authority or legal right of such Subsidiary to declare or pay any dividend or other distribution other than, prior to the Closing Date, the Existing Credit Agreements.

          SECTION 6.08. Amendments to Certain Documents. Amend, modify or otherwise change (a) any covenant or event of default in any material indenture or other material agreement or material instrument relating to any Indebtedness or (b) any of its constitutive documents, in either case in any manner materially adverse to the interests of the Administrative Agent or the Banks under the Fundamental Documents.

          SECTION 6.09.  Minimum Consolidated Net Worth.  Permit
Consolidated Net Worth at any time to be less than (x) $300,000,000 plus
(y) 25% of aggregate Consolidated Net Income for each full fiscal quarter for which such Consolidated Net Income is positive that shall have been completed during the period from the Closing Date to the date of determination.

          SECTION 6.10. Interest Coverage. Permit the Consolidated Interest Coverage Ratio at the end of any fiscal quarter to be less than
3.5 to 1.0 for the period of the four consecutive fiscal quarters then ended treated as a single accounting period.

          SECTION 6.11. Debt Ratio. Permit the Debt Ratio at any time to be greater than .5 to 1.0.

          SECTION 6.12. Fiscal Year. Change its fiscal year or modify or change accounting treatments or reporting practices except as otherwise permitted or required by generally accepted accounting principles.

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                         ARTICLE VII

                      Events of Default
                      -----------------

          In the case of the happening of any of the following events (hereinafter called "Events of Default"):

          (a) any representation or warranty made by the Borrower or any of the Guarantors in connection with this Agreement or any other Fundamental Document or with the execution and delivery of the Notes or the borrowings hereunder or any statement or representation made in any report, certificate, financial statement or other instrument furnished by the Borrower or any of the Guarantors to the Banks or the Administrative Agent pursuant to this Agreement or any other Fundamental Document shall prove to have been false or misleading in any material respect when made or delivered;

          (b) default shall be made in the payment of the principal of or interest on any Note or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and, in the case of interest, such default shall continue unremedied for five Business Days;

          (c) default shall be made with respect to the payment of any amount due under any agreement or other evidence of Indebtedness for borrowed money (other than the Notes) of the Borrower or any of the Subsidiaries in an aggregate outstanding principal amount of $10,000,000 or more; or any other default shall be made with respect to any such Indebtedness and such Indebtedness shall have been accelerated so that any payment in respect of such Indebtedness shall be or become due prior to its maturity or scheduled due date;

          (d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrower on its own behalf or on behalf of any of the Subsidiaries or any of the Guarantors contained in Article VI or Article VIII hereof; provided that in the case of a default under
     Section 6.01, resulting solely from incurrence of a prohibited obligation by a Subsidiary without the approval or knowledge of any officer of the Borrower, such default shall continue unremedied for 30 days;
          (e) the guarantee under Article VIII hereof shall
     (i) not remain in full force and effect, be declared

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



     null and void or shall not be enforceable against the Guarantors in accordance with its terms and such guarantee shall not be reinstated to full force and effect and enforceability against the Guarantors in accordance with its terms within 30 days or (ii) be disaffirmed or repudiated by the Borrower or any such Guarantor;

          (f) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Borrower on its own behalf or on behalf of any of the Subsidiaries or any of the Guarantors pursuant to the terms hereof or of any other Fundamental Document and such default shall continue unremedied for a period equal to the sum of 30 days after such failure shall have first occurred plus an additional three Business Days after any officer of the Borrower shall become aware of such failure, but in no event shall such period extend for more than 30 days after any officer of the Borrower shall become aware of such failure;

          (g) the Borrower or any Material Subsidiary shall
     (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any such Material Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such Material Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of the Borrower or such Material Subsidiary; and such

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



      proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (i) a final judgment for the payment of money (which alone, or when aggregated with all other such unpaid judgments to the extent not fully covered by insurance from financially sound and reputable insurers against the Borrower and its Subsidiaries at such time, is for $10,000,000 or more) shall be rendered against the Borrower or any of the Subsidiaries and the same shall remain undischarged for a period of 60 days or any action is taken by the judgment creditor to levy thereon;

          (j) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code) shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $10,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.07(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that
     (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the receipt of such statement, there are reasonable grounds (A) for the termination of such Plan or Plans by PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a Lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

          (k) (i) the Borrower or any of its ERISA
     Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or any such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with

     Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 in any year;

          (l) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $10,000,000 in any year;

          (m) (i) a person or two or more persons acting in concert (excluding the ESOP and any other person who holds 5% or more of the outstanding shares of voting stock of the Borrower as of the Closing Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 50% of the outstanding shares of voting stock of the Borrower, or (ii) the individuals who, as of such Closing Date, are members of the Board of Directors of the Borrower (the "Incumbent Board") shall cease to constitute at least a majority of the Board of Directors of the Borrower; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Incumbent Board or any nominating committee thereof, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; and then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may (unless, in the case of each Event of Default other than that specified in paragraph
     (b) above, the Required Banks shall have waived such Event of Default in writing, and, in the case of an Event of Default specified in paragraph (b) above, each of the Banks shall have waived such Event of Default in writing), and, upon direction of the Required Banks, will by written notice to the Borrower, take any of the following actions, at the same or different times:
     (i) terminate the Commitments and (ii) declare the Notes to be forthwith due and payable, whereupon the Notes and all other fees and amounts owing hereunder shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which

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



     are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower or a Guarantor, the Notes shall become immediately due and payable, both as to principal and interest, without any action by the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.


                        ARTICLE VIII

                         Guarantee
                         ---------

          SECTION 8.01. Guarantee. (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to the Banks and the Administrative Agent the due and punctual payment by and performance of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or reorganization of the applicable obligor whether or not post-filing interest is allowed in such proceeding) by the Borrower.

          (b) Each Guarantor waives notice of acceptance of this guarantee and also waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations, as well as notice of protest for nonpayment and all other formalities. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or the Banks to assert any claim or demand or to enforce any right or remedy against the Borrower under this Agreement or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement or instrument; (iv) the taking or release of any security held by the Banks or the Administrative Agent for the performance of any of the Obligations; (v) the failure of the Administrative Agent or the Banks to exercise any right or remedy against the Borrower or any other guarantor of the Obligations; (vi) any stay in bankruptcy or insolvency proceedings of the Borrower or any other Person; or (vii) the release or substitution of any other Guarantor.

          (c) Each Guarantor agrees that this guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Banks or the Administrative Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Banks or the Administrative Agent in favor of the Borrower or any other person.

          SECTION 8.02. No Impairment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to

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



any defense, setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Banks or the Administrative Agent to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement or instrument, by any waiver or modification of any thereof by the Banks or the Administrative Agent, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations or by any other act or omission or delay to do any other act which might in any manner or to any extent vary the risk of any Guarantor or which would otherwise operate as a discharge of a guarantor as a matter of law.

          SECTION 8.03. Continuation and Reinstatement, etc. Each Guarantor further agrees that this guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment on any Obligation is rescinded or must otherwise be restored by the Banks upon the bankruptcy or reorganization of the Borrower or otherwise.

          SECTION 8.04. Payment, etc. (a) In furtherance of the foregoing and not in limitation of any other right which the Banks or the Administrative Agent may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay or perform any Obligation when and as the same shall become due, whether at Termination, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Banks or the Administrative Agent, forthwith pay, or cause to be paid, in cash, to the Administrative Agent, an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations and (iii) all other unpaid Obligations of the Borrower to the Administrative Agent and the Banks.

          (b) Each Guarantor agrees that to the fullest extent permitted by applicable law, all rights against the Borrower arising as a result of any payment by any Guarantor under this guarantee by way of right of subrogation or otherwise shall in all respects be junior and subordinate in right of payment to the prior indefeasible payment in full of all the Obligations to the Administrative Agent for the benefit of the Banks. If after the Borrower has failed to pay any Obligation when due, any amount shall be paid to any Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent on behalf of the Banks to be credited and applied to the Obligations when due and payable.

          (c) Each Guarantor waives notice of and hereby consents to any agreements or arrangements whatsoever by the Banks or the Administrative Agent with the Borrower, or anyone else, including agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair such Guarantor's liability hereunder.

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



Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment of the Obligations.

          SECTION 8.05.  Benefit to Guarantors.  Each Guarantor
acknowledges that it has realized a direct economic benefit as a result of the refinancing of the loans outstanding under the Existing Credit Agreements of the Borrower and the availability to it of the proceeds of Loans that have been or may in the future be made hereunder.


                         ARTICLE IX

                    Administrative Agent
                    --------------------

          SECTION 9.01. Appointment of Administrative Agent. In order to expedite the various transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Banks. Each Bank irrevocably authorizes and directs the Administrative Agent to take such action on behalf of such Bank under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Administrative Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto.

          SECTION 9.02. Exculpation. Neither the Administrative Agent nor the Documentation Agent, nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereunder except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Guarantors of any of the terms, conditions, covenants or agreements of this Agreement. Neither the Administrative Agent nor the Documentation Agent shall be responsible to the Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Fundamental Document, the Notes or any other instrument to which reference is made herein. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until written notice of transfer shall have been filed with it. The Administrative Agent shall promptly notify the Borrower of any such notice received by such Administrative Agent. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Banks, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure or delay in performance or breach by any

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



other Bank, or the Borrower, of any of their respective obligations hereunder or in connection herewith.

          SECTION 9.03. Consultation with Counsel. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          SECTION 9.04. The Administrative Agent, Individually. With respect to the Loans made by it and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers hereunder and under any other agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or other Affiliate of the Borrower or any such Subsidiary as if it were not the Administrative Agent.

          SECTION 9.05. Reimbursement and Indemnification. Each Bank agrees (i) to reimburse the Administrative Agent in the amount of such Bank's proportionate share of any expenses incurred for the benefit of the Banks, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, not reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it or any of them in any way relating to or arising out of this Agreement, or under the other Fundamental Documents or any action taken or omitted by it or any of them under this Agreement or under the other Fundamental Documents, to the extent not reimbursed by the Borrower; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

          SECTION 9.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, and with the consent of the Borrower (which shall be deemed to be granted if an Event of Default shall have occurred and be continuing), the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by such Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent

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



having a combined capital and surplus of at least $300,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other documents executed in connection herewith. After the Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                         ARTICLE X

                       Miscellaneous
                       -------------

          SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other telegraphic communications equipment, delivered by such equipment) addressed, if to the Borrower at 570 West College Avenue, York, Pennsylvania 17405, to the attention of J. Patrick Clark, Secretary, if to the Administrative Agent, to it at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081 to the attention of Sandra Miklave and to it at 9 Thomas Moore Street, Trinity Towers, LONDON E19YT to the attention of Steven Clarke, with a copy to Dawn Lee Lum, at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, and if to a Bank, to it at its address set forth on the signature pages of this Agreement. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective when received.

          SECTION 10.02. No Waivers; Amendments. No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any such Bank would otherwise have. No notice or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances; provided that the foregoing shall not limit the right of the Borrower to any notice expressly provided for herein. No modification, amendment or waiver of any provision of this Agreement or any of the Notes nor consent to any departure of the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any such modification, amendment, waiver or consent, so given, shall be effective to bind all the Banks; provided, that no such modification, amendment, waiver or consent may be made which will

(i) reduce or increase the amount or alter the term of any Commitment of any Bank hereunder without the written consent of such Bank; (ii) extend the time for payment of principal of or interest on any Note, or reduce the principal amount or change the method of calculation provided for herein for determining the rate of interest on any Note, without the written consent of the holder of such Note; (iii) vary the amount or time for payment of fees payable to any Bank hereunder without the written consent of such Bank; (iv) change the definition of Required Banks set forth in
Article I, or amend this Section 10.02 or Section 2.18 without the written consent of all the Banks; or (v) give any Note preference over any other
Note in payment of principal or interest.

          SECTION 10.03. Applicable Law; Submission to Jurisdiction; Service of Process; Waiver of Jury Trial. (a) This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York.

          (b) Each of the Borrower and each Guarantor hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement, any other Fundamental Document or any related document or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or any other Fundamental Documents or, to the full extent permitted by applicable law, any subject matter of any thereof may not be enforced in or by such courts. Neither this paragraph (b) nor paragraph
(c) below shall restrict the Administrative Agent or any Bank from bringing suit or instituting other judicial proceedings against the Borrower or any Guarantor or any of their assets in any court or jurisdiction not referred to herein or therein.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notice in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT AND ANY OF THE OTHER DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

          (e) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (d) of this Section 10.03 any special, exemplary, punitive, indirect (including loss of profits) or consequential damages or any

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



damages other than, or in addition to, actual damages; provided that if a party hereto shall obtain a final, nonappealable judgment that another party shall have intentionally and knowingly breached its obligations under this Agreement with an intention of injuring the claimant party, the claimant party may then seek consequential damages from such breaching party for its losses suffered as a result of such intentional breach.

          (f) Each party hereto (i) certifies that neither any representative, agent nor attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

          SECTION 10.04. Expenses; Documentary Taxes. The Borrower agrees to pay all reasonable out-of-pocket expenses (i) incurred by the Administrative Agent in connection with the preparation, execution and delivery, waiver or modification and administration of this Agreement, any other Fundamental Document or any related documents or in connection with the performance of due diligence by the Administrative Agent or the syndication of the Loans (whether or not the transactions hereby contemplated shall be consummated), and (ii) incurred by the Administrative Agent in connection with the making of the Loans hereunder, or incurred by the Administrative Agent or the Banks in connection with the enforcement of this Agreement or the Loans made or the Notes issued hereunder or any other Fundamental Documents and with respect to any action which may be instituted by any person against the Banks or the Administrative Agent in respect of the foregoing (but not with respect to any act of gross negligence or wilful misconduct of the Administrative Agent or any Bank), or as a result of any transaction, action or nonaction arising from the foregoing, including, but not limited to, the fees and disbursements of Cravath, Swaine & Moore, counsel to the Administrative Agent. The Borrower agrees that it shall indemnify the Banks and the Administrative Agent from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement, the Fundamental Documents or any of the Notes. The obligations of the Borrower under this Section 10.04 shall survive the termination of this Agreement and the Commitments and/or the payment of the Notes.

          SECTION 10.05. Indemnity. Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Administrative Agent and the Banks and their directors, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, including reasonable fees and disbursements of counsel, losses, claims, damages and liabilities arising out of any claim, litigation, investigation or proceeding (whether or not the Administrative Agent or any Bank is a party thereto) relating to the financing contemplated hereby and transactions related thereto, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or wilful misconduct of any Indemnified Party. The obligations of the Borrower under this Section 10.05 shall survive the termination of this Agreement and the Commitments and/or payments of the Loans.

          SECTION 10.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Documentation Agent and the Banks and their respective successors and assigns. Neither the Borrower nor the Guarantors may assign or transfer any of their rights or obligations hereunder without the written consent of the Required Banks.

          SECTION 10.07. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or the Guarantors herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by the Banks or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

          SECTION 10.08. Severability. In case any one or more of the provisions contained in this Agreement or the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10.09. Cover Page and Section Headings. The cover page and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 10.10. Counterparts. This Agreement may be signed in any number of counterparts with the effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Administrative Agent.

          SECTION 10.11. Confidentiality. Each Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrower's books and records, information concerning the Borrower's trade secrets and patents and any other information received from the Borrower hereunder and designated in writing as confidential shall be treated as confidential by such Bank, and each Bank agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Bank and its counsel and agents with a need to know such information and who have been informed of the confidentiality hereunder (as reasonably determined by such Bank); provided that it is understood that the foregoing shall not apply to:

          (i) disclosure made with the prior written authorization of the Borrower;

          (ii) disclosure of information(other than that received from the Borrower prior to or under this Agreement) already known by, or in the possession of such Bank without restrictions on the disclosure thereof at the time such information is supplied to such Bank by the Borrower hereunder;

          (iii) disclosure of information which is required by applicable law or to a governmental agency having supervisory authority over any party hereto;

          (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or in connection with the transactions contemplated hereby;

          (v) disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Loans or rights of any Bank hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this
     Section 10.11;

          (vi) disclosure by any party hereto to any other party hereto or their counsel or agents with a need to know such information (as reasonably determined by such party);

          (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any subsidiary of such an entity; or

          (viii) disclosure of information that prior to such disclosure has been public knowledge through no violation of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         DENTSPLY INTERNATIONAL INC.,



                           By /s/ Edward D. Yates

                             --------------------------
                             Name:  Edward D. Yates
                             Title: Sr. Vice President/CFO


                         CERAMCO INC.,



                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Senior Vice President


                         CERAMCO MANUFACTURING CO.,



                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Senior Vice President


                         EUREKA X-RAY TUBE CORP.,



                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Vice President


                         MIDWEST DENTAL PRODUCTS
                         CORPORATION,



                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Vice President







                         NEW IMAGE INDUSTRIES, INC.

                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Sr. Vice President/CFO


                         RANSOM & RANDOLPH COMPANY,



                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Sr. Vice President/CFO


                         TULSA DENTAL PRODUCTS INC.,



                           By /s/ Edward D. Yates
                             --------------------------
                             Name:  Edward D. Yates
                             Title: Vice President

                         DENTSPLY RESEARCH & DEVELOPMENT
                         CORP.,



                           By /s/ Paul D. Hammesfahr
                             --------------------------
                             Name:  Paul D. Hammesfahr
                             Title: V.P. & Secretary

                         THE CHASE MANHATTAN BANK,
                         individually and as
                         Administrative Agent,



                         By /s/ Dawn Lee Lum
                           --------------------------
                           Name:  Dawn Lee Lum
                           Title: Vice President

                           Address: 270 Park Avenue
                                    48th Floor
                                    New York, NY 10017

                         Telecopier No.: 212-270-3279


                         ABN AMRO BANK N.V., individually
                         and as Documentation Agent,



                         By /s/ Roy D. Hasbrook
                           --------------------------
                           Name:  Roy D. Hasbrook
                           Title: Group Vice President and
                                  Director


                         By /s/ Gregory D. Amroso
                           --------------------------
                           Name:  Gregory D. Amroso
                           Title: Vice President

                           Address: One PPG Place,
                                    Suite 2950
                                    Pittsburgh, PA 15222

                         Telecopier No.: 412-566-2266


                         MELLON BANK N.A.,



                         By /s/ Gil Mateer
                           --------------------------
                           Name:  Gil Mateer
                           Title: Vice President

                           Address: 1735 Market St.,
                                    7th Floor

                                    Philadelphia, PA 19103

                         Telecopier No.: 215-553-4899
                         THE FIRST NATIONAL BANK OF
                          MARYLAND,



                         By /s/ Theodore K. Oswald
                           --------------------------
                           Name:  Theodore K. Oswald
                           Title: Vice President

                           Address: 96 S. George St.
                                    Box 1867
                                    York, PA 17405

                         Telecopier No.: 717-771-4914


                         HARRIS TRUST AND SAVINGS BANK,



                         By /s/ Jeffrey C. Nicholson
                           --------------------------
                           Name:  Jeffrey C. Nicholson
                           Title: Vice President

                           Address: 111 West Monroe-10W
                                    Chicago, IL 60690

                         Telecopier No.: 312-461-5225


                         CORESTATES BANK, N.A.,



                         By /s/ John J. Massaro
                           --------------------------
                           Name:  John J. Massaro
                           Title: Assistant Vice President

                           Address: 600 Penn St.
                                    Reading, PA 19603

                         Telecopier No.: 610-655-1514

                         BANK OF TOKYO-MITSUBISHI
                         TRUST COMPANY,



                         By /s/ Mark R. Marron
                           --------------------------
                           Name:  Mark R. Marron
                           Title: Vice President

                           Address: 1251 Avenue of the
                                    Americas
                                    New York, NY 10116

                         Telecopier No.: 212-782-6440


                         MARINE MIDLAND BANK,



                         By /s/ William M. Holland
                           --------------------------
                           Name:  William M. Holland
                           Title: Vice President

                           Address: 140 Broadway, 4th Floor
                                    New York, NY 10005-1196

                         Telecopier No.: 212-658-5109


                         ISTITUTO BANCARIO SAN PAOLO DI
                         TORINO SpA,



                         By /s/ Luca Sacchi
                           --------------------------
                           Name:  Luca Sacchi
                           Title: Assistant Vice President


                         By /s/ Ettore Viazzo
                           --------------------------
                           Name:  Ettore Viazzo
                           Title: Assistant Vice President

                           Address: 245 Park Avenue
                                    New York, NY 10167

                           Telecopier No.: 212-599-5303

                                              CONFORMED COPY
                                                  FACILITY B
                                                      5-YEAR

============================================================

            COMPETITIVE ADVANCE, REVOLVING CREDIT
                   AND GUARANTY AGREEMENT


                        dated as of


                      October 23, 1997


                           among


          DENTSPLY INTERNATIONAL INC., as Borrower,

                THE GUARANTORS NAMED HEREIN,

                   THE BANKS NAMED HEREIN,

      THE CHASE MANHATTAN BANK, as Administrative Agent

                            and

          ABN AMRO BANK N.V., as Documentation Agent

                      TABLE OF CONTENTS


                                                        Page
                                                        ----
                         ARTICLE I

                        Definitions
                        -----------

SECTION 1.01.  Definitions. . . . . . . . . . . . . . .    2
SECTION 1.02.  Accounting Terms and Determinations. . .   20
SECTION 1.03.  Exchange Rates . . . . . . . . . . . . .   20

                               ARTICLE II

                                  Loans

SECTION 2.01.  Commitments. . . . . . . . . . . . . . .  21
SECTION 2.02.  Loans. . . . . . . . . . . . . . . . . .  21
SECTION 2.03.  Use of Proceeds. . . . . . . . . . . . .  24
SECTION 2.04.  Competitive Bid Procedure. . . . . . . .  24
SECTION 2.05.  Revolving Credit Borrowing
                Procedure . . . . . . . . . . . . . . .  27
SECTION 2.06.  Letters of Credit. . . . . . . . . . . .  27
SECTION 2.07.  Refinancings . . . . . . . . . . . . . .  33
SECTION 2.08.  Fees . . . . . . . . . . . . . . . . . .  34
SECTION 2.09.  Notes; Repayment of Loans. . . . . . . .  35
SECTION 2.10.  Interest on Loans. . . . . . . . . . . .  36
SECTION 2.11.  Interest on Overdue Amounts. . . . . . .  37
SECTION 2.12.  Alternate Rate of Interest . . . . . . .  37
SECTION 2.13.  Termination, Reduction, Increase
                and Extension of Commitments. . . . . .  38
SECTION 2.14.  Prepayment of Loans. . . . . . . . . . .  41
SECTION 2.15.  Eurodollar Reserve Costs . . . . . . . .  42
SECTION 2.16.  Reserve Requirements; Change
                in Circumstances. . . . . . . . . . . .  42
SECTION 2.17.  Change in Legality . . . . . . . . . . .  44
SECTION 2.18.  Indemnity. . . . . . . . . . . . . . . .  45
SECTION 2.19.  Pro Rata Treatment . . . . . . . . . . .  46
SECTION 2.20.  Right of Setoff. . . . . . . . . . . . .  47
SECTION 2.21.  Sharing of Setoffs . . . . . . . . . . .  47
SECTION 2.22.  Payments . . . . . . . . . . . . . . . .  48
SECTION 2.23.  United States Withholding. . . . . . . .  49
SECTION 2.24.  Participations; Assignments. . . . . . .  51


                               ARTICLE III

                     Representations and Warranties

SECTION 3.01.  Organization; Corporate Powers . . . . .  55
SECTION 3.02.  Authorization. . . . . . . . . . . . . .  55
SECTION 3.03.  Enforceability . . . . . . . . . . . . .  56
SECTION 3.04.  Governmental Approvals . . . . . . . . .  56
SECTION 3.05.  Financial Statements and Condition . . .  56

SECTION 3.06.  No Material Adverse Change . . . . . . .  58
SECTION 3.07.  Title to Properties. . . . . . . . . . .  58
SECTION 3.08.  Litigation . . . . . . . . . . . . . . .  58
SECTION 3.09.  Tax Returns. . . . . . . . . . . . . . .  59
SECTION 3.10.  Agreements . . . . . . . . . . . . . . .  59
SECTION 3.11.  Employee Benefit Plans . . . . . . . . .  60
SECTION 3.12.  Investment Company Act; Public
                Utility Holding Company Act;
                Federal Power Act . . . . . . . . . . .  61
SECTION 3.13.  Federal Reserve Regulations. . . . . . .  61
SECTION 3.14.  Defaults; Compliance with Laws . . . . .  61
SECTION 3.15.  Use of Proceeds. . . . . . . . . . . . .  62
SECTION 3.16.  Affiliated Companies . . . . . . . . . .  62
SECTION 3.17.  Environmental Liabilities. . . . . . . .  62
SECTION 3.18.  Disclosure . . . . . . . . . . . . . . .  63
SECTION 3.19.  Insurance. . . . . . . . . . . . . . . .  64


                               ARTICLE IV

                          Conditions of Lending

SECTION 4.01.  All Borrowings . . . . . . . . . . . . .  64
SECTION 4.02.  Closing Date . . . . . . . . . . . . . .  65


                                ARTICLE V

                          Affirmative Covenants

SECTION 5.01.  Corporate Existence. . . . . . . . . . .  67
SECTION 5.02.  Maintenance of Property. . . . . . . . .  68
SECTION 5.03.  Insurance. . . . . . . . . . . . . . . .  68
SECTION 5.04.  Obligations and Taxes. . . . . . . . . .  68
SECTION 5.05.  Financial Statements; Reports, etc.. . .  69
SECTION 5.06.  Defaults and Other Notices . . . . . . .  71
SECTION 5.07.  ERISA. . . . . . . . . . . . . . . . . .  71
SECTION 5.08.  Access to Premises and Records . . . . .  72
SECTION 5.09.  Compliance with Laws, etc. . . . . . . .  72
SECTION 5.10.  Security Interests . . . . . . . . . . .  73
SECTION 5.11.  Subsidiary Guarantors. . . . . . . . . .  73
SECTION 5.12.  Environmental Laws . . . . . . . . . . .  73
SECTION 5.13.  Existing Credit Agreements . . . . . . .  74


                               ARTICLE VI

                           Negative Covenants

SECTION 6.01.  Liens. . . . . . . . . . . . . . . . . .  75
SECTION 6.02.  Indebtedness . . . . . . . . . . . . . .  77
SECTION 6.03.  Mergers, Consolidations, Sales
                of Assets and Acquisitions. . . . . . .  77
SECTION 6.04.  Change of Business . . . . . . . . . . .  78
SECTION 6.05.  Transactions with Affiliates . . . . . .  78
SECTION 6.06.  Sale and Leaseback . . . . . . . . . . .  79
SECTION 6.07.  Dividends by Subsidiaries. . . . . . . .  79

SECTION 6.08.  Amendments to Certain Documents. . . . .  80
SECTION 6.09.  Minimum Consolidated Net Worth . . . . .  80
SECTION 6.10.  Interest Coverage. . . . . . . . . . . .  80
SECTION 6.11.  Debt Ratio . . . . . . . . . . . . . . .  80
SECTION 6.12.  Fiscal Year. . . . . . . . . . . . . . .  80


                               ARTICLE VII

                            Events of Default


                              ARTICLE VIII

                                Guarantee

SECTION 8.01.  Guarantee. . . . . . . . . . . . . . . .  85
SECTION 8.02.  No Impairment of Guaranty. . . . . . . .  85
SECTION 8.03.  Continuation and Reinstatement, etc. . .  86
SECTION 8.04.  Payment, etc . . . . . . . . . . . . . .  86
SECTION 8.05.  Benefit to Guarantors. . . . . . . . . .  87


                               ARTICLE IX

                          Administrative Agent

SECTION 9.01.  Appointment of Administrative Agent. . .  87
SECTION 9.02.  Exculpation. . . . . . . . . . . . . . .  87
SECTION 9.03.  Consultation with Counsel. . . . . . . .  88
SECTION 9.04.  The Administrative Agent, Individually .  88
SECTION 9.05.  Reimbursement and Indemnification. . . .  89
SECTION 9.06.  Resignation. . . . . . . . . . . . . . .  89


                                ARTICLE X

                              Miscellaneous

SECTION 10.01.  Notices . . . . . . . . . . . . . . . .  90
SECTION 10.02.  No Waivers; Amendments. . . . . . . . .  90
SECTION 10.03.  Applicable Law; Submission
                 to Jurisdiction; Service of
                 Process; Waiver of Jury Trial. . . . .  91
SECTION 10.04.  Expenses; Documentary Taxes . . . . . .  92
SECTION 10.05.  Indemnity . . . . . . . . . . . . . . .  93
SECTION 10.06.  Successors and Assigns. . . . . . . . .  93

SECTION 10.07.  Survival of Agreements,
                 Representations and Warranties, etc. .  93
SECTION 10.08.  Severability. . . . . . . . . . . . . .  94
SECTION 10.09.  Cover Page and Section Headings . . . .  94
SECTION 10.10.  Counterparts. . . . . . . . . . . . . .  94
SECTION 10.11.  Confidentiality . . . . . . . . . . . .  94
SECTION 10.12.  Conversion of Currencies. . . . . . . .  95
SECTION 10.13.  European Monetary Union . . . . . . . .  96

Contents, p. 6


Exhibits

  A-1            Form of Competitive Bid Request
  A-2            Form of Notice of Competitive Bid Request
  A-3            Form of Competitive Bid
  A-4            Form of Competitive Bid Accept/Reject Letter
  A-5            Form of Revolving Credit Borrowing Request

  B-1            Form of Competitive Note
  B-2            Form of Revolving Credit Note

  C              Form of Contribution Agreement

  D-1            Form of Opinion of Morgan, Lewis & Bockius
  D-2            Form of Opinion of J. Patrick Clark, Esq.

  E              Form of Assignment and Acceptance


Schedules

  1.01           Guarantors
  2.01           Commitments
  2.02           Scheduled Loans
  3.16           Affiliates
  3.17           Environmental Liabilities
  4.02           Consents
  6.01           Liens

                         5-YEAR COMPETITIVE ADVANCE, REVOLVING
                  CREDIT AND GUARANTY AGREEMENT dated as of
                  October 23, 1997, among DENTSPLY
                  INTERNATIONAL INC., a Delaware corporation
                  (the "Borrower"), the Guarantors named
                  herein, the Banks named herein (individually a "Bank" and collectively the "Banks"), THE CHASE MANHATTAN BANK, as Administrative Agent for the Banks (the "Administrative Agent"), and ABN AMRO BANK N.V., as Documentation Agent for the Banks (the "Documentation Agent").


                         INTRODUCTORY STATEMENT

            All terms not otherwise defined herein are defined in Article I hereof.

            The Borrower has requested that the Banks extend credit to the Borrower in order to enable the Borrower to borrow on a standby revolving credit basis (a) principal amount not in excess of $175,000,000 at any time outstanding and (b) to obtain Letters of Credit.

            The Borrower has also requested that the Banks provide a procedure pursuant to which the Borrower may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Borrower.

            The proceeds of all such borrowings and all Letters of Credit are to be used (a) to refinance outstanding Indebtedness of the Borrower under the Borrower's Existing Credit Agreements and (b) for general working capital and corporate purposes, including acquisitions in the health care products industry.

            To provide assurance for the repayment of the Loans and all related interest, fees, charges, expenses, reimbursement obligations and other amounts payable with respect thereto, the Guarantors will guarantee the Obligations pursuant to Article VIII hereof.

            Accordingly, the Borrower, the Guarantors, the Banks and the Administrative Agent agree as follows:


                                ARTICLE I

                               Definitions

            SECTION 1.01.  Definitions.  As used in this
Agreement, the following words and terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

            "Affiliate" shall mean, with respect to the person in question, (a) any person (including any member of the immediate family of any such natural person) which (i) directly or indirectly beneficially owns or controls 10% or more of the total voting power of shares of capital stock having the right to vote for directors under ordinary circumstances (if such person is a corporation), (ii) is a general partner (if such person is a partnership) or
(iii)is otherwise empowered, by contract, voting trust or otherwise, to direct the business or affairs of such person,
(b) any person controlling, controlled by or under common control with any such person (within the meaning of Rulea405 under the Securities Act of 1933), and (c) any director, general partner or executive officer of any such person.

            "Administrative Agent" shall mean The Chase
Manhattan Bank, in its capacity as agent for the Banks hereunder and not in its individual capacity as a Bank, or such successor Administrative Agent as may be appointed pursuant to Section 9.06.

            "Agreement" shall mean the $175,000,000, 5-Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 23, 1997, among DENTSPLY International Inc., as Borrower, the Guarantors named therein, the Banks named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN Amro Bank N.V., as Documentation Agent, as the same may be amended, modified or supplemented from time to time.

            "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day,
(b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in The City of New York; each change in the Prime Rate shall be effective on the date such change is announced as effective. "Base CD Rate" shall mean the sum of (x) the product of (i) the Average Weekly Three-Month Secondary CD Rate and (ii) Statutory Reserves plus (y) the Assessment Rate. "Average Weekly Three-Month Secondary CD Rate" shall mean the secondary market rate ("Secondary CD Rate") for three-month certificates of deposit (secondary market) of major United States money market banks for the most recent weekly period ending Friday reported in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" or any successor publication released during the week for which the Secondary CD Rate is being determined. The Secondary CD Rate so reported shall be in effect, for the purpose of this definition, for each day of the week during which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve Board for any week, such average rate shall be determined by the Administrative Agent on the first Business Day of the week succeeding such week for which such rate information is not published on the basis of bids quoted to the Administrative Agent by three New York City negotiable certificate of deposit dealers of recognized standing for secondary market morning offerings of negotiable certificates of deposit of major United States money market banks with maturities of three months. Any change in the Alternate Base Rate due to a change in the Average Weekly Three-Month Secondary CD Rate shall be effective on the effective date of such change in the Average Weekly Three-Month Secondary CD Rate. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain both the Base CD Rate and the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

            "Alternate Currency" means British Pounds
Sterling, Swiss Francs, Deutsche Marks and any other currency requested by the Borrower and approved by each Bank that is freely tradeable and exchangeable into Dollars in the London market and for which an Exchange Rate can be determined by reference to the Reuters World Currency Page or another publicly available service for displaying exchange rates.

            "Applicable Commitment Percentage" means, with respect to any Bank, the percentage of the total Commitments represented by such Bank's Commitment. If the Commitments have been terminated or expired, the Applicable Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

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            "Applicable Percentage" shall mean on any date,
with respect to the Facility Fee or the Loans comprising any LIBOR Revolving Credit Borrowing, as the case may be, the applicable percentage set forth in the table below based upon the Consolidated Interest Coverage Ratio of the Borrower for the four fiscal quarters immediately preceding such date treated as a single accounting period (determined in accordance with Section 2.10(e)):

        FACILITY FEE/LIBOR BORROWING APPLICABLE PERCENTAGE TABLE

  If the Applicable       Applicable         Applicable
Consolidated Interest     Percentage         Percentage
  Coverage Ratio is:     Facility Fee      LIBOR Borrowing

Greater than or
equal to 12.0:1.0           .1000%              .1500%

Less than 12.0:1.0
but greater than
or equal to 7.5:1.0         .1250%              .1750%

Less than 7.5:1.0
but greater than
or equal to 5.5:1.0         .1500%              .2500%

Less than 5.5:1.0
but greater than
or equal to 4.0:1.0         .1750%              .3250%

Less than 4.0:1.0           .2000%              .4250%

            "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if not already a whole multiple of 1/100 of 1%, to the next higher 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation ("FDIC") (or any successor) for insurance by the FDIC (or such successor) of time deposits made in dollars at its domestic offices.


            "Assignment and Acceptance" shall mean an agreement in the form of Exhibit E hereto entered into pursuant to Section 2.24 executed by the assignor, assignee and other parties as contemplated thereby.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "Bank" and "Banks" shall mean the financial institutions listed on Schedule 2.01 and any assignee of a Bank pursuant to Section 2.24(b) or (c).

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            "Board" shall mean the Board of Governors of the
Federal Reserve System of the United States.

            "Borrowing" shall mean a group of Loans of a single Interest Rate Type made by the Banks (or in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to
Section 2.04) on a single date and as to which a single
Interest Period is in effect.

            "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of New York or the Commonwealth of Pennsylvania on which banks and the Federal Reserve Bank of New York are open for business in New York City; provided, however, that when used in connection with a LIBOR Loan the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Calculation Date" means the last Business Day of each calendar quarter.

            "Capitalized Lease Obligations" shall mean any obligation of a Person as lessee of any property (real, personal or mixed), which, in accordance with generally accepted accounting principles, is or should be accounted for as a capital lease on the balance sheet of such Person.

            "Closing Date" shall mean the date of the first
Borrowing hereunder.

            "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

            "Commitment" shall mean, with respect to each Bank, the commitment of such Bank hereunder as initially set forth on Schedule 2.01 as such Bank's Commitment may be permanently terminated, reduced, increased or extended from time to time pursuant to Section 2.13. Subject to
Section 2.13, the Commitments shall automatically and permanently terminate on the Maturity Date.

            "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.04.

            "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.04(d) in the form of Exhibit A-4.

            "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.04(b),
(a) in the case of a LIBOR Loan, the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

            "Competitive Bid Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-1.

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



            "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.04.

            "Competitive Loan" shall mean a Loan from a Bank to the Borrower pursuant to the bidding procedure described in Section 2.04. Each Competitive Loan shall be a LIBOR
Competitive Loan or a Fixed Rate Loan.

            "Competitive Loan Exposure" means, with respect to any Bank at any time, the aggregate principal amount of the outstanding Competitive Loans of such Bank.

            "Competitive Note" shall mean a promissory note of the Borrower in the form of Exhibit B-1 executed and delivered as provided in Section 2.09.

            "Consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with generally accepted accounting principles (except as otherwise required herein) for the Borrower and each Subsidiary which is a Consolidated Subsidiary of the Borrower.

            "Consolidated EBITDA" shall mean for any period "Income from operations" as set forth in the DENTSPLY International Inc. Consolidated Statements of Income, plus depreciation and amortization (to the extent previously deducted), determined in accordance with generally accepted accounting principles and in a manner consistent with the accounting principles used to prepare the audited DENTSPLY International Inc. Consolidated Statements of Income for the year ended December 31, 1996, and delivered to the Administrative Agent; provided that there shall be excluded:
          (a) the income (or loss) from operations of any person, accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the person whose income is being determined or a subsidiary of such person; and

          (b) the income (or loss) from operations of any person (other than a Subsidiary) in which the person whose operating income is being determined or any subsidiary of such person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of cash dividends or similar distributions.

            "Consolidated Interest Coverage Ratio" shall mean, in respect of any fiscal period of the Borrower,
(a) Consolidated EBITDA divided by (b) Consolidated Interest
Expense.

            "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, without duplication of expense among fiscal periods (a) the aggregate amount

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



determined on a Consolidated basis of (i) all interest on Indebtedness of the Borrower and its Consolidated
Subsidiaries accrued during such period, (ii) all rentals imputed as interest accrued under Capitalized Lease
Obligations during such period by such person and (iii) all amortization of discount and expense relating to Indebtedness of the Borrower and its Consolidated
Subsidiaries which amortization was accounted for during such period, (b) adjusted downward for capital gains and upward for capital losses on maturing U.S. Treasury obligations and (c) adjusted downward for interest income
(to the extent not previously excluded), as determined in accordance with generally accepted accounting principles.

            "Consolidated Net Income" shall mean the net income (or net loss) of the Borrower and its Consolidated
Subsidiaries for the period in question (taken as a whole), as determined in accordance with generally accepted accounting principles; provided that there shall be excluded:

            (a) the net income (or net loss) of any person, accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the person whose net income is being determined or a subsidiary of such person; and

            (b) the net income (or net loss) of any person (other than a Subsidiary) in which the person whose net income is being determined or any subsidiary of such person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of cash dividends or similar distributions.

            "Consolidated Net Worth" shall mean, as at any date of determination, the sum of the capital stock (less treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Consolidated Subsidiaries on a Consolidated basis.

            "Consolidated Subsidiary" means, in the case of the Borrower at any date, any Subsidiary or other entity the accounts of which are Consolidated with those of the Borrower in the Consolidated financial statements of the Borrower as of such date.

            "Consolidated Total Capitalization" shall mean the sum of (a) Consolidated Total Indebtedness and (b) Consolidated Net Worth.

            "Consolidated Total Indebtedness" shall mean the Consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries.

            "Contribution Agreement" shall mean a Contribution
Agreement among the Borrower and the Guarantors substantially in the form of Exhibit C hereto.

            "Credit Exposure" means, in respect of any Bank,

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



the sum of such Bank's Revolving Credit Exposure and its Competitive Loan Exposure.

            "Debt Ratio" shall mean the ratio of Consolidated
Total Indebtedness to Consolidated Total Capitalization.

            "Default" shall mean an Event of Default or any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Des Plaines Lease" shall mean the Amended and Restated Sale and Leaseback Agreement, dated as of Augusta1,
1991 between McDonough Partners I as Buyer and Midwest
Dental Products Corporation, as Seller.

            "Dollar Equivalent" means (a) as to any Loan denominated in Dollars, the principal amount thereof, and
(b) as to any Loan denominated in an Alternate Currency, the Dollar Equivalent of the principal amount thereof, determined by the Administrative Agent pursuant to Section 1.03(a) using the Exchange Rate with respect to such Alternate Currency at the time in effect.

            "Dollars", "dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

            "Effective Date" shall mean the date on which the conditions to borrowing set forth in Sections 4.01 and 4.02 are first satisfied.

            "Environmental Laws" shall mean all statutes, ordinances, orders, rules and regulations relating to environmental matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials or in any manner applicable to the Borrower or any of the Subsidiaries or any of their respective properties, including the Comprehensive
Environmental Response, Compensation, and Liability Act
(42 U.S.C. ss.9601 et seq.), the Hazardous Material
Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource
Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the
Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.)
and the Emergency Planning and Community Right-to-Know Act
(42 U.S.C. ss.11001 et seq.), each as amended or supplemented, and any analogous current or future Federal, state or local statutes and regulations promulgated pursuant thereto.

            "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as the same may from time to time be amended.

            "ERISA Affiliate" shall mean with respect to the

Borrower, any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code.

            "ESOP" shall mean the DENTSPLY Employee Stock
Ownership Plan effective as of December 1, 1982 and restated as of January 1, 1991.

            "Event of Default" shall mean any of the events described in clauses (a) through (m) of Article VII.

            "Exchange Rate" means, on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such date on the Reuters World Currency Page for such Alternate Currency. In the event that such rate does not appear on any Reuters
World Currency Page, the Exchange Rate shall be determined by reference to the applicable Bloomberg System page, or, in the event that such rate does not appear on such page, such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of Dollars for delivery twoaBusiness Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "Execution Date" shall mean the date of this Agreement.

            "Existing Credit Agreements" shall mean the Existing Revolving Credit Agreement and the Existing Term
Loan Agreement.

            "Existing Revolving Credit Agreement" shall mean the $175,000,000 Competitive Advance, Revolving Credit and
Guaranty Agreement dated as of November 15, 1993, as amended, among the Borrower, the guarantors and banks party thereto and The Chase Manhattan Bank, as Agent.

            "Existing Term Loan Agreement" shall mean the
$60,000,000 Multi-Currency Term Loan Agreement dated as of
May 12, 1995, among the Borrower, the banks party thereto, and ABN Amro Bank N.V., as Agent.

            "Facility A Credit Agreement" shall mean the
$125,000,000, 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of the date hereof among the Borrower, the guarantors and the banks party thereto, The

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



Chase Manhattan Bank, as administrative agent, and ABN Amro
Bank N.V. as documentation agent, as amended, modified or supplemented from time to time.

            "Facility Fee" shall have the meaning given such term in Section 2.08 hereof.

            "Financial Officer" of any person shall mean its Senior Vice President-Chief Financial Officer, Treasurer or
Controller.

            "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

            "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum
(expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.




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



            "Fundamental Documents" shall mean this Agreement, the Contribution Agreement, the Competitive Notes, the
Letters of Credit and the Revolving Credit Notes.

            "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

            "Guarantors" shall mean all Material Subsidiaries which are incorporated in the United States, all of which are listed on Schedule 1.01, and any other Subsidiaries of the Borrower which become Guarantors pursuant to Section 5.11.

            "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation shall mean and include (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in a manner, of any part (to the extent of such part) or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the intention or practical effect of which is to assure the payment or performance (or payment of damages or compensation in the event of nonperformance) of any part (to the extent of such part) or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages or compensation in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor or any other person with respect to or on account of such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit or arising out of the import of goods or
(v) the indemnifying or holding harmless, in any way, of a person against any part (to the extent of such part) or all of such person's obligation under a Guaranty except for hold harmless agreements with vendors with respect to product liability and warranties to customers.

            "Hazardous Materials" shall mean any hazardous substances or wastes as such terms are defined in any applicable Environmental Law, including (a) oil, petroleum and any by-product thereof and (b) asbestos and asbestos-containing material.

            "Indebtedness" shall mean, with respect to any person (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, except for debt obligations related to foreign accounts receivable sold to certain banks, (d) all obligations of such person for the deferred purchase price of property or services (except
(i) accounts payable to suppliers incurred in the ordinary course of business and paid within one year, (ii) non-interest-bearing notes payable to suppliers incurred in the ordinary course of business and having a maturity date not later than one year after the date of issuance thereof, and (iii) payroll and other accruals arising in the ordinary course of business), (e) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (f) all Capitalized Lease Obligations, including obligations arising from sale and leaseback transactions which are required to be accounted for as Capitalized Lease Obligations, (g) all Indebtedness of any third party which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) property or assets of the person in question (the amount of such Indebtedness taken into account for the purposes of this clause (g) not to exceed the book value of such property or assets), (h) all Guarantees of such person, and
(i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate hedging transactions (the amount of such Indebtedness for purposes of this clause (i) to be the termination value of such agreement or arrangement); provided, however, that there shall be excluded from this definition (x) Indebtedness between the Borrower and any Subsidiary and (y) Indebtedness between Subsidiaries; provided further, however, that any Indebtedness owed to a Subsidiary remaining outstanding after that Subsidiary ceases to be a Subsidiary shall be included as Indebtedness hereunder.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan, and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Interest Rate Type.

            "Interest Period" shall mean (a) as to any LIBOR
Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding
Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR
Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with Section 2.07 or prepaid in accordance with
Section 2.14 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than 7adays after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business

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



Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Interest Rate Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean LIBOR, the Alternate Base Rate or the Fixed Rate, as applicable.

            "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b)athe aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its Applicable Commitment Percentage of the total LC Exposure at such time.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the rate at which deposits in the applicable currency approximately equal in principal amount to (a) in the case of a Revolving Credit Borrowing, the Administrative Agent's portion of such LIBOR Borrowing and (b) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

            "LIBOR Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article II.

            "LIBOR Loan" shall mean any LIBOR Competitive Loan or LIBOR Revolving Credit Loan.

            "LIBOR Revolving Credit Loan" shall mean any
Revolving Credit Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of
Article II.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction other than a financing statement filed or given as a precautionary measure in respect of a lease which is not required to be accounted for as a Capitalized Lease Obligation and which does not otherwise secure an obligation that constitutes Indebtedness).

            "Loan" shall mean a Competitive Loan or a Revolving Credit Loan, whether made as a LIBOR Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

            "Margin" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to four decimal places) to be added to or subtracted from LIBOR in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Material Subsidiary" shall mean any Subsidiary (i) the consolidated net income of which for the most recent fiscal year of the Borrower for which audited financial statements have been delivered pursuant to Section 5.05 were greater than or equal to 5% of Consolidated Net Income for such fiscal year, (ii) the consolidated tangible assets of which as of the last day of the Borrower's most recently ended fiscal year were greater than or equal to 5% of the Borrower's consolidated tangible assets as of such date or (iii) the net worth of which as of the last day of the Borrower's most recently ended fiscal year was greater than or equal to 5% of Consolidated Net Worth as of such date; provided that, if at any time the aggregate amount of the consolidated net income, consolidated tangible assets or consolidated net worth of all Subsidiaries incorporated in the United States that are not Material Subsidiaries exceeds 15% of consolidated net income for any such fiscal year, 15% of the Borrower's consolidated tangible assets as of the end of any such fiscal year or 15% of Consolidated Net Worth for any such fiscal year, the Borrower (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent) shall designate as "Material Subsidiaries" Subsidiaries incorporated in the United States sufficient to eliminate such excess, and such designated Subsidiaries incorporated in the United States shall for all purposes of this Agreement constitute Material Subsidiaries.

            "Maturity Date" shall mean the fifth anniversary of the Execution Date, subject to any extension made pursuant to Section 2.13.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Notes" shall mean the Competitive Notes and the Revolving Credit Notes.

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



            "Obligations" shall mean the obligation of the Borrower to make due and punctual payments of principal of and interest on the Loans, the Facility Fee and all other monetary obligations of the Borrower to the Administrative Agent or any Bank under this Agreement, the Notes or the Fundamental Documents.

            "PBGC" shall mean the Pension Benefit Guaranty
Corporation referred to and defined in ERISA.

            "person" or "Person" shall mean any natural person, corporation, trust, association, company, partnership, joint venture or government, or any agency or political subdivision thereof.

            "Plan" shall mean any employee plan (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

            "Pro Forma Basis" shall mean, in connection with an acquisition or disposition by or merger involving the Borrower or any Subsidiary, a computation of compliance with the requirements of this Agreement for the immediately preceding four full fiscal quarters or other relevant period assuming that such acquisition, disposition or merger had occurred at the beginning of such period. Such computation shall take into account the relevant financial information with respect to the acquired, disposed of, or merged entity for such period and shall assume that any Indebtedness incurred in connection with such acquisition, disposition or merger had been incurred at the beginning of such period; provided, however, in order to avoid double-counting, it is acknowledged that if the Borrower or any Subsidiary incurs
Indebtedness in connection with such a transaction and repays Indebtedness of the acquired, disposed of or merged entity, the Indebtedness so repaid shall not be included as Indebtedness of such entity for such period.

            "Reduction Date" shall have the meaning given in
Section 2.13(c) hereof.

            "Register" shall be as defined in Section 2.24(e).

            "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and

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interpretations thereunder or thereof.

            "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder.

            "Required Banks" shall mean at any time Banks holding (i) at least 51% of the Commitments and (ii) at least 51% of the principal amount of Loans then outstanding; provided that in order to terminate the Commitments or declare the Notes to be forthwith due and payable pursuant to Article VII hereof, "Required Banks" shall mean Banks holding at least 51% of the aggregate principal amount then outstanding of Credit Exposures.

            "Revolving Credit Borrowing" shall mean a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Banks.

            "Revolving Credit Borrowing Request" shall mean a request made pursuant to Section 2.05 in the form of Exhibit A-5.

            "Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of (a) the outstanding principal amount of such Bank's Revolving Credit Loans denominated in Dollars, (b) the Dollar Equivalent of the outstanding principal amount of such Bank's Revolving Credit Loans denominated in Alternate Currencies, and (c) such Bank's LC Exposure at such time.

            "Revolving Credit Loans" shall mean the revolving loans made by the Banks to the Borrower pursuant to Section 2.05. Each Revolving Credit Loan shall be a LIBOR Revolving Credit Loan or an ABR Loan.

            "Revolving Credit Note" shall mean a promissory note of the Borrower in the form of Exhibit B-2, executed and delivered as provided in
Section 2.09.

            "Senior Officer" shall mean the Chairman, Vice
Chairman, President and Senior Vice Presidents of the Borrower.

            "Statutory Reserves" shall mean (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate rates expressed as a decimal of (A) basic and supplemental reserve requirements in effect on the date of effectiveness of the Average Weekly Three-Month Secondary CD Rate (as such term is defined in the definition of "Alternate Base Rate") under Regulation D of the Board applicable to three-month certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D), plus (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank" and (b) with respect to LIBOR, shall mean a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is one minus the aggregate of the maximum reserve requirements (including any marginal, special, emergency or supplemental reserves) established by the Board or any other banking authority to which a Bank is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve

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percentages shall include those imposed under Regulation D.  LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which more than 50% of the securities or other ownership interests having ordinary voting power is, at the time of which any determination is being made, owned or controlled by such person or one or more subsidiaries of such person.

            "Subsidiary" shall mean a subsidiary of the Borrower.

            "Total Commitment" shall mean the aggregate amount of the Banks' Commitments, as in effect at such time.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02.  Accounting Terms and Determinations.   All
accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and practices consistent in all material respects (except for changes with which the Borrower's independent auditors concur) with those applied in the preparation of the financial statements referred to in Section 3.05(a) (and references herein to generally accepted accounting principles shall mean generally accepted accounting principles as so applied) and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, except as otherwise expressed herein. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" as used in this Agreement and any Exhibit or Schedule hereto shall be deemed in each case to be followed by the phrase "without limitation".

            SECTION 1.03.  Exchange Rates.

            (a) Not later than 1:00 p.m., London time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Alternate Currency and (ii) give notice thereof to the Banks and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.12 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Alternate Currencies.

            (b)  Not later than 5:00 p.m., London time, on each Reset Date

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and each date on which a Borrowing or issuance of any Letter of Credit shall occur, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amount of the Loans then outstanding that are denominated in Alternate Currencies (after giving effect to any Loans made or repaid on such date) and (ii) notify the Borrower of the aggregate Credit Exposures of the Banks.


                               ARTICLE II

                                  Loans

            SECTION 2.01.  Commitments.

            (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, in Dollars or one or more Alternate
Currencies, at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment minus (i) the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.19, and (ii) the amount which is the product of (y) the aggregate principal amounts (or the Dollar Equivalent thereof) due under any loans outstanding under the Existing Credit Agreements and listed on Schedule 2.02 (the "Scheduled Loans") and (z) such Bank's Applicable Commitment Percentage, subject, however, to the conditions that (a) at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Exposures of all Banks plus (B) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (ii) the Total Commitment minus the Dollar Equivalent of any outstanding Scheduled Loans, (b) at all times (except as expressly contemplated by the last sentence of Section
2.13(d)) the Revolving Credit Exposure of each Bank shall equal the product of (i) such Bank's Applicable Commitment Percentage and (ii) the outstanding aggregate Revolving Credit Exposures and (c) the aggregate Dollar Equivalent of the Revolving Credit Loans denominated in Alternate Currencies shall not exceed $50,000,000 at any time.

            (b) Within the foregoing limits, the Borrower may borrow, pay or repay and reborrow hereunder, on and after the Effective Date and prior to the Maturity Date, upon the terms and subject to the conditions and limitations set forth herein.

            SECTION 2.02.  Loans.

            (a) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Competitive Loan shall be made in dollars in accordance with the procedures set forth in Section
2.04. The Competitive Loans comprising any Borrowing shall be denominated in Dollars in an aggregate amount that is at least $5,000,000 and in an integral multiple of $1,000,000. The Revolving Credit Loans comprising any

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Borrowing shall be in a minimum amount of $5,000,000 (or the Dollar
Equivalent thereof) and, in the case of Loans denominated in Dollars, an integral multiple of $1,000,000, or an aggregate principal amount equal to (or the Dollar Equivalent of which is equal to) the remaining balance of the available Commitments or the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)).

            (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans, and each Revolving Credit Borrowing shall be comprised entirely of LIBOR Revolving Credit Loans, or, in the case of a Borrowing denominated in Dollars, ABR Loans, as the Borrower may request pursuant to Section 2.04 or 2.05, as applicable. Each Bank may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than 15 separate Revolving Credit Loans of any one Bank being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.

            (c) Subject to Section 2.07 each Bank shall make each Loan (other than Loans denominated in Alternate Currencies) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., NewaYork City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent; (provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank), or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section 2.04 in the amounts so accepted and Revolving Credit Loans shall be made by the Banks pro rata in accordance with Section 2.19. Each Bank shall make each Loan denominated in an Alternate Currency to be made by it hereunder on the proposed date thereof by wire transfer of such immediately available funds as may then be customary for the settlement of international transactions in the applicable Alternate Currency, by 11:00 a.m., London time, to an account designated by the Administrative Agent. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in London and designated by the Borrower in the applicable Revolving Credit Borrowing Request or Competitive Bid Request or to such other account as may be specified in the applicable Revolving Credit Borrowing Request or Competitive Bid Request. Unless the Administrative Agent shall have received notice from a Bank prior to the

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date of any Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate, or, in the case of any amount denominated in an Alternate Currency, such other rate as shall be specified by the Administrative Agent as representing its cost of overnight or short-term funds. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this
Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03.  Use of Proceeds.  The proceeds of
the Loans shall be used to refinance outstanding Indebtedness of the Borrower under the Existing Credit Agreements and for general working capital and corporate purposes, including acquisitions in the health care products industry.


            SECTION 2.04.  Competitive Bid Procedure.

            (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1, to be received by the Administrative Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a LIBOR Borrowing or a Fixed Rate Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in an aggregate amount that is at least $5,000,000 and, in an integral multiple of $1,000,000, and (iii) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in

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Exhibit A-2) the Banks to bid, on the terms and subject to the conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

            (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Bank is willing to make to the Borrower,
(ii) the Competitive Bid Rate or Rates at which the Bank is prepared to make the Competitive Loan or Loans and (iii) the Interest Period and the last day thereof. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent via telecopier (i) in the case of LIBOR Competitive Loans, not later than 9:30 a.m., New York City time, three Business
Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30aa.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

            (c) The Administrative Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.04.

            (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (b) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (b) above, (i) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., NewaYork
City time, three Business Days before a proposed Competitive Borrowing and
(ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (b)

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above, (B) the Borrower shall not accept a bid made at a particular
Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted at lower Competitive Bid Rates with respect to such Competitive Bid Request (it being understood that acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate) and (E) except pursuant to clause (D) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in an aggregate amount that is at least $5,000,000 and an integral multiple of $1,000,000, provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (D) above, such Competitive Loan may be in an aggregate amount that is at least $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (D) the amounts shall be rounded to integral multiples of $1,000,000 in a manner that shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

            (e) The Administrative Agent shall promptly notify each bidding Bank whether its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

            (f) A Competitive Bid Request shall not be made within four Business Days after the date of any previous Competitive Bid Request.

            (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

            (h) All notices required by this Section 2.04 shall be given in accordance with Section 10.01.

            (i) Notwithstanding any other provisions of this Agreement, the Borrower shall not be entitled to request any Competitive Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.05. Revolving Credit Borrowing Procedure. In order to effect a Revolving Credit Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a Borrowing notice in the form of Exhibit A-5 (a) in the case of a LIBOR Revolving Credit Borrowing, not later than 12:00 noon, New York City time, three Business Days before a

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proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than
10:00 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Revolving Credit Borrowing Request. Such notice shall be irrevocable and shall in each case specify (a) whether the Borrowing then being requested is to be a LIBOR Revolving Credit Borrowing or an ABR Borrowing, (b) whether such Borrowing is to be in Dollars or an Alternate Currency (and if in an Alternate Currency, such Alternate Currency), (c) the date of such Revolving Credit Borrowing (which shall be a Business Day) and the amount thereof and (d) if such Borrowing is to be a LIBOR Revolving Credit Borrowing, the Interest Period with respect thereto. If no election as to the Interest Rate Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any LIBOR Revolving Credit Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.05 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then (a) in the case of a Borrowing in Dollars, the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing and (b) in the case of a Borrowing in an Alternate Currency, such Borrowing shall be due and payable at the end of such Interest Period. The Administrative Agent shall promptly advise the Banks of any notice given pursuant to this
Section 2.05 and of each Bank's portion of the requested Borrowing.

            SECTION 2.06.  Letters of Credit.

            (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard

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



form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans will not exceed the Total Commitment minus the Dollar Equivalent of any amounts due under any outstanding Scheduled Loans.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Applicable Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Bank's Applicable Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the
Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed,

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the Borrower's obligation to make such payment
shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank's Applicable Commitment Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent its Applicable Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Bank (and
Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Banks nor the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. Notwithstanding the foregoing, the Issuing Bank shall not be excused from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or

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wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.

            (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Banks of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.08(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced
Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives

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notice from the Administrative Agent or the Required Banks (or, if the
maturity of the Loans has been accelerated, Banks with LC Exposures representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense; provided that such deposits may be invested only in UnitedaStates Treasury obligations having a maturity of less than or equal to one year or other comparable money-market instruments. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.07. Refinancings. The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Interest Rate Type made pursuant to Section 2.04 or Section 2.05, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Revolving Credit Borrowings and Revolving Credit Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.09 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.02(c); provided, however, that (a) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in clause (b) below, (b) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to clause (a) above, (c) to the

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extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to clause (a) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.09 and, to the extent of such failure, the Borrower shall pay such amount to the Administrative Agent as required by
Section 2.09; and (d) to the extent the Borrower fails to pay to the Administrative Agent any amounts due in accordance with Section 2.09 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in clause (c) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to clause (a) above to the full extent of such Bank's portion of such Loan.

            SECTION 2.08. Fees. (a) The Borrower agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date or any earlier date on which the Commitment of such Bank shall have been terminated and the outstanding Loans of such Bank repaid in full, a facility fee (a "Facility Fee") on the Commitment of such Bank, whether used or unused, and, after the Commitment of such Bank shall have been terminated, on the outstanding principal amount of such Bank's Revolving Credit Exposure, during the quarter ending on the date such payment is due (or shorter period commencing with the date hereof or ending with the Maturity Date or any earlier date on which the Commitments shall have been terminated and the outstanding Revolving Credit Exposure of such Bank eliminated), at the Applicable Percentage from time to time in effect (as determined in accordance with Section 2.10(e)). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the Closing Date and shall cease to accrue on the Maturity Date or any earlier date on which the Commitment of such Bank shall have been terminated and the outstanding Revolving Credit Exposure of such Bank eliminated.

            (b)  The Borrower agrees to pay the Administrative
Agent, for its own account, the fees provided for in the letter agreement dated September 17, 1997, between the Borrower and the Administrative Agent.

            (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Bank a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Percentage used in determining the interest payable on LIBOR Revolving Credit Loans, on the average daily amount of such Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Bank's
Commitment terminates and the date on which such Bank ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on each

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March 31, June 30, September 30 and December 31, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Banks. Once paid, none of the fees shall be refundable under any circumstances.

            SECTION 2.09. Notes; Repayment of Loans. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Total Commitment. The Revolving Credit Loans made by each Bank shall be evidenced by a single Revolving Credit Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Commitment of such Bank. The outstanding principal balance of each Competitive Loan or Revolving Credit Loan, as evidenced by the relevant Note, shall be payable (a) in the case of a Competitive Loan, on the last day of the Interest Period applicable to such Competitive Loan and on the Maturity Date and (b) in the case of a Revolving Credit Loan, on the Maturity Date in the currency of such Loan. Each Competitive Note and each Revolving Credit Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.10. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date, currency and amount of each Competitive Loan or Revolving Credit Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Revolving Credit Loan, as applicable, and the other information provided on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Revolving Credit Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note.

            SECTION 2.10.  Interest on Loans.

            (a) Subject to the provisions of Sections 2.11 and 2.12, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each LIBOR Revolving Credit Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage and (ii) in the case of each LIBOR Competitive Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Margin

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offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.04.

            (b) Subject to the provisions of Section 2.11, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

            (c) Subject to the provisions of Section 2.11, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.04.
            (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan in the currency of such Loan. The LIBOR or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            (e) The Applicable Percentage shall be determined based on the Consolidated Interest Coverage Ratio at the end of the most recent fiscal quarter for which financial statements have been delivered under Section
5.05 and based on the period of four fiscal quarters then ended treated as a single accounting period.

            SECTION 2.11. Interest on Overdue Amounts. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate (and a year of 360 days in all other cases) equal to (a) in the case of any Loan, the rate applicable to such Loan under Section 2.10 plus 2% per annum and (b) in the case of any other amount, the rate that would at the time be applicable to an ABR Loan under
Section 2.10 plus 2% per annum.

            SECTION 2.12. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Borrowing, the Administrative Agent shall have determined that deposits in the applicable currency in the amount of the requested principal amount of such LIBOR Borrowing are not generally available in the London interbank market, or that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Banks. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower for a LIBOR Competitive Borrowing pursuant to Section 2.04, and any request

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for a LIBOR Revolving Credit Borrowing in an Alternate Currency, shall be of no force and effect and shall be denied by the Administrative Agent and
(b) any request by the Borrower for a LIBOR Revolving Credit Borrowing in Dollars pursuant to Section 2.05 shall be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error; provided, however, that if a determination is made that dollar deposits in the amount of the requested principal amount of such LIBOR Borrowing are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall promptly notify the Borrower of such determination in writing and the Borrower may, by notice to the Administrative Agent given within 24 hours of receipt of such notice, withdraw the request for the LIBOR Competitive Borrowing or the LIBOR Revolving Credit Borrowing, as applicable.

            SECTION 2.13.  Termination, Reduction, Increase
and Extension of Commitments.

            (a) The Commitments shall be automatically terminated on the earlier of (a) the Maturity Date or (b) 30 days after the date hereof if the Closing Date has not occurred.

            (b) Subject to Section 2.14(b), upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

            (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Banks on the date of each termination or reduction (in the case of a reduction, the "Reduction Date"), the Facility Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

            (d) The Borrower may from time to time, and notwithstanding any prior reductions in the Total Commitment by the Borrower, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks), request that the Total Commitment be increased by an amount that is not less than $25,000,000 and will not result in the Total Commitment under this Agreement and the Facility A Credit Agreement exceeding $350,000,000 in the aggregate. Each such notice shall set forth the requested amount of the increase in the Total Commitment and the date on which such increase is to become effective (which shall be not fewer than 20adays after the date of such notice), and shall offer each Bank the opportunity to increase its Commitment by its ratable share, based on the amounts of the Banks' Commitments, of the requested increase in the Total Commitment. Each Bank shall, by notice to the Borrower and the

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Administrative Agent given not more than 15 Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Bank that does not deliver such a notice within such period of 15 Business Days shall be deemed to have declined to increase its Commitment); provided, however, that no Bank may agree to increase its Commitment hereunder unless it shall have agreed to ratably increase its Commitment under the Facility A Credit Agreement (if the Facility A Credit Agreement is then in effect). In the event that, on the 15th Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Banks shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Bank"), which may include any Bank, to extend Commitments or increase their existing Commitments in an aggregate amount equal to all or part of the unsubscribed amount; provided that each Augmenting Bank, if not already a Bank hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder. If (and only if) Banks (including Augmenting Banks) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $25,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph, and shall be deemed added to the Commitments set forth in Schedule 2.01 hereof. Notwithstanding the foregoing, no increase in the Total Commitment (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase, (i) the conditions set forth in paragraphs (b) and (c) of Sectiona4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (ii) on the effective date of such increase the Total Commitment under and as defined in the Facility A Credit Agreement shall be proportionately increased (if the Facility A Credit Agreement is then in effect) in accordance with the terms of such Agreement. Following any increase in the Commitments of any of the Banks pursuant to this paragraph, any Revolving Credit Loans outstanding prior to the effectiveness of such increase shall continue outstanding until the ends of the respective interest periods applicable thereto, and shall than be repaid or refinanced with new Revolving Credit Loans made pursuant to Sections 2.01 and 2.05.

            (e) (i) The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks) not less than 30adays and not more than 60 days prior to the second anniversary of the Execution Date (the "Anniversary Date"), request that the Banks extend the Maturity Date for an additional two years from the Maturity Date then in effect hereunder (the "Existing Maturity Date"). Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than 15 Business Days after the date of the Borrower's notice, advise the Borrower whether or not such Bank agrees to such extension (and any Bank that does not advise the Borrower on or before the 15th Business Day after the date

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of the Borrower's notice shall be deemed to have advised the Borrower that it will not agree to such extension).

            (ii) The Borrower shall have the right on or before the Anniversary Date to require any Bank which shall have advised or been deemed to advise the Borrower that it will not agree to an extension of the Maturity Date (each a "Non-Extending Bank") to transfer without recourse (in accordance with and subject to the restrictions contained in Section 2.24, except that the $3,500 processing fee set forth in Section 2.24(b)(iii) shall be paid by the Borrower) all its interests, rights and obligations under this Agreement to one or more other banks or other financial institutions (any such bank or other financial institution being called a "Substitute Bank"), which may include any Bank; provided that (i) such Substitute Bank, if not already a Bank hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder, (ii) such assignment shall become effective as of the Anniversary Date and (iii) the Borrower shall pay to such Non-Extending Bank in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

            (iii) If (and only if) Banks (including Substitute Banks) holding Commitments that represent at least 66 2/3% of the Total Commitment shall have agreed to extend the Existing Maturity Date (the "Continuing Banks"), then, (i)athe Maturity Date shall be extended to the date two years after the Existing Maturity Date, and (ii) the Commitment of each Non-Extending Bank (subject to any transfer and assignment pursuant to paragraph (b) above) shall terminate (but such Bank shall continue to be entitled to the benefits of Sections 2.16, 2.18, 2.23 and 9.05), and all Loans of such Non-Extending Bank shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Bank hereunder, on the Existing Maturity Date.

            Notwithstanding the foregoing, no extension of the Maturity Date shall be effective with respect to any Bank unless, on and as of the Anniversary Date, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect, dated the Anniversary Date, and executed by a Financial Officer of the Borrower.

            SECTION 2.14. Prepayment of Loans. (a) Prior to the Maturity Date the Borrower shall have the right at any time to prepay any Revolving Credit Borrowing, or, with the consent of the particular Bank or Banks to receive the prepayment, any Competitive Borrowing (which consent may be withheld in such Bank's or Banks' sole discretion), in whole or in part, subject to the requirements of Section 2.18 and 2.19 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent before 12:00 noon, New York City time, at least one Business Day prior to such prepayment in the case of an ABR Loan and at least three Business Days prior to such prepayment in the case of a LIBOR Loan or Fixed Rate Loan; provided, however, that each such partial prepayment shall be in a minimum aggregate principal amount of $5,000,000

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(or the Dollar
Equivalent thereof) and, in the case of a Borrowing denominated in Dollars, an integral multiple of $1,000,000.

            (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.13, the Borrower shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the aggregate Credit Exposures will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this Section 2.14(b) shall be subject to Sections 2.18 and 2.19.

            (c) On any date when the aggregate Credit Exposures (after giving effect to any Borrowings effected on such date) exceed the Total Commitment minus the Dollar Equivalent of any amounts due under any outstanding Scheduled Loans, the Borrower shall make a mandatory prepayment of the Revolving Credit Loans in such amount as may be necessary to eliminate such excess. Any prepayments required by this paragraph shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding LIBOR Revolving Credit Loans.

            (d) Each notice of prepayment shall specify the specific Borrowing, the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein. All prepayments under this Section 2.14 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

            SECTION 2.15. Eurodollar Reserve Costs. The Borrower shall pay to the Administrative Agent for the account of each Bank, so long as such Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Bank, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Bank for such
Interest Period. Such additional interest shall be determined by such Bank and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower by any Bank shall be payable to the Administrative Agent for the account of such Bank on each Interest Payment Date for such Loan.

            SECTION 2.16.  Reserve Requirements; Change in
Circumstances.

            (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall subject any Bank (for purposes of this
Section 2.16, the defined term "Bank" shall be deemed to include as

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applicable the Issuing Bank) to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any LIBOR Loan, Fixed Rate Loan, or Letter of Credit, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBOR Loan, Fixed Rate Loan, or Letter of Credit made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (other than requirements as to which the Borrower is obligated to make payments pursuant to Section 2.15) against assets of, deposits with or for the account of, or credit extended by, such Bank, or (iii)ashall impose on such Bank or the London interbank market any other condition affecting this Agreement or any LIBOR Loan, Fixed Rate Loan, or Letter of Credit made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of issuing, participating in, making or maintaining any LIBOR Loan, Fixed Rate Loan, or Letter of Credit, as the case may be, or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Borrower shall pay such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank.

            (b) If, after the date of this Agreement, any Bank shall have determined in good faith that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and
Capital Standards", or the adoption after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Bank (or holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then, from time to time, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction upon demand by such Bank.

            (c)  A certificate of a Bank setting forth in reasonable detail

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(i) such amount or amounts as shall be necessary to compensate such Bank
(or participating banks or other entities pursuant to Sections 2.06 and 2.24) as specified in paragraph (a) or (b) above, as the case may be, and
(ii) the calculation of such amount or amounts under clause (c)(i), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same.

            (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.16 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

            SECTION 2.17. Change in Legality. (a) Notwith standing anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any LIBOR Loan or to give effect to its obligations to make LIBOR Loans as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Bank may:

            (i) declare that LIBOR Loans will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for LIBOR Competitive Loans and the Borrower shall be prohibited from requesting LIBOR Revolving Credit Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

            (ii) require that all outstanding LIBOR Loans made by it and denominated in Dollars be converted to ABR Loans, in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.17(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such LIBOR Loans.

            (iii) declare all outstanding LIBOR Loans made by it and denominated in an Alternate Currency due and payable in full.

            (b) For purposes of this Section 2.17, a notice to the Borrower by any Bank pursuant to Section 2.17(a) shall be effective on the date of receipt thereof by the Borrower.

            (c) Notwithstanding the foregoing, if the affected Bank can continue to offer LIBOR Loans by transferring LIBOR Loans to another

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existing lending office of such Bank, such Bank agrees to so transfer the
LIBOR Loans unless doing so would, in its good faith judgment, subject it to any expense or liability or be otherwise disadvantageous to it.

            SECTION 2.18. Indemnity. The Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (v) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in
Article IV, (w) any failure by the Borrower to borrow hereunder after a notice of Borrowing pursuant to Article II has been given, (x) any payment, prepayment or conversion of a LIBOR Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (y) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (z) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan or a Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on LIBOR or, in the case of a Fixed Rate
Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in re-employing the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section
2.18 shall be delivered to the Borrower and shall be conclusive, if made in good faith, absent manifest error. The Borrower shall pay each Bank the amount shown as due on any certificate containing no manifest error within 30 days after its receipt of the same.

            SECTION 2.19. Pro Rata Treatment. Except as permitted under Sections 2.13, 2.15 and 2.17 with respect to interest, (i) each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Revolving Credit Borrowing of any Interest Rate Type shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amount of their outstanding Revolving Credit Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid

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



interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Banks at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Banks (including those Banks that shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing computed in accordance with Section 2.01, to the next higher or lower whole dollar amount (or amount in the basic unit of the applicable Alternate Currency).

            SECTION 2.20. Right of Setoff. If any Event of Default shall have occurred and be continuing and any Bank shall have requested the Administrative Agent to declare the Notes immediately due and payable pursuant to Article VII, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 2.20 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

            SECTION 2.21. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Revolving Credit Note held by it (it being understood that each Bank shall be permitted to exercise any such right with respect to any obligation of the Borrower to it other than the Revolving Credit Notes prior to the exercise of such right with respect to any Revolving Credit
Note) as a result of
which the unpaid principal portion of all the Revolving Credit Notes held by it shall be proportionately less than the unpaid principal portion of all the Revolving Credit Notes held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in each Revolving Credit Note held by such other Bank, so that the aggregate unpaid principal amount of each Revolving Credit Note and participations in each Revolving Credit Note held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all the Revolving Credit Notes then outstanding as the principal amount of all the Revolving Credit Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Revolving Credit Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.21 and the payment recovered by a Bank giving rise thereto shall thereafter be recovered from

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



such Bank, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments paid by such Bank restored to such Bank without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Revolving Credit Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim to the extent of the participation so purchased in such Revolving Credit Note with respect to any and all moneys owing by the Borrower as fully as if such Bank had made a Loan directly to the Borrower in the amount of the participation.

            SECTION 2.22. Payments. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon, New York City time (or 12:00 noon, London time, in respect of payments with respect to any Borrowing denominated in any Alternate Currency), on the day when due in lawful money of the United States (in freely transferable dollars) to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017, (or at its offices at Trinity Tower, 9 Thomas Moore Street, London, with respect to any Borrowing denominated in an Alternate Currency) for the account of the Banks, in Federal or other immediately available funds. Any payment received after such time on any day shall be deemed to be received on the next Business Day. The Administrative Agent shall remit each Bank's portion of the Borrower's payment to such Bank promptly after receipt thereof. Except as set forth in the definition of "Interest Period" as applied to LIBOR Loans, if any payment to be made hereunder or under any Note becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

            SECTION 2.23.  United States Withholding.

            (a) Prior to the date of the initial Loans hereunder, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Bank (for purposes of this Section 2.23, the defined term "Bank" shall be deemed to include as applicable the Issuing Bank) organized under the laws of a jurisdiction outside the United States shall provide, if legally able to do so and if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Bank's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Bank hereunder and under the Notes.

            (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Bank as to the basis of such determination prior to

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



actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall timely pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld, (ii) shall promptly provide to the Banks written evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Banks from whom the taxes were deducted or withheld, and (iii) shall forward to such Banks any payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

            (c) Each Bank agrees (i) that as between it and the Borrower or the Administrative Agent, it shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Bank may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to Section 2.24 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c).

            (d) Each assignee of a Bank's interest in this Agreement in conformity with Section 2.24 shall be bound by this Section 2.23, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.23.

            (e) In the event that any withholding or similar taxes shall become payable as a result of any change in any statute, treaty, ruling, judicial decision, determination or regulation or other change in law (other than a change in the rate of taxes imposed on the overall net income of any Bank) occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Bank or the Administrative Agent or as a result of any payment being made by a Guarantor organized in or subject to any taxing jurisdiction outside the United States (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.23) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. For purposes of this Section 2.23, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the date hereof,
(ii) in the case of each Bank as of the date hereof, the date hereof and
(iii) in the case of any other Bank, the date of the Assignment and Acceptance pursuant to which it became a Bank.

            SECTION 2.24.  Participations; Assignments.

            (a) Each Bank (for purposes of this Section 2.24, the defined term "Bank" shall be deemed to include as applicable the Issuing Bank) may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by
it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Section 2.16 and
Section 2.18 but shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Bank granting such participation would have been entitled and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided further that each Bank shall retain the sole right and responsibility vis-a-vis the Borrower to enforce the obligations of the Borrower relating to the Loans or Letters of Credit and shall retain all voting rights, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to any Facility Fees, the amount of principal or the rate of interest payable on, or the maturity of, the Loans or Letters of Credit as applicable to the participating banks or other entities (as to which such participating banks or other entities may be afforded the right to vote).

            (b) Each of the Banks may (but only with the prior written consent of the Borrower and the Issuing Bank, which consent shall not be unreasonably withheld), and (unless the assignee is a bank or trust company with a combined capital and surplus of at least $100,000,000) with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Revolving Credit Loans at the time owing to it and the Revolving Credit Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement, and (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Bank) shall be either the entire Commitment of such Bank or a portion thereof in a principal amount of $10,000,000 or a larger integral multiple of $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Fundamental Documents and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto).
Notwithstanding the foregoing, any Bank assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

            (c)  Notwithstanding the other provisions of this
Section 2.24, each Bank may at any time assign all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at any time owing to it and the Notes held by it) to (i) any Affiliate of such Bank described in clause (b) of the definition of Affiliate or (ii) any other Bank hereunder.

            (d) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Subsidiaries or any other obligor under the Fundamental Documents or the performance or observance by the Borrower (on behalf of itself or the Subsidiaries) or any of the Guarantors or any other obligor under the Fundamental Documents of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this
Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05(a) and 5.05(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.05 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other person that has become a Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action on its

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behalf as the Administrative Agent deems appropriate and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

            (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 10.01 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the
Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Notes subject to such assignment and evidence of the Borrower's written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of ExhibitaE hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Bank, in exchange for the surrendered Notes, as applicable (x) a new Competitive Note to the order of such assignee in an amount equal to the Total Commitment and a new Revolving Credit Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, (y) a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such assumed Commitment and retained Commitment, such new Notes shall be dated the date of the surrendered Notes and shall otherwise be in substantially the forms of ExhibitsaB-1 and B-2 hereto, as the case may be. In addition, the Borrower will promptly, at its own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents and cause the Guarantors to execute amendments to the Fundamental Documents to which it is a party, and take such other actions as the Administrative Agent or the assignee Bank may reasonably request in order to confirm that such assignee Bank is entitled to the full benefit of the guarantees contemplated hereby to the extent of such assignment.

            (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 2.24, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Subsidiaries furnished to such Bank or the Administrative Agent by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed

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assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower or any of their Subsidiaries received from such Bank on the terms of Section 10.11.

            (h) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank.


                               ARTICLE III

                     Representations and Warranties

            The Borrower represents and warrants to the Banks that:

            SECTION 3.01.  Organization; Corporate Powers.


            (a) Each of the Borrower and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

            (b) each of the Borrower, and the Subsidiaries
(i) has the corporate power and authority to own its property and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure so to qualify would not have a materially adverse effect on the condition, financial or otherwise, of the Borrower or of the Borrower and its Consolidated Subsidiaries taken as a whole;

            (c) each of the Borrower and the Guarantors has the corporate power to execute, deliver and perform its obligations under the Fundamental Documents to which it is a party and the Borrower has the corporate power to borrow hereunder and to execute and deliver the Notes; and

            (d) each of the Guarantors has the corporate power and authority to guarantee the Obligations as contemplated by Article VIII hereof.

            SECTION 3.02. Authorization. The execution, delivery and performance of this Agreement and the other Fundamental Documents to which the Borrower or any of the Guarantors is or is to be a party, by each such party; in the case of the Borrower, the Borrowings hereunder and the execution and delivery of the Notes; and in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article VIII (a) have been duly authorized by all requisite corporate action on the part of the Borrower and each Guarantor; and (b) will not (i) violate (A) any law, rule or regulation of the United States or any state or political subdivision thereof, the certificate of incorporation or By-laws of the Borrower or any of the Consolidated Subsidiaries, (B) any applicable order of any court or other agency of government or (C) any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement or contract to which the Borrower or any of the Consolidated Subsidiaries is a

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party or by which the Borrower or any of the Consolidated Subsidiaries or
any of their respective properties are bound, (ii)abe in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement or contract or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower or any of the Consolidated Subsidiaries except that, in the case of all the above, for any such violations, conflicts, breaches, defaults, liens, charges or encumbrances which would not have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole or adversely affect the rights or interest of the Banks.

            SECTION 3.03. Enforceability. This Agreement and each other Fundamental Document to which the Borrower or any of the Guarantors is a party, is a legal, valid and binding obligation of each such party thereto, and is enforceable against each such party thereto in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority is required in connection with the execution, delivery and performance by the Borrower and any of the Guarantors of this Agreement or of any other Fundamental Document to which it is a party, the Borrowings hereunder, the guarantee by the Guarantors of the Obligations under Article VIII or the execution and delivery of the Notes.

            SECTION 3.05.  Financial Statements and Condition.

            (a) The Borrower has heretofore furnished to each of the Banks audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and unaudited condensed Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related audited (or, in the case of the fiscal period ended June 30, 1997, unaudited condensed) Consolidated statements of income, Consolidated statements of stockholders' equity and Consolidated statements of cash flows for each of the fiscal periods then ended, together with related notes and supplemental information. The audited consolidated balance sheet, statement of income, statement of stockholders' equity and statement of cash flows are referred to herein as the "Audited Financial Statements." The unaudited condensed consolidated balance sheet, statement of income, statement of stockholders' equity and statement of cash flows are referred to herein as the "Unaudited Financial Statements." The Audited Financial Statements and the notes thereto were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the dates and for the periods indicated, and such balance sheets and related notes show all known direct liabilities and all known contingent liabilities of a material nature of the Borrower and its Consolidated Subsidiaries as of such dates which are required to be included in such financial statements and the notes thereto in accordance with generally accepted accounting principles. The Unaudited Financial Statements reflect all adjustments (consisting only of normal accountingaadjustments) which in the opinion of management of the Borrower

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are necessary for a fair presentation of the financial position, results of operations and cash flows of the Borrower for the period presented.

            (b) The Borrower has delivered to each of the Banks proaforma consolidated financial forecasts for the years 1997-1999, consisting of an income statement, balance sheet, and statement of cash flows together with a statement of the underlying assumptions. Such proaforma financial statements are based on good faith estimates and assumptions believed to be reasonable by senior management of the Borrower as of the Execution Date.

            (c) None of the Borrower or any Guarantor (each, a "Credit Party") is entering into the arrangements contemplated hereby and by the other Fundamental Documents or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date of the initial Borrowing hereunder on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans hereunder and the Indebtedness incurred by each Credit Party in connection therewith) (w) each Credit Party expects the cash available to such Credit Party and its Subsidiaries on a Consolidated basis, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (y) of this Section 3.05(c)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party and such Subsidiaries or which such Credit Party believes may be rendered against such Credit Party and such Subsidiaries in any action in which such Credit Party is a defendant on the Closing Date (taking into account the reasonably anticipated maximum amount of any such judgment and such Credit Party's belief as to the earliest time at which such judgment might be entered); (x) the sum of the present fair saleable value of the assets of each Credit Party and its Subsidiaries on a Consolidated basis will exceed the probable liability of such Credit Party and such Subsidiaries on their debts (including their obligations under the Guaranty); (y) no
Credit Party and its Subsidiaries on a Consolidated basis will have incurred or intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party and such Subsidiaries from any source, and amounts to be payable on or in respect of debts of such Credit Party and such Subsidiaries and the amounts referred to in clause (w)); and (z) each Credit Party and its Subsidiaries on a Consolidated basis have sufficient capital with which to conduct their present and proposed business and the property of such Credit Party and such Subsidiaries does not constitute unreasonably small capital with which to conduct their present or proposed business. For purposes of this Section 3.05, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 3.05, "present fair saleable value" means the amount that may be realized if any person's assets are sold as an entirety with reasonable promptness in an arm's-length transaction under conditions for the sale of comparable business enterprises obtaining at the time of

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determination.

            SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole since December 31, 1996 except as previously disclosed in writing to the Banks prior to the Execution Date.

            SECTION 3.07. Title to Properties. All assets of the Borrower and the Subsidiaries are free and clear of Liens, except such as are permitted by Section 6.01.

            SECTION 3.08. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any of the Subsidiaries), pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated, or which have a reasonable likelihood of being determined adversely and if determined adversely to the Borrower or any of the Subsidiaries, would result in a material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole and neither the Borrower nor any of the Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have a materially adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole or have an adverse effect on the Borrower's or the Guarantors' ability to comply with this Agreement or any other Fundamental Document.

            SECTION 3.09. Tax Returns. The Borrower and each of the Subsidiaries have timely filed or caused to be filed all Federal, state and local tax returns which, to the knowledge of the Borrower or such Subsidiary after due inquiry, are required to be filed and have paid or caused to be paid all taxes required to be paid with respect to such returns or any assessment received by it or by any of them to the extent that such taxes have become due, except taxes the validity of which are being contested in good faith by appropriate actions or proceedings and with respect to which the Borrower or such Subsidiary, as the case may be, shall have made such reserve, or other adequate provision, if any, as shall be required by generally accepted accounting principles, and except for the filing of such returns as to which the failure to file will not, either individually or in the aggregate, have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole, or have an adverse effect on the Borrower's or the Guarantors' ability to comply with this Agreement or any other Fundamental Document.

            SECTION 3.10.  Agreements.

            (a) None of the Borrower nor any of the Subsidiaries is subject to any charter or other corporate restriction materially and adversely affecting its business, properties, assets, operations or

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condition (financial or otherwise) or a party to any agreement or instrument materially and adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole. None of the Borrower or any of the Subsidiaries is in default in the performance, observance or fulfillment of any agreement or instrument for borrowed money by which it is bound, or any other agreement or instrument by which it is bound which individually or in the aggregate materially and adversely affects the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole.

            (b) The Administrative Agent has been provided at or prior to the Execution Date (i) copies of all credit agreements, indentures and other agreements related to Indebtedness for borrowed money of the Borrower or any of the Subsidiaries in an amount greater than $10,000,000 and, to the extent requested by the Administrative Agent, copies of any other credit agreements, indentures and other agreements related to Indebtedness for borrowed money of the Borrower or any of the Subsidiaries and (ii)aaccess to (and copies of, to the extent requested) any other contracts or purchase agreements (including collective bargaining agreements) which are material to the Borrower or the Subsidiaries.

            SECTION 3.11.  Employee Benefit Plans.

            (a) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan (other than Plans which have been terminated and as to which the Borrower and its ERISA Affiliates do not have any significant remaining obligations or liabilities in connection therewith) as to which the Borrower or any of its ERISA Affiliates was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan maintained by the Borrower or any of its ERISA Affiliates (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. No plan has incurred an "accumulated funding deficiency" within the meaning of Section 412(a) or sought or obtained a waiver under Section 412(d)(1) or an extension of time under Section 412(e) of the Code. No suit, action or other litigation or investigation or a claim (excluding claims for benefits incurred in the ordinary course of Plan activities) has been threatened or brought against or with respect to any Plan. To the best of the knowledge of the Borrower and each of its ERISA Affiliates (i) no payment required to be made under any Plan would be nondeductible under
Section 280G of the Code, and (ii) in the case of each Plan intended to qualify under Section 401(a) of the Code, all amendments required by the Tax Reform Act of 1986 and subsequent legislation for the continuing qualification of such Plan have been approved and adopted.

            (b) None of the Borrower or any of its ERISA Affiliates has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole. None of the Borrower or any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no

Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole.

            SECTION 3.12. Investment Company Act; Public Utility Holding Company Act; Federal Power Act. None of the Borrower or the Subsidiaries is or will during the term of this Agreement be (i) an "investment company" as the term is defined in the Investment Company Act of 1940, as amended,
(ii) subject to regulation under the Investment Company Act of 1940, as amended, (iii) "holding company" as that term is defined in the Public Utility Holding Company Act of 1935 or (iv) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, Federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby.

            SECTION 3.13. Federal Reserve Regulations. Subject to Section 4.01(d), none of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U). No part of the proceeds of the Loans hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U or X. If requested by any Bank, the Borrower will furnish to such Bank a statement, in conformity with the regulations, on Federal Reserve Form U-1 referred to in said
Regulation U.

            SECTION 3.14. Defaults; Compliance with Laws. None of the Borrower or any of the Subsidiaries is in default under this Agreement or otherwise in default under any other agreements with respect to borrowed money in an aggregate outstanding principal amount of $10,000,000 or more. The Borrower and each of the Subsidiaries has conducted its business and affairs so as to comply in all respects material to the Borrower and its Consolidated Subsidiaries taken as a whole with all applicable Federal, state and local laws and regulations.

            SECTION 3.15.  Use of Proceeds.  Proceeds of the
Loans will be used for the purposes referred to in Section 2.03.

            SECTION 3.16.  Affiliated Companies.  Set forth on Schedule
3.16 hereto is a complete and accurate list of all of the Subsidiaries of the Borrower and other persons in which the Borrower or a Subsidiary holds voting stock or a similar interest (other than companies as to which the Borrower or a Subsidiary, as applicable, owns, directly or indirectly, less than 5% of the outstanding voting stock), showing as of the Closing Date as to Subsidiaries (i) the jurisdiction of its incorporation, (ii) the number of shares of each class of capital stock authorized, (iii) the number of such shares outstanding, (iv) the percentage of such shares held directly or indirectly by the Borrower or a Subsidiary, as applicable, and (v) the number of such shares covered by outstanding options, warrants, or rights held directly or indirectly by the Borrower or a Subsidiary, as applicable. Except as set forth on Schedule

3.16, all of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and nonassessable and is owned as set forth in Schedule 3.16 (directly or indirectly) by the Borrower or a Subsidiary, except for shares required to be owned by other persons under applicable foreign law (which shares do not exceed, for any such Subsidiary, 5% of the total outstanding shares of such Subsidiary), free and clear of all Liens and any options, warrants and other similar rights except as contemplated by the Existing Credit Agreements.

            SECTION 3.17.  Environmental Liabilities.

            (a) Except as set forth on Schedule 3.17 hereof, the Borrower and the Consolidated Subsidiaries have not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of their properties or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Borrower's knowledge, but without independent inquiry, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, except in each instance such violations as in the aggregate would not have a material adverse effect upon the Borrower and the Consolidated Subsidiaries taken as a whole.

            (b) Except as set forth on Schedule 3.17, the Borrower and its Consolidated Subsidiaries do not have any obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which such would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole and, except as set forth in Schedule 3.17, no claims have been made against the Borrower or any of its Consolidated Subsidiaries during the past five years and no presently outstanding citations or notices have been issued against the Borrower or its Consolidated Subsidiaries, where such would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials by the Borrower or the Consolidated Subsidiaries, in their respective capacities as such, or any of their respective employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Borrower, the Consolidated Subsidiaries or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by the Borrower, the Consolidated Subsidiaries or any other location where such would have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as whole.

            SECTION 3.18. Disclosure. Neither this Agreement nor any agreement, document, certificate or written statement furnished to any Bank or to the Administrative Agent for the benefit of the Banks by or on behalf of the Borrower or any of the Subsidiaries in connection with the transactions contemplated hereby, at the time it was furnished contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading provided that no representation or warranty other than that set forth in Section 3.05(b) is made with respect to the pro forma consolidated financial forecasts of the Borrower for the years 1997-1999. At the date hereof, there is no fact known to the Borrower which materially and adversely affects, or in the future is reasonably expected to materially and adversely affect, the business, assets or financial condition, of the Borrower and its Consolidated Subsidiaries taken as a whole (other than facts or conditions affecting the economy generally).

            SECTION 3.19.  Insurance.  As of the date of this
Agreement, all insurance maintained by the Borrower and its Subsidiaries on their insurable properties and all other insurance maintained by them is in full force and effect and all premiums required to have been paid have been duly paid.


                               ARTICLE IV

                          Conditions of Lending

            SECTION 4.01. All Borrowings. The obligations of each of the Banks to make Loans and the Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder on the date of each Borrowing or issuance, amendment, renewal or extension of any Letter of Credit hereunder, including each refinancing of any Loan with a new Loan as contemplated by
Section 2.07, shall be subject to the following conditions precedent:

            (a) Notice. The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.04 or 2.05, as applicable.

            (b) Representations and Warranties. The representations and warranties set forth in Article III (except, in the case of a refinancing of a Borrowing with another Borrowing that does not increase the aggregate principal amount of the Loans of any Bank outstanding, the representations contained in Sections 3.06 and 3.08) shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit with the same effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

            (c)  No Default.  The Borrower and each of the
Guarantors shall be and the Borrower shall have caused each of the Subsidiaries to be in compliance with all of the terms and provisions set

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



forth herein or in any other Fundamental Document on its part to be observed or performed, and immediately after such Borrowing no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

            (d) Margin Requirements. If the proceeds of any Loans (or Letter of Credit) are to be used, directly or indirectly, to purchase or carry any margin stock or to extend credit or refund indebtedness incurred for such purpose, the Borrower shall furnish to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent to the effect set forth in paragraph 7 of Exhibit D-1 to this Agreement.

            (e)  Additional Documents.  The Banks and Issuing
Bank shall have received from the Borrower on the date of each Borrowing such documents and information as they may reasonably request relating to the satisfaction of such conditions.

Each Borrowing or issuance, amendment, renewal or extension of Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance, amendment, renewal or extension of Letter of Credit as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02. Closing Date. The obligations of the Banks to make Loans and the Issuing Bank to issue Letters of Credit hereunder are subject to the following additional conditions precedent:

            (a) Closing Date. The Closing Date shall have occurred on or before the 30th day following the Execution Date.

            (b) Notes. On the Closing Date, each Bank shall have received a duly executed Competitive Note and Revolving Credit Note complying with the provisions of Section 2.09.

            (c) Opinions of Counsel. On the Closing Date each Bank and the Issuing Bank shall have received the favorable written opinions of Morgan, Lewis & Bockius LLP, special counsel for the Borrower and the Guarantors and of J. Patrick Clark, Esq., Secretary and General Counsel of the Borrower, dated the Closing Date, addressed to each Bank and satisfactory to Cravath, Swaine & Moore, counsel to the Administrative Agent, substantially in the forms of Exhibits D-1 and D-2, respectively.

            (d) Corporate Documents. On or before the Closing Date, each Bank and the Issuing Bank shall have received (i) copy of the Certificate of Incorporation, as amended, of each of the Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the state of incorporation of such person; (ii) certificate of such Secretary of State, dated as of a recent date, as to the good standing of, and payment of taxes by, the Borrower and each Guarantor, as applicable, and as to the charter documents of the Borrower and each Guarantor, as applicable, on file in the office of each such Secretary of State; (iii) certificate of the Secretary of each of the Borrower and each Guarantor, each dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower or such Guarantor, as applicable, as in effect on the date of such certification, (B) that attached thereto is a true and

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complete copy of resolutions adopted by the Board of Directors of the
Borrower or such Guarantor, authorizing the execution, delivery and performance of the Fundamental Documents to which it is a party, (C) that the Certificate of Incorporation of the Borrower or such Guarantor, as applicable, has not been amended since the date of the last amendment thereto indicated on the applicable certificate of the Secretary of State furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer of the Borrower or such Guarantor, as applicable, executing the Fundamental Documents to which it is a party, or any other document delivered in connection herewith or therewith, as the case may be, (each such certificate to contain a certification by another officer of the Borrower or such Guarantor, as applicable, as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and (iv) such other documents as any Bank or counsel for the Administrative Agent may reasonably request.

            (e)  Required Consents and Approvals.  Except as noted on
Schedule 4.02, all required consents and approvals shall have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of the Borrower and the Subsidiaries.

            (f) Federal Reserve Regulations. The Administrative Agent shall be satisfied that the provisions of Regulations G, T, U and X of the Board will not be violated by the transactions contemplated hereby.

            (g) Contribution Agreement. The Administrative Agent shall have received the Contribution Agreement, duly executed by the Borrower and each Guarantor.

            (h)  Fees and Expenses.  All accrued but unpaid
Facility Fees and fees due to the Administrative Agent, all as contemplated by Section 2.08, and all amounts referred to in Section 10.04 then due, shall have been or shall be simultaneously paid in full.

            (i) Existing Indebtedness. Concurrently with the transactions contemplated hereby, on the Closing Date the Existing Revolving Credit Agreement shall have been modified to provide for the reduction of the Commitments of the Banks thereunder (as defined therein) to an amount not greater than the amount of the Scheduled Loans outstanding thereunder at such time and further reduction thereof by the amount of any payment or prepayment of principal of such Scheduled Loans.


            (j) Officer's Certificate. The Banks shall have received a certificate of a Financial Officer dated the Closing Date certifying compliance with Section 4.01(b) and (c) hereof.

            (k) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require.


                                ARTICLE V

                          Affirmative Covenants

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            The Borrower covenants and agrees with each Bank that, so long as this Agreement shall remain in effect or the principal of or interest on any Note or any other expenses or amounts payable hereunder shall be unpaid or the Commitments are in effect, unless the Required Banks otherwise consent in writing, it will, and it will cause each of its Subsidiaries to:

            SECTION 5.01. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises; provided that nothing in this Section 5.01 shall prevent the abandonment or termination of the corporate existence, rights or franchises of any Subsidiary or the Borrower if such abandonment or termination would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder or under any other Fundamental Document.

            SECTION 5.02. Maintenance of Property. At all times maintain and preserve all property used or useful in working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document.

            SECTION 5.03. Insurance. (a) Keep its insurable properties adequately insured at all times; (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amount as the Borrower or such Subsidiary, as the case may be, shall reasonably deem necessary; and (d) maintain such other insurance as may be required by law. The Borrower and the Subsidiaries may self-insure to the extent customary with companies in the same or similar businesses.

            SECTION 5.04.  Obligations and Taxes.  Pay all its
indebtedness and obligations promptly and in accordance with their terms except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property (and use its best efforts to do so), prior to the time penalties would attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that none of the Borrower or any of the Subsidiaries shall be required to

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pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate actions or proceedings and the Borrower or such Subsidiary, as the case may be, shall have made such reserve, or other adequate provision, if any, as shall be required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

            SECTION 5.05.  Financial Statements; Reports, etc.
Furnish to the Banks:

            (a) As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the Consolidated balance sheet as of the end of such fiscal year of the Borrower and its Consolidated Subsidiaries, the related Consolidated statements of income and the Consolidated statements of cash flows for the year then ended of the Borrower and its Consolidated Subsidiaries, the foregoing Consolidated financial statements to be (x) examined by, and to carry the report reasonably acceptable to the Banks of KPMG Peat Marwick or other independent public accountants of similar nationally recognized standing reasonably acceptable to the Banks, and to be in the form of the financial statements included in he Borrower's annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, and (y) accompanied by a certificate of said accountants stating that in making the examination necessary for expressing their opinion on such statements they have obtained no knowledge, of a financial or accounting nature, of any violation of any of the terms or provisions of this Agreement or any other Fundamental Document, or of the occurrence of any condition or event which, with notice or lapse of time or both, would constitute an Event of Default, or, if such accountants shall have obtained knowledge of any such violation, condition or event, they shall specify in such certificate all such violations, conditions and events, and the nature thereof, it being understood that said accountants shall not be liable to anyone for failure to obtain such knowledge. All such Consolidated financial statements shall be compiled in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein, except as stated therein, and fairly present the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries for the respective periods indicated.

            (b) As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited Consolidated condensed balance sheet, and the related unaudited Consolidated condensed statements of income for such quarter and for the then elapsed portion of the fiscal year, and the Consolidated condensed statements of cash flows of the Borrower and its Consolidated Subsidiaries for the then-elapsed portion of the fiscal year, the foregoing Consolidated condensed financial statements to be in reasonable detail (comparable to the Consolidated condensed financial statements for the quarter ended June 30, 1997 heretofore delivered to the Banks) and stating (with respect to the unaudited Consolidated condensed statements of income and cash flows) in comparative form the figures as at the end of and for the comparable periods of the preceding fiscal year and to be certified by a Financial Officer of the Borrower in his capacity as such as being to the

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



best of his knowledge and belief correct and complete and as presenting fairly the consolidated financial position and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles (other than the omission of the notes to the financial statements required by generally accepted accounting principles) applied on a basis consistent with previous fiscal years, in each case subject to normal year-end adjustments.

            (c) Concurrently with (a) and (b) above, a certificate of a Financial Officer of the Borrower, certifying in his capacity as such (i) that to the best of his knowledge and belief no Event of Default, or event which with notice or lapse of time or both would constitute such an Event of Default or event has occurred, and, if so, specifying the nature and extent thereof and specifying any corrective action taken or proposed to be taken with respect thereto, (ii) that to the best of his knowledge and belief the Borrower is in compliance with the covenants set forth in Sections 6.09, 6.10 and 6.11, (iii)setting forth in reasonable detail calculations demonstrating compliance with Section 6.01(x), 6.02, 6.04(iii), and 6.06(c), and (iv) setting forth the calculation in reasonable detail of the Consolidated Interest Coverage Ratio as at the end of such fiscal quarter and for the period of four fiscal quarters then ended treated as a single accounting period, and any change in pricing anticipated to become effective pursuant to such notice.

            (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission, or any comparable foreign bodies, and of all press releases and other statements made available generally by any of them to the public concerning material developments in the business of the Borrower.

            (e) Promptly, from time to time, such other information regarding the financial condition and business operations of the Borrower and its Consolidated Subsidiaries as any Bank may reasonably request (with a copy of any such written information provided to the Administrative Agent).

            SECTION 5.06.  Defaults and Other Notices.  Give the
Administrative Agent prompt (but in any event not later than five Business Days after an officer of the Borrower shall become aware of the occurrence of such event) written notice of the following:

            (a) any Event of Default and any event which with notice or lapse of time or both would constitute an Event of Default; and

            (b) any development (other than those specified above as to which the Administrative Agent has received due notice) which has resulted in, or which the Borrower reasonably believes will result in, a material adverse change in the business, assets, liabilities or financial condition of the Borrower and its

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      Consolidated Subsidiaries taken as a whole or the
      ability of the Borrower to perform its obligations hereunder.

            SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible, and in any event within 30 days after any officer of the Borrower or any of its ERISA Affiliates knows or has reason to know that any Reportable Event with respect to any Plan has occurred that alone or together with any other Reportable Event with respect to the same or another Plan could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any such Plan,
(iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate of the Borrower concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding $5,000,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of the Borrower or any of its ERISA Affiliates to such Multiemployer Plan in an amount exceeding $5,000,000.

            SECTION 5.08. Access to Premises and Records. Maintain the financial records of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles and permit representatives of the Banks to have access, at all reasonable times upon reasonable notice, to the Borrower and any of its Subsidiaries and their properties and to make such excerpts from such financial books and records as such representatives reasonably request and to discuss the business, operations, properties and financial and other condition of the Borrower and such Subsidiaries with officers and employees of the Borrower and such Subsidiaries and the independent certified public accountants of the Borrower; provided that no Bank shall purchase, sell or otherwise acquire or dispose of any interest in a security of the Borrower in the public markets on the basis of any material nonpublic information so obtained.

            SECTION 5.09. Compliance with Laws, etc. The Borrower and its Subsidiaries shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations

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



or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document. If any authorization or approval or other action by, or notice to or filing with, any Governmental Authority is required for the performance by the Borrower of this Agreement or any other Fundamental Document, the Borrower will promptly obtain such approval or make such notice or filing and shall provide satisfactory evidence thereof to the Administrative Agent.

            SECTION 5.10. Security Interests. If any property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, is subjected to any Lien not permitted by Section 6.01, the Borrower will make, or will cause to be made, effective provision whereby the Obligations shall be secured equally and ratably with all other obligations secured by such Lien, and, if such provision is not made, an equitable lien, so equally and ratably securing the Obligations, shall exist on such property to the full extent permitted under applicable law; it being understood that the Borrower's compliance with the provisions of this
Section 5.10 shall not, in any way, constitute a cure by the Borrower or a waiver by the Banks of the Borrower's failure to perform or observe any of the covenants or agreements in Section 6.01.

            SECTION 5.11. Subsidiary Guarantors. Promptly upon any person incorporated in the United States becoming a Subsidiary that is a Material Subsidiary, or upon any subsidiary incorporated in the United States becoming a Material Subsidiary, the Borrower agrees that it or the other direct owner of such Subsidiary shall cause such Subsidiary to sign such an instrument substantially in the form of ExhibitaC hereto, under which such Subsidiary shall become a party to the Contribution Agreement as a Guarantor and assume all obligations of a Guarantor under the Credit Agreement, all in a manner satisfactory to the Administrative Agent and its counsel; provided, however, the
Borrower shall be permitted at any time to cause any of its Subsidiaries not then subject to this Section 5.11 to become a party to this Agreement and the Contribution Agreement in accordance with the requirements hereof.

            SECTION 5.12.  Environmental Laws.

            (a) Promptly notify the Administrative Agent upon any Senior Officer of the Borrower becoming aware of any violation or noncompliance with, or liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to be materially adverse to the Borrower and the Consolidated Subsidiaries taken as a whole, and promptly furnish to the Administrative Agent all notices of any nature which the Borrower or any Consolidated Subsidiaries may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or noncompliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, would reasonably be expected to have a material adverse effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

            (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use

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reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

            (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities.

            (d) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or noncompliance with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or wilful misconduct of such indemnified party or (ii) any acts or omissions of any indemnified party occurring after such indemnified party is in possession of, or controls the operation of, any property or asset.

            SECTION 5.13.  Existing Credit Agreements.  Repay
each Scheduled Loan in full at the end of the Interest Period applicable thereto, and terminate the Existing Revolving Credit Agreement at such time as all Scheduled Loans outstanding thereunder have been repaid.


                               ARTICLE VI

                           Negative Covenants

            The Borrower covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Note or any other expenses or amount payable hereunder shall be unpaid or the Commitments are in effect, unless the Required Banks otherwise consent in writing, it will not, and it will not cause or permit any of its Subsidiaries, directly or indirectly, to:

            SECTION 6.01.  Liens.  Incur, create or permit to
exist any Lien on (or sale and leaseback transaction with respect to) any property, assets or stock owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than:

            (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or thereafter payable without penalty for nonpayment or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) being contested in good faith and by appropriate actions or proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally

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



      accepted accounting principles shall have been made therefor;

            (ii) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate actions or proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

            (iii) Liens incurred or deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance and other social security, or to secure the performance of bids, tenders, leases, contracts (other than the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds;

            (iv) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title to real property (and with respect to leasehold encumbrances or interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of real property material to the operation of the business of the owner thereof or the value of such property for the purpose of such business;

            (v) Liens securing purchase money Indebtedness of the Borrower and its Subsidiaries provided; that (A) such Liens shall not encumber any property other than the property acquired, (B) the Indebtedness secured thereby does not exceed the purchase price of such property, and (C) such transaction does not otherwise violate this Agreement;

            (vi) Liens upon assets of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Subsidiary or at the time of its acquisition by the Borrower or a Subsidiary or its becoming a Subsidiary; provided that such Lien does not spread to any other asset at any time owned by the Borrower or any Subsidiary;

            (vii) Liens in existence on the date hereof which are listed in Schedule 6.01 (which Schedule includes all such Liens (other than Liens of the types described in paragraphs (i) through (v) above) securing obligations in excess of $500,000);

            (viii) Liens arising out of the renewal or refunding of any Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted by the foregoing; provided that the aggregate principal amount of such Indebtedness is not increased and is not secured by additional assets and the Indebtedness secured by the Lien is permitted under this Agreement;

            (ix) Liens in connection with attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced and diligently pursued in good faith (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)); and

            (x) other Liens on assets with an aggregate book value for all such assets subject to Liens, which when added to the aggregate book value of assets subject to Sale and Leaseback Transactions permitted under
      Section 6.06(c), do not at the time in effect exceed the lesser of (a) $40,000,000 and (b) 10% of Consolidated Net Worth.

            SECTION 6.02. Indebtedness. Permit any of the foreign Subsidiaries or any domestic Subsidiaries which are not Guarantors hereunder to incur, create, assume, become or be liable in any manner with respect to, or permit any of such Subsidiaries to permit or suffer to exist, any Indebtedness, unless after giving effect to such Indebtedness the total Indebtedness of all such Subsidiaries is no greater than the lesser of (a) $60,000,000 and (b) 15% of Consolidated Net Worth; provided, however, this Section 6.02 shall not apply to any Subsidiary which becomes a Guarantor hereunder in accordance with Section 5.11 hereof.

            SECTION 6.03.  Mergers, Consolidations, Sales of
Assets and Acquisitions. Neither the Borrower nor any Subsidiary (in one transaction or series of transactions) will wind-up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets, except:

            (a) mergers between the Borrower and a Subsidiary or between Subsidiaries;

            (b) sales of inventory, marketable securities, receivables owed to a foreign subsidiary and receivables of the Borrower or any Subsidiary from export sales, in each case in the ordinary course of business;

            (c) sales permitted pursuant to Section 6.06;

            (d) subject to Section 6.03(e) below, any merger (other than as described in (a) above), consolidation, dissolution or liquidation; provided, however, that
      (i) immediately prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred or is continuing, (ii) if such transaction involves a Person other than the Borrower and its Subsidiaries, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section and (iii) if such transaction involves the Borrower, the Borrower is the surviving entity;

            (e) a disposition of less than substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, (i) for consideration which represents fair market value (as reasonably determined in good faith by the Borrower's Board of Directors) or, at a price determined by the Board of Directors of the Borrower to be in the best interests of the Borrower under circumstances where the Board deems a sale on terms other than fair market value to be in the best interest of the Borrower, (ii) immediately prior to and on a Pro Forma Basis after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (iii) if the transaction involves consideration of $20,000,000 or more, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section; and

            (f) acquisitions of an interest in any business from any Person (whether pursuant to a merger, an acquisition of stock, assets, a business unit or otherwise); provided that (i) immediately prior to and on a Pro Forma Basis after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (ii) if the transaction involves consideration equal to or in excess of $10,000,000, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section.

            SECTION 6.04.  Change of Business.  Engage in any
business activities other than those related or incidental to its present business activities, namely, the manufacture and wholesale distribution of
(i) dental supplies and equipment, (ii)amedical/industrial supplies and equipment and (iii) other healthcare products; provided that (x) the business activities, described in clause (iii) shall not at any time represent more than 20% of the Consolidated Net Income of the Borrower and the Subsidiaries as of the end of the then most recently completed fiscal year of the Borrower, and (y) the assets of the business activities described in clause (iii) shall not at any time represent more than 20% of the Consolidated assets of the Borrower and the Subsidiaries.

            SECTION 6.05. Transactions with Affiliates. Enter into any transactions with or provide any employee benefits to any Affiliate of the Borrower or any Subsidiary except (a) in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower or

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the Subsidiary concerned could, in the good faith judgment of senior management of the Borrower, obtain or could become entitled to in an arm's-length transaction with a person or entity which was not an Affiliate of the Borrower or such Subsidiary, (b) transactions involving the Borrower and one or more Subsidiaries exclusively, (c) transactions involving two or more Subsidiaries exclusively, (d) transactions with the ESOP or other similar foreign employee stock ownership plans of Subsidiaries of the Borrower which do not materially and adversely affect the interests of the Administrative Agent or the Banks under the Fundamental Documents, and (e) transactions otherwise expressly permitted hereunder.

            SECTION 6.06.  Sale and Leaseback.  Enter into any
arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, whether real or personal, and used or useful in its business, whether now owned or hereafter acquired, if the Borrower or any of its Subsidiaries at the time of such sale or disposition intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose (a "Sale and Leaseback Transaction") except:

            (a) the Des Plaines Lease;

            (b) for any such Sale and Leaseback Transaction in which the property is sold by the Borrower to a Subsidiary or by a Subsidiary to the Borrower or another Subsidiary; or

            (c) the Borrower or any Subsidiary may enter into any Sale and Leaseback Transaction if (i) at the time of such Sale and Leaseback Transaction no Default or Event of Default shall have occurred and be continuing,
      (ii) the proceeds from the sale of the subject property shall be equal to not less than 80% of its fair market value (as reasonably determined by the Borrower's Board of Directors) and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate book value of all assets of the Borrower and the Subsidiaries subject to Sale and Leaseback Transactions when added to the aggregate book value of assets subject to Liens permitted under Sectiona6.01(x) and excluding those described in paragraphs (a) and (b) above, shall not at any time exceed the lesser of
      (a) $40,000,000 and (b) 10% of Consolidated Net Worth.

            SECTION 6.07.  Dividends by Subsidiaries.  Create,
incur, assume or permit to exist any agreement or instrument which has the effect of restricting or prohibiting the power, authority or legal right of such Subsidiary to declare or pay any dividend or other distribution other than, prior to the Closing Date, the Existing Credit Agreements.

            SECTION 6.08.  Amendments to Certain Documents.
Amend, modify or otherwise change (a) any covenant or event of default in any material indenture or other material agreement or material instrument relating to any Indebtedness or (b) any of its constitutive documents, in either case in any manner materially adverse to the interests of the Administrative Agent, the Banks, or the Issuing Bank under the Fundamental

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



Documents.

            SECTION 6.09.  Minimum Consolidated Net Worth.
Permit Consolidated Net Worth at any time to be less than (x) $300,000,000 plus (y) 25% of aggregate Consolidated Net Income for each full fiscal quarter for which such Consolidated Net Income is positive that shall have been completed during the period from the Closing Date to the date of determination.

            SECTION 6.10.  Interest Coverage.  Permit the
Consolidated Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.5 to 1.0 for the period of the four consecutive fiscal quarters then ended treated as a single accounting period.

            SECTION 6.11.  Debt Ratio.  Permit the Debt Ratio
at any time to be greater than .5 to 1.0.

            SECTION 6.12. Fiscal Year. Change its fiscal year or modify or change accounting treatments or reporting practices except as otherwise permitted or required by generally accepted accounting principles.


                               ARTICLE VII

                            Events of Default

            In the case of the happening of any of the following events (hereinafter called "Events of Default"):

            (a) any representation or warranty made by the Borrower or any of the Guarantors in connection with this Agreement or any other Fundamental Document or with the execution and delivery of the Notes or the borrowings hereunder or any statement or representation made in any report, certificate, financial statement or other instrument furnished by the Borrower or any of the Guarantors to the Banks, the Issuing Bank or the Administrative Agent pursuant to this Agreement or any other Fundamental Document shall prove to have been false or misleading in any material respect when made or delivered;

            (b) default shall be made in the payment of the principal of or interest on any Note or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and, in the case of interest, such default shall continue unremedied for five Business Days;

            (c) default shall be made with respect to the payment of any amount due under any agreement or other evidence of Indebtedness for borrowed money (other than the Notes) of the Borrower or any of the Subsidiaries in an aggregate outstanding principal amount of $10,000,000 or more; or any other default shall be made

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      with respect to any such Indebtedness and such
      Indebtedness shall have been accelerated so that any payment in respect of such Indebtedness shall be or become due prior to its maturity or scheduled due date;

            (d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrower on its own behalf or on behalf of any of the Subsidiaries or any of the Guarantors contained in Article VI or Article VIII hereof;
      provided that in the case of a default under
      Section 6.01, resulting solely from incurrence of a prohibited obligation by a Subsidiary without the approval or knowledge of any officer of the Borrower, such default shall continue unremedied for 30 days;

            (e) the guarantee under Article VIII hereof shall
      (i) not remain in full force and effect, be declared null and void or shall not be enforceable against the Guarantors in accordance with its terms and such guarantee shall not be reinstated to full force and effect and enforceability against the Guarantors in accordance with its terms within 30 days or (ii) be disaffirmed or repudiated by the Borrower or any such Guarantor;

            (f) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Borrower on its own behalf or on behalf of any of the Subsidiaries or any of the Guarantors pursuant to the terms hereof or of any other Fundamental Document and such default shall continue unremedied for a period equal to the sum of 30 days after such failure shall have first occurred plus an additional three Business Days after any officer of the Borrower shall become aware of such failure, but in no event shall such period extend for more than 30 days after any officer of the Borrower shall become aware of such failure;

            (g) the Borrower or any Material Subsidiary shall
      (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any such Material Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action

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      for the purpose of effecting any of the foregoing;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such Material Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of the Borrower or such Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

            (i) a final judgment for the payment of money (which alone, or when aggregated with all other such unpaid judgments to the extent not fully covered by insurance from financially sound and reputable insurers against the Borrower and its Subsidiaries at such time, is for $10,000,000 or more) shall be rendered against the Borrower or any of the Subsidiaries and the same shall remain undischarged for a period of 60 days or any action is taken by the judgment creditor to levy thereon;

            (j) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code) shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $10,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.07(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that
      (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the receipt of such statement, there are reasonable grounds (A) for the termination of such Plan or Plans by PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a Lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

            (k) (i) the Borrower or any of its ERISA
      Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal

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



      Liability to such Multiemployer Plan, (ii) the Borrower or any such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 in any year;

            (l) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $10,000,000 in any year;

            (m) (i) a person or two or more persons acting in concert (excluding the ESOP and any other person who holds 5% or more of the outstanding shares of voting stock of the Borrower as of the Closing Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 50% of the outstanding shares of voting stock of the Borrower, or (ii) the individuals who, as of such Closing Date, are members of the Board of Directors of the Borrower (the "Incumbent Board") shall cease to constitute at least a majority of the Board of Directors of the Borrower; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Incumbent Board or any nominating committee thereof, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; and

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative
Agent may (unless, in the case of each Event of Default other than that specified in paragraph (b) above, the Required Banks shall have waived such Event of Default in writing, and, in the case of an Event of Default specified in paragraph (b) above, each of the Banks shall have waived such Event of Default in writing), and, upon direction of the Required Banks, will by written notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments and (ii) declare the Notes to be forthwith due and payable, whereupon the Notes

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and all other fees and amounts owing hereunder shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower or a Guarantor, the Notes shall become immediately due and payable, both as to principal and interest, without any action by the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.


                              ARTICLE VIII

                                Guarantee

            SECTION 8.01.  Guarantee.

            (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees to the Banks (for purposes of this Article VIII, the defined term "Bank" shall be deemed to include the Issuing Bank as applicable) and the Administrative Agent the due and punctual payment by and performance of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or reorganization of the applicable obligor whether or not post-filing interest is allowed in such proceeding) by the
Borrower.

            (b) Each Guarantor waives notice of acceptance of this guarantee and also waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations, as well as notice of protest for nonpayment and all other formalities. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or the Banks to assert any claim or demand or to enforce any right or remedy against the Borrower under this Agreement or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement or instrument;
(iv) the taking or release of any security held by the Banks or the Administrative Agent for the performance of any of the Obligations; (v) the failure of the Administrative Agent or the Banks to exercise any right or remedy against the Borrower or any other guarantor of the Obligations; (vi) any stay in bankruptcy or insolvency proceedings of the Borrower or any other Person; or (vii) the release or substitution of any other Guarantor.

            (c) Each Guarantor agrees that this guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Banks or the Administrative Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Banks or the Administrative Agent in favor of the Borrower or any other person.


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            SECTION 8.02.  No Impairment of Guaranty.  The
obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Banks or the Administrative Agent to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement or instrument, by any waiver or modification of any thereof by the Banks or the Administrative Agent, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations or by any other act or omission or delay to do any other act which might in any manner or to any extent vary the risk of any Guarantor or which would otherwise operate as a discharge of a guarantor as a matter of law.

            SECTION 8.03. Continuation and Reinstatement, etc. Each Guarantor further agrees that this guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment on any Obligation is rescinded or must otherwise be restored by the Banks upon the bankruptcy or reorganization of the Borrower or otherwise.

            SECTION 8.04.  Payment, etc.

            (a) In furtherance of the foregoing and not in limitation of any other right which the Banks or the Administrative Agent may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay or perform any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Banks or the Administrative Agent, forthwith pay, or cause to be paid, in cash, to the Administrative Agent, an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations and (iii) all other unpaid Obligations of the Borrower to the Administrative Agent and the Banks.

            (b) Each Guarantor agrees that to the fullest extent permitted by applicable law, all rights against the Borrower arising as a result of any payment by any Guarantor under this guarantee by way of right of subrogation or otherwise shall in all respects be junior and subordinate in right of payment to the prior indefeasible payment in full of all the Obligations to the Administrative Agent for the benefit of the Banks. If after the Borrower has failed to pay any Obligation when due, any amount shall be paid to any Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent on behalf of the Banks to be credited and applied to the Obligations when due and payable.

            (c) Each Guarantor waives notice of and hereby consents to any agreements or arrangements whatsoever by the Banks or the Administrative Agent with the Borrower, or anyone else, including agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair such Guarantor's liability hereunder. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment of the Obligations.

            SECTION 8.05.  Benefit to Guarantors.  Each Guarantor
acknowledges that it has realized a direct economic benefit as a result of the refinancing of the loans outstanding under the Existing Credit Agreements of the Borrower and the availability to it of the proceeds of Loans that have been or may in the future be made hereunder.


                               ARTICLE IX

                          Administrative Agent

            SECTION 9.01. Appointment of Administrative Agent. In order to expedite the various transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Banks (for purposes of Article IX, the defined term "Bank" shall be deemed to include the Issuing Bank as applicable). Each Bank irrevocably authorizes and directs the Administrative Agent to take such action on behalf of such Bank under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Administrative Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto.

            SECTION 9.02. Exculpation. Neither the Administrative Agent nor the Documentation Agent, nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereunder except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Guarantors of any of the terms, conditions, covenants or agreements of this Agreement. Neither the Administrative Agent nor the Documentation Agent shall be responsible to the Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Fundamental Document, the Notes or any other instrument to which reference is made herein. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until written notice of transfer shall have been filed with it. The Administrative Agent shall promptly notify the Borrower of any such notice received by such Administrative Agent. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Banks, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure or delay in performance or breach by any other Bank, or the Borrower, of any of their respective obligations hereunder or in connection herewith.

            SECTION 9.03.  Consultation with Counsel.  The
Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            SECTION 9.04. The Administrative Agent, Individually. With respect to the Loans made by it and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers hereunder and under any other agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or other Affiliate of the Borrower or any such Subsidiary as if it were not the Administrative Agent.

            SECTION 9.05.  Reimbursement and Indemnification.
Each Bank agrees (i) to reimburse the Administrative Agent in the amount of such Bank's proportionate share of any expenses incurred for the benefit of the Banks, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, not reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it or any of them in any way relating to or arising out of this Agreement, or under the other Fundamental Documents or any action taken or omitted by it or any of them under this Agreement or under the other Fundamental Documents, to the extent not reimbursed by the Borrower; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

            SECTION 9.06.  Resignation.  Subject to the
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, and with the consent of the Borrower (which shall be deemed to be granted if an Event of Default shall have occurred and be continuing), the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by such Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent having a combined capital and surplus of at least $300,000,000. Upon the acceptance of any appointment as Administrative

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



Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other documents executed in connection herewith. After the Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                ARTICLE X

                              Miscellaneous

            SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other telegraphic communications equipment, delivered by such equipment) addressed, if to the Borrower at 570 West College Avenue, York, Pennsylvania 17405, to the attention of J. Patrick Clark, Secretary, if to the Administrative Agent, to it at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, to the attention of Sandra Miklave and to it at 9 Thomas Moore Street, Trinity Towers, LONDON E19YT to the attention of Steven Clarke, with a copy to Dawn Lee Lum at the Chase Manhattan Bank, 270 Park Avenue, New
York, New York 10017, and if to a Bank (for purposes of Article X, the defined term "Bank" shall be deemed to include the Issuing Bank as applicable), to it at its address set forth on the signature pages of this Agreement. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective when received.

            SECTION 10.02. No Waivers; Amendments. No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any such Bank would otherwise have. No notice or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances; provided that the foregoing shall not limit the right of the Borrower to any notice expressly provided for herein. No modification, amendment or waiver of any provision of this Agreement or any of the Notes nor consent to any departure of the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any such modification, amendment, waiver or consent, so given, shall be effective to bind all the Banks; provided, that no such modification, amendment, waiver or consent may be made which will
(i) reduce or increase the amount or alter the term of any Commitment of any Bank hereunder without the written consent of such Bank; (ii) extend

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



the time for payment of principal of or interest on any Note, or reduce the principal amount or change the method of calculation provided for herein for determining the rate of interest on any Note, without the written consent of the holder of such Note; (iii) vary the amount or time for payment of fees payable to any Bank hereunder without the written consent of such Bank; (iv) change the definition of Required Banks set forth in
Article I, or amend this Section 10.02 or Sectiona2.19 without the written consent of all the Banks; or (v) give any Note preference over any other
Note in payment of principal or interest.

            SECTION 10.03.  Applicable Law; Submission to
Jurisdiction; Service of Process; Waiver of Jury Trial.

            (a) This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York.

            (b) Each of the Borrower and each Guarantor hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement, any other Fundamental Document or any related document or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or any other Fundamental Documents or, to the full extent permitted by applicable law, any subject matter of any thereof may not be enforced in or by such courts. Neither this paragraph (b) nor paragraph
(c) below shall restrict the Administrative Agent or any Bank from bringing suit or instituting other judicial proceedings against the Borrower or any Guarantor or any of their assets in any court or jurisdiction not referred to herein or therein.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notice in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            (d) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT AND ANY OF THE OTHER DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

            (e) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (d) of this Section 10.03 any special, exemplary, punitive, indirect (including loss of profits) or consequential damages or any damages other than, or in addition to, actual damages; provided that if a party hereto shall obtain a final, nonappealable judgment that another party shall have intentionally and knowingly breached its obligations under this Agreement with an intention of injuring the claimant

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



party, the claimant party may then seek consequential damages from such breaching party for its losses suffered as a result of such intentional breach.

            (f) Each party hereto (i) certifies that neither any representative, agent nor attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

            SECTION 10.04. Expenses; Documentary Taxes. The Borrower agrees to pay all reasonable out-of-pocket expenses (i) incurred by the Administrative Agent in connection with the preparation, execution and delivery, waiver or modification and administration of this Agreement, any other Fundamental Document or any related documents or in connection with the performance of due diligence by the Administrative Agent or the syndication of the Loans (whether or not the transactions hereby contemplated shall be consummated), and (ii) incurred by the Administrative Agent in connection with the making of the Loans hereunder, or incurred by the Administrative Agent or the Banks in connection with the enforcement of this Agreement or the Loans made or the Notes issued hereunder or any other Fundamental Documents and with respect to any action which may be instituted by any person against the Banks or the Administrative Agent in respect of the foregoing (but not with respect to any act of gross negligence or wilful misconduct of the Administrative Agent or any Bank), or as a result of any transaction, action or nonaction arising from the foregoing, including, but not limited to, the fees and disbursements of Cravath, Swaine & Moore, counsel to the Administrative Agent. The Borrower agrees that it shall indemnify the Banks and the Administrative Agent from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement, the Fundamental Documents or any of the Notes. The obligations of the Borrower under this Section 10.04 shall survive the termination of this Agreement and the Commitments and/or the payment of the Notes.

            SECTION 10.05. Indemnity. Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Administrative Agent and the Banks and their directors, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, including reasonable fees and disbursements of counsel, losses, claims, damages and liabilities arising out of any claim, litigation, investigation or proceeding (whether or not the Administrative Agent or any Bank is a party thereto) relating to the financing contemplated hereby and transactions related thereto, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or wilful misconduct of any Indemnified Party. The obligations of the Borrower under this Section 10.05 shall survive the termination of this Agreement and the Commitments and/or payments of the Loans.

            SECTION 10.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Documentation Agent and the Banks and their respective successors and assigns. Neither the Borrower nor the Guarantors may assign or transfer any of their rights or obligations hereunder without the written consent of the Required Banks.

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




            SECTION 10.07. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or the Guarantors herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated, the issuance and delivery to the Banks of the Notes and the issuance, amendment, renewal or extension of any Letter of Credit regardless of any investigation made by the Banks or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

            SECTION 10.08. Severability. In case any one or more of the provisions contained in this Agreement or the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10.09. Cover Page and Section Headings. The cover page and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

            SECTION 10.10. Counterparts. This Agreement may be signed in any number of counterparts with the effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Administrative Agent.

            SECTION 10.11. Confidentiality. Each Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrower's books and records, information concerning the Borrower's trade secrets and patents and any other information received from the Borrower hereunder and designated in writing as confidential shall be treated as confidential by such Bank, and each Bank agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Bank and its counsel and agents with a need to know such information and who have been informed of the confidentiality hereunder (as reasonably determined by such Bank); provided that it is understood that the foregoing shall not apply to:

            (i) disclosure made with the prior written authorization of the Borrower;

            (ii) disclosure of information (other than that received from the Borrower prior to or under this Agreement) already known by, or in the possession of such Bank without restrictions on the disclosure thereof at the time such information is supplied to such Bank by the Borrower hereunder;

            (iii) disclosure of information which is required by applicable law or to a governmental agency having supervisory authority over any party hereto;

            (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or in connection with the transactions contemplated hereby;

            (v) disclosure to any bank (or other financial institution) which may acquire a participation or other interest in the Loans or rights of any Bank hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this
      Section 10.11;

            (vi) disclosure by any party hereto to any other party hereto or their counsel or agents with a need to know such information (as reasonably determined by such party);

            (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any subsidiary of such an entity; or

            (viii) disclosure of information that prior to such disclosure has been public knowledge through no violation of this Agreement.

            SECTION 10.12.  Conversion of Currencies.

            (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this Section 10.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 10.13. European Monetary Union. (a) If, as a result of the implementation of European monetary union, (i) any currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, or (ii) any currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Banks shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency. The Borrower agrees, at the request of the Required Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Banks shall reasonably request in order to reflect the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              DENTSPLY INTERNATIONAL INC.,

                                 by
                               /s/ Edward D. Yates
                                     Name:  Edward D. Yates
                                     Title: Sr. Vice President/
                                            CFO


                              CERAMCO INC.,

                                 by
                               /s/ Edward D. Yates
                                    Name:  Edward D. Yates
                                     Title: Sr. Vice President


                              CERAMCO MANUFACTURING CO.,

                                 by
                                      /s/ Edward D. Yates
                                     Name:  Edward D. Yates
                                     Title: Sr. Vice President


                              EUREKA X-RAY TUBE CORP.,

                                 by
                                      /s/ Edward D. Yates
                                     Name:  Edward D. Yates
                                     Title: Vice President


                              MIDWEST DENTAL PRODUCTS
                              CORPORATION,

                                 by
                                      /s/ Edward D. Yates
                                     Name:  Edward D. Yates
                                     Title: Vice President


                              NEW IMAGE INDUSTRIES, INC.,

                                 by
                                      /s/ Edward D. Yates
                                     Name:  Edward D. Yates
                                     Title: Sr. Vice President/
                                            CFO

                              RANSOM & RANDOLPH COMPANY,
                                 by /s/ Edward D. Yates
                                    Name:  Edward D. Yates
                                    Title: Sr. Vice President/CFO



                              DENTSPLY RESEARCH & DEVELOPMENT
                              CORP.,

                                 by
                                      /s/ Paul D. Hammesfahr
                                     Name:  Paul D. Hammesfahr
                                     Title: V.P. & Secretary


                              THE CHASE MANHATTAN BANK,
                                individually and as
                                Administrative Agent,


                                 by
                                      /s/ Dawn Lee Lum
                                     Name:  Dawn Lee Lum
                                     Title: Vice President

                              Address:270 Park Avenue
                                          New York, NY 10017

                              Telecopier No.: 212-270-3279


                              ABN AMRO BANK N.V.,
                                individually and as
                              Documentation Agent,


                                 by
                                      /s/ Roy D. Hasbrook
                                     Name:  Roy D. Hasbrook
                                     Title: Group Vice President
                                             and Director

                                 by  /s/ Gregory D. Amroso
                                     Name:  Gregory D. Amroso
                                     Title: Vice President

                                  Address:   One PPG Place,
                                             Suite 2950
                                             Pittsburgh, PA 15222

                                  Telecopier No.: 412-566-2266




                              MELLON BANK N.A.,

                                     Name:  Gil B. Mateer
                                     Title: Vice President

                                Address: 1735 Market Street,
                                         7th Floor
                                         Philadelphia, PA 19103


                                Telecopier No.: 215-553-4899


                              THE FIRST NATIONAL BANK



                                     Name:  Theodore K. Oswald
                                     Title: Vice President

                               Address: 96 S. George St. Box 1867
                                        York, PA 17405

                               Telecopier No.: 717-771-4914


                              HARRIS TRUST AND SAVINGS BANK,


                                 by  /s/ Jeffrey C. Nicholson
                                     Name:  Jeffrey C. Nicholson
                                     Title: Vice President

                                Address:   111 West Monroe-10W
                                           Chicago, IL 60690

                                Telecopier No.: 312-461-5225


                              CORESTATES BANK, N.A.,


                                 by  /s/ John J. Massaro
                                     Name:  John J. Massaro
                                     Title: Asst. Vice President

                                     Address:   600 Penn St.
                                                Redding, PA 19603

                                     Telecopier No.: 610-655-1514


                              BANK OF TOKYO-MITSUBISHI
                              TRUST COMPANY,


                                 by  /s/ Mark M. Marron

                                     Name:  Mark M. Marron
                                     Title: Vice President

                                Address:   1251 Avenue of the
                                           Americas
                                           New York,NY 10116

                                Telecopier No.: 212-782-6440


                              MARINE MIDLAND BANK,


                                 by  /s/ William M. Holland
                                     Name:  William M. Holland
                                     Title: Vice President

                               Address:   140 Broadway, 4th Floor
                                          New York, NY 10005-1196

                               Telecopier No.: 212-658-5109


                              ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO SpA,


                                 by  /s/ Luca Sacchi
                                  Name:  Luca Sacchi
                                  Title: Assistant Vice President


                                 by  /s/ Ettore Viazzo
                                  Name:  Ettore Viazzo
                                  Title: Vice President

                                  Address:   245 Park Avenue
                                             New York, NY 10167


                                  Telecopier No.: 212-599-5303